Exhibit 10.1

                                $185,000,000

             AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

                                dated as of

                             January 31, 2004,

                                   among

                     COMMSCOPE, INC. OF NORTH CAROLINA,

                         COMMSCOPE SOLUTIONS, INC.,

                CONNECTIVITY SOLUTIONS MANUFACTURING, INC.,

                               as Borrowers,

                         The Lenders listed herein,

                                    and

                    WACHOVIA BANK, NATIONAL ASSOCIATION,

                                  as Agent

              FLEET CAPITAL CORPORATION, as Syndication Agent,

    GENERAL ELECTRIC CAPITAL CORPORATION, HARRIS TRUST AND SAVINGS BANK
                 and PNC BANK, as the Documentation Agents

                       WACHOVIA CAPITAL MARKETS, LLC,

                    as Sole Lead Arranger and Bookrunner

                             Table of Contents

                                (continued)

                                                                            Page

ARTICLE 1         DEFINITIONS.................................................1

        SECTION 1.01.        Definitions......................................1

        SECTION 1.02.        Accounting Terms and Determinations.............34

        SECTION 1.03.        References......................................34

        SECTION 1.04.        Use of Defined Terms............................34

        SECTION 1.05.        Terminology.....................................35

ARTICLE 2         THE CREDITS................................................35

        SECTION 2.01.        Commitments to Lend.............................35

        SECTION 2.02.        Method of Borrowing.............................38

        SECTION 2.03.        Continuation and Conversion Elections...........40

        SECTION 2.04.        Notes...........................................40

        SECTION 2.05.        Maturity of Loans...............................41

        SECTION 2.06.        Interest Rates..................................42

        SECTION 2.07.        Fees............................................44

        SECTION 2.08.        Optional Termination or Reduction of Revolving
                             Loan Commitments................................45
        SECTION 2.09.        Mandatory Reduction and Termination of Revolving
                             Loan Commitments................................45

        SECTION 2.10.        Optional Prepayments............................45

        SECTION 2.11.        Mandatory Prepayments...........................45

        SECTION 2.12.        General Provisions as to Payments...............46

        SECTION 2.13.        Computation of Interest and Fees................51

        SECTION 2.14.        Joint and Several Liability of Borrowers........51

        SECTION 2.15.        Lockbox; Collateral Reserve Accounts; Control
                             Agreements......................................51

        SECTION 2.16.        Issuance of Letters of Credit...................53

        SECTION 2.17.        Conditions and Amounts of Letters of Credit.....53

        SECTION 2.18.        Requests for Issuance of Letters of Credit......54

        SECTION 2.19.        Letter of Credit Reimbursement Obligations;
                             Duties of the LC Issuer.........................54

        SECTION 2.20.        Letter of Credit Participations.................55

        SECTION 2.21.        Payment of Letter of Credit Reimbursement
                             Obligations.....................................57

        SECTION 2.22.        Compensation for Letters of Credit and Reporting
                             Requirements....................................58

        SECTION 2.23.        Indemnification and Exoneration with respect to
                             Letters of Credit...............................59

ARTICLE 3         COLLATERAL.................................................60

        SECTION 3.01.        Grant of Security Interest......................60

        SECTION 3.02.        Further Assurances..............................61

ARTICLE 4         REPRESENTATIONS AND WARRANTIES.............................62

        SECTION 4.01.        Corporate Existence and Power...................62

        SECTION 4.02.        Corporate and Governmental Authorization; No
                             Contravention...................................62

        SECTION 4.03.        Binding Effect..................................62

        SECTION 4.04.        Financial Information...........................63

        SECTION 4.05.        Litigation......................................63

        SECTION 4.06.        Compliance with ERISA...........................63

        SECTION 4.07.        Compliance with Laws; Payment of Taxes..........64

        SECTION 4.08.        Investment Company Act..........................64

        SECTION 4.09.        Public Utility Holding Company Act..............64

        SECTION 4.10.        Ownership of Property; Liens....................64

        SECTION 4.11.        No Default......................................64

        SECTION 4.12.        Full Disclosure.................................64

        SECTION 4.13.        Environmental Matters...........................64

        SECTION 4.14.        Capital Stock...................................65

        SECTION 4.15.        Margin Stock....................................65

        SECTION 4.16.        Insolvency......................................66

        SECTION 4.17.        Insurance.......................................66

        SECTION 4.18.        Purchase of Collateral..........................66

        SECTION 4.19.        Possession of Permits...........................66

        SECTION 4.20.        Labor Disputes..................................66

        SECTION 4.21.        Surety Obligations..............................67

        SECTION 4.22.        Restrictions....................................67

        SECTION 4.23.        Leases..........................................67

        SECTION 4.24.        Trade Relations.................................67

        SECTION 4.25.        Capital Structure...............................67

        SECTION 4.26.        Article 9 Information...........................68

        SECTION 4.27.        Accounts........................................68

        SECTION 4.28.        Good Title to Collateral........................68

        SECTION 4.29.        Right to Assign and Grant Security Interest.....68

        SECTION 4.30.        Trade Styles....................................68

        SECTION 4.31.        Farm Products...................................69

        SECTION 4.32.        Investment Property.............................69

        SECTION 4.33.        Intellectual Property...........................69

        SECTION 4.34.        Account Debtor Capacity and Solvency............70

        SECTION 4.35.        Proceedings with Respect to Accounts............70

        SECTION 4.36.        Location of Collateral..........................70

        SECTION 4.37.        Inventory.......................................70

        SECTION 4.38.        Material Contracts..............................71

        SECTION 4.39.        Survival of Representations and Warranties......71

        SECTION 4.40.        Force Majeure...................................71

        SECTION 4.41.        Anti-Terrorism Laws.............................71

ARTICLE 5         COVENANTS..................................................72

        SECTION 5.01.        Information.....................................72

        SECTION 5.02.        Inspection of Property, Books and Records.......76

        SECTION 5.03.        Maintenance of Existence and Management.........76

        SECTION 5.04.        Dissolution.....................................76

        SECTION 5.05.        Consolidations and Mergers......................76

        SECTION 5.06.        Use of Proceeds.................................77

        SECTION 5.07.        Compliance with Laws; Payment of Taxes..........77

        SECTION 5.08.        Insurance; Net Casualty/Insurance Proceeds......77

        SECTION 5.09.        Change in Fiscal Year...........................78

        SECTION 5.10.        Maintenance of Property.........................78

        SECTION 5.11.        Material Contracts..............................79

        SECTION 5.12.        Environmental Matters...........................79

        SECTION 5.13.        Environmental Release...........................79

        SECTION 5.14.        Transactions with Affiliates....................79

        SECTION 5.15.        Special Provisions Concerning Subsidiaries......79

        SECTION 5.16.        Restricted Payments and Investments and
                             Acquisitions....................................80

        SECTION 5.17.        Permitted Liens.................................82

        SECTION 5.18.        Restrictions on Ability of Borrowers and
                             Subsidiaries to Pay Dividends...................84
        SECTION 5.19.        Financial Covenants.............................84

        SECTION 5.20.        Permitted Debt..................................84

        SECTION 5.21.        Limitation on Issuance and Sale of Capital
                             Stock and Redeemable Preferred Stock of
                             Subsidiaries....................................86

        SECTION 5.22.        Change of Principal Place of Business or
                             Location of Collateral..........................86

        SECTION 5.23.        Physical Inventories............................86

        SECTION 5.24.        Inventory Returns...............................86

        SECTION 5.25.        Intellectual Property...........................86

        SECTION 5.26.        Records Respecting Collateral...................88

        SECTION 5.27.        Reports Respecting Collateral...................89

        SECTION 5.28.        Collateral Location Waivers.....................89

        SECTION 5.29.        Appraisals; Field Examinations..................89

        SECTION 5.30.        Dispositions of Collateral......................89

        SECTION 5.31.        Changes to Federal Taxpayer Identification
                             Number; Organizational Identification Number....90

        SECTION 5.32.        Discounts and Allowances........................90

        SECTION 5.33.        Taxes Owing with Respect to Accounts............90

        SECTION 5.34.        Commercial Tort Claims..........................91

        SECTION 5.35.        Subordinated Debt...............................91

        SECTION 5.36.        Anti-Terrorism Laws.............................91

ARTICLE 6         DEFAULTS...................................................91

        SECTION 6.01.        Events of Default...............................91

        SECTION 6.02.        Notice of Default...............................95

        SECTION 6.03.        Remedies with Respect to Collateral.............95

        SECTION 6.04.        Power of Attorney...............................96

ARTICLE 7         THE AGENT AND THE LENDERS..................................97

        SECTION 7.01.        Appointment; Powers and Immunities..............97

        SECTION 7.02.        Reliance by Agent...............................98

        SECTION 7.03.        Defaults........................................98

        SECTION 7.04.        Rights of Agent and its Affiliates as a Lender..99

        SECTION 7.05.        Indemnification.................................99

        SECTION 7.06.        Payee of Note Treated as Owner..................99

        SECTION 7.07.        Nonreliance on Agent and Other Lenders.........100

        SECTION 7.08.        Failure to Act.................................100

        SECTION 7.09.        Resignation of Agent...........................100

        SECTION 7.10.        Joinder of Lenders.............................100

        SECTION 7.11.        Agreements Regarding Collateral................101

        SECTION 7.12.        Agent Field Examinations; Appraisals...........101

        SECTION 7.13.        Designation of Co-Agent........................102

        SECTION 7.14.        Replacement of Certain Lenders.................102

        SECTION 7.15.        No Reliance on Agent's Customer Identification
                             Program........................................103

        SECTION 7.16.        USA Patriot Act................................103

ARTICLE 8         CHANGE IN CIRCUMSTANCES; COMPENSATION.....................103

        SECTION 8.01.        Basis for Determining Interest Rate Inadequate
                             or Unfair......................................103

        SECTION 8.02.        Illegality.....................................104

        SECTION 8.03.        Increased Cost and Reduced Return..............104

        SECTION 8.04.        Base Rate Loans or Other Euro-Dollar Loans
                             Substituted for Affected Euro-Dollar Loans.....105

        SECTION 8.05.        Compensation...................................106

ARTICLE 9         CONDITIONS TO BORROWINGS AND ISSUANCE OF LETTERS OF
                  CREDIT....................................................106

        SECTION 9.01.        Conditions to Initial Borrowing and issuance of
                             any Letter of Credit...........................106

        SECTION 9.02.        Conditions to All Borrowings and Issuances of
                             Letters of Credit..............................111

ARTICLE 10        MISCELLANEOUS.............................................111

        SECTION 10.01.       Notices........................................111

        SECTION 10.02.       No Waivers.....................................112

        SECTION 10.03.       Expenses; Documentary Taxes....................112

        SECTION 10.04.       Indemnification................................113

        SECTION 10.05.       Setoff; Sharing of Setoffs.....................113

        SECTION 10.06.       Amendments and Waivers.........................114

        SECTION 10.07.       No Margin Stock Collateral.....................115

        SECTION 10.08.       Successors and Assigns.........................115

        SECTION 10.09.       Confidentiality................................119

        SECTION 10.10.       Representation by Lenders......................119

        SECTION 10.11.       Obligations Several............................119

        SECTION 10.12.       New York Law...................................119

        SECTION 10.13.       Severability...................................119

        SECTION 10.14.       Interest.......................................120

        SECTION 10.15.       Interpretation.................................120

        SECTION 10.16.       WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION..120

        SECTION 10.17.       Counterparts...................................121

        SECTION 10.18.       Source of Funds -- ERISA.......................121

        SECTION 10.19.       Credit Inquiries...............................121

        SECTION 10.20.       Consequential Damages..........................121

        SECTION 10.21.       Entire Agreement...............................121

        SECTION 10.22.       Continuing Agreement; Termination..............121

EXHIBITS:

        EXHIBIT A-1     -  Form of Revolving Loan Note
        EXHIBIT A-2        Form of Settlement Loan Note
        EXHIBIT A-3        Form of Term Loan Note
        EXHIBIT B-1     -  Form of Opinion of General Counsel to Borrowers,
                           Parent and Initial Subsidiary Guarantors
        EXHIBIT B-2     -  Form of Opinion of Special Counsel to Borrowers,
                           Parent and Initial Subsidiary Guarantors
        EXHIBIT B-3     -  Form of Local Counsel's Opinion
        EXHIBIT C       -  Form of Agent's Opinion
        EXHIBIT D       -  Form of Assignment and Acceptance
        EXHIBIT E-1     -  Form of Notice of Borrowing
        EXHIBIT E-2        Form of Notice of Continuation or Conversion
        EXHIBIT 3-3        Form of Notice of Repayment
        EXHIBIT F       -  Form of Borrowing Base Certificate
        EXHIBIT G       -  Form of Compliance Certificate
        EXHIBIT H       -  Form of Closing Certificate
        EXHIBIT I       -  Form of Officer's Certificate
        EXHIBIT J       -  Form of Waiver Agreement
        EXHIBIT K       -  Form of Telephone Instruction Letter
        EXHIBIT L       -  Form of Contribution Agreement
        EXHIBIT M       -  Form of Collateral Disclosure Certificate
        EXHIBIT N       -  Form of Pledge Agreement
        EXHIBIT O       -  Form of Mortgage
        EXHIBIT P-1     -  Form of Letter of Credit Request
        EXHIBIT P-2     -  Form of Notice of Letter of Credit
        EXHIBIT Q       -  Form of Deposit Account Control Agreement
        EXHIBIT R       -  Form of Securities Account Control Agreement
        EXHIBIT S       -  Form of Guaranty
        EXHIBIT T       -  Form of Joinder Agreement
        EXHIBIT U       -  Form of Funding Indemnification Letter
        EXHIBIT V       -  Form of Global Amendment
        EXHIBIT W          Form of Account Designation Letter


SCHEDULES:

        SCHEDULE 1.01          Material Subsidiaries
        SCHEDULE 2.15          Wachovia Deposit Accounts
        SCHEDULE 3.01      -   Permitted Encumbrances
        SCHEDULE 4.04      -   Material Events
        SCHEDULE 4.05      -   Litigation
        SCHEDULE 4.13      -   Environmental Matters
        SCHEDULE 4.20          Labor Matters
        SCHEDULE 4.21      -   Surety Obligations
        SCHEDULE 4.22      -   Burdensome Restrictions

        SCHEDULE 4.23      -   Leases
        SCHEDULE 4.25      -   Capital Structure
        SCHEDULE 5.14      -   Affiliate Transactions
        SCHEDULE 5.20          Existing Debt

             AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT


               THIS AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT dated as of January 31, 2004, is made by and among COMMSCOPE, INC. OF NORTH CAROLINA, COMMSCOPE SOLUTIONS, INC. and CONNECTIVITY SOLUTIONS MANUFACTURING, INC., jointly and severally, the Lenders listed on the signature pages hereof, WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as Agent, FLEET CAPITAL CORPORATION, as Syndication Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, HARRIS TRUST AND SAVINGS BANK and PNC BANK, as the Documentation Agents. This Agreement amends, restates and supercedes the Prior Credit Agreement in its entirety. The Commitments under the Prior Credit Agreement hereby are terminated and replaced by the Commitments hereunder.

               The parties hereto agree as follows:

                                 ARTICLE 1
                                DEFINITIONS

               SECTION 1.01. Definitions. The terms as defined in this
SECTION 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided), have the meanings set forth herein:

               "Accounts" means all "accounts" as such term is defined in the UCC and, in any event, includes, without limitation, all accounts receivable, other receivables, and all other rights to payment for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered or in connection with any other transaction (whether or not yet earned by performance), all Health-Care-Insurance Receivables, all rights in, to, and under all purchase orders or receipts for goods or services, all rights to any goods represented by any of the foregoing, including, without limitation, all rights of rescission, replevin, reclamation, and stoppage in transit and rights to returned, reclaimed, or repossessed goods, all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or any Guarantor.

               "Account Debtor" means the Person who is obligated on any Account, Chattel Paper, or General Intangible.

               "Account Designation Letter" means the Notice of Account Designation Letter dated the Closing Date from the Borrowers to the Agent substantially in the form attached hereto as Exhibit W.

               "ACS Acquisition" means the acquisition by CS Holdings of certain assets of the ACS Business, pursuant to the terms and conditions of the Asset Purchase Agreement.

               "ACS Business" means the "Business" (as defined in the Asset Purchase Agreement).

               "Adjusted London Interbank Offered Rate" means, with respect to any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

               "Affected Lender" has the meaning set forth in SECTION 7.14.

               "Affiliate" of any relevant Person means (a) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (b) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (c) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 10% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no corporation the common stock of which is publicly traded shall be deemed an Affiliate of the Parent, any Borrower or any Subsidiary of any Borrower solely by reason of the fact that an executive officer of the Parent also serves as a director of such corporation.

               "Agent" means Wachovia Bank, National Association, a national banking association organized under the laws of the United States of America, in its capacity as agent for the Lenders hereunder, and its successors and permitted assigns in such capacity.

               "Aggregate Commitments" means the sum of all the Commitments, which, as of the Closing Date equals One Hundred Eighty Five Million and No/00 Dollars ($185,000,000).

               "Aggregate Real Properties" has the meaning set forth in
SECTION 4.13(a).

               "Aggregate Revolving Loan Commitments" means the sum of all the Revolving Loan Commitments, which, as of the Closing Date equals One Hundred Ten Million and No/00 Dollars ($110,000,000).

               "Aggregate Revolving Loan Amount Outstanding" means at any time the sum of the aggregate principal amount outstanding under the Revolving Loans (including, without limitation, the Settlement Loans).

               "Agreement" means this Amended and Restated Credit and Security Agreement, together with all amendments and supplements hereto.

               "Anti-Terrorism Law" means the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

               "Applicable Margin" has the meaning set forth in SECTION
2.06(a).

               "Approved Depositary" means either (a) the Agent or a Lender or an affiliate of a Lender, or (b) another depositary bank upon the execution and delivery by the Agent and such other depositary bank and the relevant Borrower or relevant Guarantor of a Deposit Account Control Agreement.

               "Approved Securities Intermediary" means either (a) the Agent or a Lender or an affiliate of a Lender, or (b) another depositary bank upon the execution and delivery by the Agent and such other depositary bank and the relevant Borrower or relevant Guarantor of a Securities Account Control Agreement.

               "Arranger" means Wachovia Capital Markets, LLC.

               "Asset Purchase Agreement" means that certain Asset Purchase Agreement by and between Avaya Inc., the Parent and CS Holdings, whereby CS Holdings purchases certain assets of the ACS Business from Avaya Inc.

               "Asset Sale Proceeds" means (i) with respect to any Real Property sold by any Borrower or disposed by any Borrower to any Person that is not a Guarantor, cash proceeds therefrom in an amount equal to (a) for the Real Property located in Omaha, Nebraska, 100% of the cash proceeds (net of the reasonable out-of-pocket expenses incurred by such Borrower in connection with such disposition, and net of a provision for taxes, including income taxes, attributable to the disposition of such asset) and
(b) for any other Real Property, 65% of the appraised fair market value of such Real Property, as determined by the relevant appraisal obtained by the Agent in October, 2003, and (ii) with respect to any Equipment sold by any Borrower or disposed by any Borrower to any Person that is not a Guarantor, cash proceeds therefrom in an amount equal to 85% of the appraised net orderly liquidation value such Equipment, as determined by the relevant appraisal obtained by the Agent in September or October, 2003, in each case under (i) and (ii) above in a transaction or series of transactions involving gross cash proceeds to the Borrowers in excess of $500,000 in the aggregate for all such transactions during any Fiscal Year.

               "Assignee" has the meaning set forth in SECTION 10.08(c).

               "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with SECTION 10.08(c) in the form of EXHIBIT D.

               "Authority" has the meaning set forth in SECTION 8.02.

               "Avaya Sale Leaseback Property" has the meaning set forth in
SECTION 5.30.

               "Avaya Subdivision" has the meaning set forth in SECTION
5.30.

               "Bankruptcy Code" means Title 11 of the United States Code, as it may be amended from time to time.

               "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (a) the Prime Rate, or
(b) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

               "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Notice of Continuation or Conversion, SECTION 2.02(f), or ARTICLE 8, as applicable.

               "Blocked Person" has the meaning set forth in SECTION 4.41.

               "Borrower" means each of CommScope North Carolina, CommScope Solutions, Inc., a Delaware corporation, and Connectivity Solutions Manufacturing, Inc., a Delaware corporation, and its successors and permitted assigns.

               "Borrowing" means a borrowing hereunder consisting of Loans and Refunding Loans made to any Borrower (a) at the same time by all of the Lenders, in the case of a Revolving Loan Borrowing or a Term Loan Borrowing, or (b) separately by Wachovia, in the case of a Settlement Loan Borrowing, in each case pursuant to ARTICLE 2. A Borrowing is a "Revolving Loan Borrowing" if such Loans are Revolving Loans, a "Term Loan Borrowing" if such Loans are Term Loans, a "Settlement Loan Borrowing" if such Loans are Settlement Loans, a "Syndicated Borrowing" if such Loans are Syndicated Loans, a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans, and a "Base Rate Borrowing" if such Loans are Base Rate Loans.

               "Borrowing Base" means the following sum:

               (a) an amount equal to 85% of the face dollar value (net of any counterclaim, defense, setoff, retainage or deduction) of Eligible Accounts as of the date of determination;

               PLUS

               (b) the lesser of

                      (i) (A) an amount equal to 65% of the dollar value of the Eligible Inventory consisting of finished goods, valued at the lower of cost (on a first-in, first- out basis) or market value as of the date of determination;

                             plus

                             (B) an amount equal to 50% of the face dollar value of the Eligible Inventory consisting of raw materials, valued at the lower of cost

                             (on a first-in, first-out basis) or market value as of the date of determination;

                             and

                      (ii) an amount equal to 85% of the net orderly liquidation value of the Eligible Inventory consisting of both finished goods and raw materials;

               MINUS

               (c) an amount equal to 100% of the Letter of Credit
               Obligations;

               MINUS

               (d) at any time during which (i) there is, or after giving effect to any requested Revolving Loan or issuance of a Letter of Credit, there would be, Excess Borrowing Availability of less than $50,000,000, or (ii) the Current Derivative Exposure is equal to or in excess of $5,000,000, or (iii) a Default or Event of Default is in existence, a reserve in the amount of the Current Derivative Exposure;

               MINUS

               (e) such other reserves as the Agent may, or at the direction of the Required Lenders will, establish from time to time in its or their commercially reasonable judgment by written notice to the Borrowers and the Lenders.

               "Borrowing Base Certificate" means a certificate in the form of EXHIBIT F.

               "BrightWave Revolving Credit Commitment" means the existing commitment of CommScope Optical to provide revolving credit loans, in an aggregate amount outstanding at any time not exceeding $30,000,000, to OFS BrightWave, from time to time until the termination of such commitment on November 16, 2006.

               "Capital Stock" means any Equity Interest other than Redeemable Preferred Stock of the Parent or any Subsidiary (to the extent issued to a Person other than any Borrower or any Guarantor), whether common or preferred.

               "Cash Management Products" shall mean any one or more of the following types of services or facilities extended to any Borrower by the Agent, any Lender or any Affiliate of a Lender in reliance on such Lender's agreement to indemnify such Affiliate: (i) Automated Clearing House (ACH) transactions; (ii) cash management, including controlled disbursement services; and (iii) establishing and maintaining deposit accounts.

               "Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Collateral.

               "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss.9601 et. seq. and its implementing regulations and amendments.

               "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

               "Certified Public Accountants" means the Parent's independent certified public accountants as of the Closing Date and such other firm or firms of nationally recognized independent certified public accountants which may be retained by the Parent thereafter for the purpose of auditing its financial statements.

               "Change of Law" shall have the meaning set forth in SECTION
8.02.

               "Change of Control" means that (i) any Person or two or more Persons acting in concert (in either case, excluding Furukawa) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding shares of the voting stock of the Parent; or (ii) as of any date a majority of the Board of Directors of the Parent consists of individuals who were not either (A) directors of the Parent as of the corresponding date of the previous year,
(B) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause
(A), or (C) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (A) and individuals described in clause (B).

               "Chattel Paper" means "chattel paper" as such term is defined in the UCC, and includes, without limitation, Electronic Chattel Paper, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or any Guarantor.

               "Closing Certificate" has the meaning set forth in SECTION
9.01(g).

               "Closing Date" means January 31, 2004.

               "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

               "Collateral" means (a) the personal property in which the Agent, for the benefit of the Lenders, is granted a security interest pursuant to SECTION 3.01, (b) the Real Property conveyed to the Agent pursuant to the Mortgages, and (c) the Pledged Stock pledged to the Agent pursuant to the Pledge Agreement.

               "Collateral Disclosure Certificates" means, individually or collectively, as the context shall require, the Collateral Disclosure Certificates dated as of even date herewith, substantially in the form of EXHIBIT M, executed by the Borrowers, the Parent and the Initial Subsidiary Guarantors and containing disclosure of information pertaining to the Collateral.

               "Collateral Locations" means the respective Executive Office of each Borrower and each Guarantor and those additional locations, if any, of each Borrower and each Guarantor set forth and described in the Collateral Disclosure Certificates.

               "Collateral Reserve Account" means each Deposit Account (a) over which the Agent has control by virtue of such Deposit Account's being maintained with the Agent and (b) which any Borrower or any Guarantor is or may be required to open and maintain with the Agent pursuant to the requirements of SECTION 2.15.

               "Commercial Tort Claims" means each Borrower's and each Guarantor's "commercial tort claims" as such term is defined in the UCC, and includes, without limitation, those commercial tort claims described in the Collateral Disclosure Certificates, if any, and all other commercial tort claims with respect to which any Borrower or any Guarantor has given the Agent notice in accordance with SECTION 5.34.

               "Commitment" means a Revolving Loan Commitment or a Term Loan Commitment, or both, as the context shall require.

               "Commitment Percentage" means, for each Lender, the percentage equal to its Revolving Loan Commitment divided by the Aggregate Revolving Loan Commitments.

               "CommScope North Carolina" means CommScope, Inc. of North Carolina, a North Carolina corporation, and its successors and assigns.

               "CommScope Optical" means CommScope Optical Technologies, Inc., a Delaware corporation, and its successors and assigns.

               "Compliance Certificate" has the meaning set forth in
SECTION 5.01(d).

               "Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, by any governmental authority or by any Person acting under governmental authority.

               "Condemnation Awards" means any and all judgments, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

               "Consolidated Cash Taxes" means, for the relevant fiscal period, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated Subsidiaries, the aggregate of all taxes, to the extent they are paid in cash during such fiscal period, and net of cash refunds of all taxes received during such period (but not in excess of the amount of cash taxes paid during such period); provided that Consolidated Cash Taxes shall be deemed to be zero for all relevant fiscal periods ending on or before December 31, 2003.

               "Consolidated EBITDA" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated Subsidiaries, for the relevant fiscal period: (a) Consolidated Net Income for such period, (i) including earnings and losses from discontinued operations, (ii) excluding extraordinary non-cash gains and losses, and (iii) excluding non-cash gains and losses relating to OFS BrightWave; plus (b) depreciation and amortization expense (which excludes amortization of deferred financing fees and other debt-related charges and other debt-related charges and writeoffs included in interest expense); plus (c) Consolidated Net Interest Expense; plus (d) income tax expense , minus (e) income tax benefit, plus (f) non-cash compensation expenses for such period arising from the sale of stock, the granting of stock and stock options, the granting of stock appreciation rights and similar arrangements, plus
(g) other non-cash impairment charges recorded during such period, plus (h) non-recurring start-up costs (including costs incurred under the Transition Services Agreement with Avaya Inc.); provided, that in determining Consolidated EBITDA for Fiscal Years 2003 and 2004, the amount determined pursuant to the foregoing shall be adjusted by:

               (1) adding proforma EBITDA pertaining to the ACS Business of: (i) $85,600,000 as of December 31, 2003, (ii) $64,000,000 as of
        March 31, 2004, (iii) $44,300,000 as of June 30, 2004, and (iv)
        $20,800,000 as of September 30, 2004, and

               (2) subtracting pro-forma stand alone costs of: (i) $20,000,000 as of December 31, 2003, (ii) $15,000,000 as of March
        31, 2004, (iii) $10,000,000 as of June 30, 2004, and (iv)
        $5,000,000 as of September 30, 2004.

               "Consolidated Fixed Charges" means, for any fiscal period, the sum of the following for such period, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated
Subsidiaries: (a) cash payments of interest, including amounts expensed and capitalized; plus (b) cash payments of principal under long-term Debt (excluding payments of principal (whether optional or mandatory) of the Parent's 4% Convertible Subordinated Notes Due December 2006 that are made as permitted under Section 5.35(i) and (ii), respectively), provided, that for Fiscal Year 2004, Consolidated Fixed Charges shall be determined for each of the first three Fiscal Quarters based on Fiscal Quarters of such Fiscal Year that have been completed as of the date of determination, and then annualized.

               "Consolidated Funded Senior Debt" means, on any date of measurement, the sum of all Debt of the Parent and its Consolidated Subsidiaries, other than Subordinated Debt and Debt of the types described in clauses (e), (f) and (g) of the definition of "Debt" (but as to clause
(g), only to the extent of undrawn amounts available to be paid).

               "Consolidated Liabilities" means the sum of (a) all liabilities that, in accordance with GAAP, should be classified as liabilities on a consolidated balance sheet of the Parent and its Consolidated Subsidiaries, and (b) to the extent not included in clause (a) of this definition, all Redeemable Preferred Stock of the Parent and its Consolidated Subsidiaries.

               "Consolidated Net Income" means, for any relevant fiscal period, the Net Income of the Parent and its Consolidated Subsidiaries for such period, determined on a consolidated basis, but excluding extraordinary items.

               "Consolidated Net Interest Expense" for any relevant fiscal period means interest recognized as expense, net of interest recognized as income, during such period in respect of Debt of the Parent or any of its Consolidated Subsidiaries outstanding during such period (including the interest component of Tax Retention Operating Leases), determined on a consolidated basis in accordance with GAAP.

               "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Parent in its consolidated financial statements as of such date.

               "Consolidated Tangible Net Worth" means, as of any date of determination, Stockholders' Equity as of such date, less the sum of the value, as set forth or reflected on the then most recent consolidated balance sheet of the Parent and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

               (a) Any surplus resulting from any write-up of assets subsequent to December 31, 2002;

               (b) All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense, and unamortized capital startup costs;

               (c) To the extent not included in (b) of this definition, any amount at which shares of Capital Stock of the Parent appear as an asset on the balance sheet of the Parent and its Consolidated Subsidiaries;

               (d) Loans or advances to stockholders, directors, officers or employees;

               (e) To the extent not included in (b) of this definition, deferred expenses (not including deferred taxes); and

               (f) Affiliate and shareholder loans of the Parent and its Consolidated Subsidiaries.

               "Contribution Agreement" means the Contribution Agreement of even date herewith in substantially the form of EXHIBIT L to be executed by the Parent, the Borrowers and each Subsidiary Guarantor.

               "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under SECTION 414 of the Code.

               "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in the Collateral Disclosure Certificates), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (b) the right to obtain all renewals thereof.

               "Copyright Licenses" means all written agreements naming a Borrower or a Guarantor as licensor or licensee (including, without limitation, those listed in the Collateral Disclosure Certificates), granting any right under any Copyright, including, without limitation, the grant of rights in all derivative works based upon any Copyright, and all renewals and extensions thereof.

               "Credit Documents" means this Agreement, the Notes, the Contribution Agreement, the Guaranty, the Security Documents, the Collateral Disclosure Certificates, any other agreement or document evidencing, relating to or securing the Obligations of the types described in clauses (a) and (b) of the definition thereof, and any other agreement, document or instrument delivered from time to time in connection with this Agreement, the Notes, the Contribution Agreement, the Guaranty, the Security Documents or the Obligations of the types described in clauses (a) and (b) of the definition thereof, as such documents and instruments may be amended or supplemented from time to time.

               "CS Holdings" means CommScope Solutions Holdings, LLC, a Delaware limited liability company.

               "Current Derivative Exposure" means, as of any date of determination, 100% of the aggregate mark-to-market exposure then owing by any Borrower or any Guarantor under Interest Rate Protection Agreements, as calculated by the Agent on a monthly basis (or more frequently, in the discretion of the Agent).

               "Debt" of any Person means at any date, without duplication,
(a) all obligations of such Person for borrowed money, (b) all payment obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (d) all obligations of such Person as lessee under capital leases and the principal component of Tax Retention Operating Leases, (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (f) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (g) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or undrawn amounts available to be paid under a letter of credit or similar instrument, (h) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (i) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements, other than commodity hedging agreements entered into by such Person as risk protection rather than as an investment (each valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable agreement, if any), and (j) all Debt of others Guaranteed by such Person.

               "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

               "Default Rate" means, with respect to any of the Obligations, on any day, the sum of the interest rate otherwise in effect plus 2%.

               "Deposit Account" means "deposit account" as defined in the UCC or the Uniform Commercial Code of any applicable jurisdiction and, in any event, includes, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution and all funds from time to time credited to any account referred to in this definition.

               "Deposit Account Control Agreement" means a Deposit Account Control Agreement substantially in the form of EXHIBIT Q, with any changes as may be acceptable to the Agent in its sole discretion, or a similar control agreement in form and substance acceptable to the Agent, executed and delivered by an Approved Depositary at which any Borrower or any Guarantor maintains a Deposit Account.

               "Direct Foreign Subsidiary" means any Foreign Subsidiary that is owned directly by the Parent or by any Domestic Subsidiary.

               "Dollars" or "$" means dollars in lawful currency of the United States of America.

               "Documents" means "documents" as such term is defined in the UCC, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or any Guarantor.

               "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized by law to close.

               "Domestic Subsidiary" means any Subsidiary of the Parent, any Borrower, or any other Subsidiary, that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

               "Effective Date" has the meaning set forth in SECTION 9.01.

               "Electronic Chattel Paper" means "electronic chattel paper" as such term is defined in the UCC, all whether now existing or owned or hereafter acquired or arising, by or in favor of, any Borrower or any Guarantor.

               "Eligible Accounts" means that portion of the Accounts of the Borrowers and the Guarantors consisting of trade accounts receivable actually owing to a Borrower or a Guarantor by its Account Debtors, to the extent not subject to any counterclaim, defense, setoff, retainage or deduction (including, without limitation, chargebacks, accrued customer rebates and other non-cash credits), provided, in each of the foregoing cases, that each such Account is at all times subject to a duly perfected, first priority security interest in favor of Agent, subject only to any Permitted Encumbrances excluding, however, in any event any such Account:

                    (i) more than 90 days past invoice date (or 120 days
               past invoice date in the case of Comcast Corporation and any others specified in writing by the Agent from time to time in its commercially reasonable judgment on a case by case basis) or more than 60 days past due date (or in either case, such lesser number of days which the Agent may establish by written notice from time to time to the Borrowers in its commercially reasonable judgment);

                    (ii) which is owing by any Subsidiary or other
               Affiliate, or any employee thereof;

                    (iii) which is owing by any Account Debtor having 50%
               or more in face value of its then existing Accounts with the Borrowers and the Guarantors ineligible under clause (i) above;

                    (iv) the assignment of which is subject to any
               requirements set forth in the Assignment of Claims Act, unless the relevant Borrower or the relevant Guarantor, as applicable, duly assigns its rights to payment thereof to the Agent pursuant to the Assignment of Claims Act;

                    (v) which is owing by any Account Debtor whose
               Accounts, in face amount, with the Borrowers and the Guarantors exceed 20% (or in each case such lesser percentage which the Agent may establish by written notice from time to time to the Borrowers in its commercially reasonable judgment) of all Accounts of the Borrowers and the Guarantors then outstanding, but only to the extent of such excess;

                    (vi) which arises from a sale to an Account Debtor with
               its principal office, assets or place of business outside the United States or any province in Canada, other than Quebec, unless: (A) the sale is on letter of credit, guaranty or acceptance terms acceptable to the Agent in its commercially reasonable judgment; (B) such Account is insured pursuant to a policy of foreign credit insurance acceptable to the Agent; or (C) the Agent otherwise notifies the Borrowers in writing that such account debtor's accounts will be eligible pursuant to this clause (vi) (but subject to the other eligibility criteria contained in this definition);

                    (vii) which arises from (a) the sale of goods which
               have not been delivered and accepted by the Account Debtor (a "bill and hold" arrangement), or (b) services which have not been performed by the Borrowers or the Guarantors and accepted by the Account Debtor;

                    (viii) which is owing by any Account Debtor which is
               the subject (as debtor) of any voluntary or involuntary case or proceeding under any bankruptcy, insolvency or other similar law or as to which a trustee, receiver, liquidator, custodian or other similar official has been appointed for it or for any substantial part of its property;

                    (ix) which arises from the sale of any Inventory that
               is not Eligible Inventory pursuant to clause (iii) of the proviso contained in the definition of "Eligible Inventory";

                    (x) with respect to which the Agent determines in its
               commercially reasonable judgment that facts, events or circumstances exist such that collection of such Account is insecure, or that payment thereof is doubtful or will be delayed by reason of such Account Debtor's financial condition or that the prospect of payment or performance by such Account Debtor is or will be materially impaired;

                    (xi) with respect to which the Account Debtor's
               executive offices are located in the State of New Jersey, Indiana or any other state imposing similar conditions to the right of a creditor to collect Accounts, unless (a) the relevant Borrower or relevant Guarantor, as applicable, has filed a notice of business activities report, or such other similar report required by such state, with the appropriate officials of such state for the then current year, or (b) such Account Debtor has substantial assets located, respectively, outside of the States of New Jersey, Indiana or such other state, as the case may be;

                    (xii) which is owed by, billed to, or will be paid by
               an Account Debtor located in the State of Alabama or any other state the laws of which deny creditors access to its courts in the absence of qualification to do business as a foreign corporation in such state or in the absence of the filing of any required reports with such state, unless the relevant Borrower or relevant Guarantor, as applicable, has qualified as a foreign corporation authorized to do business in Alabama or such state or has filed such required reports;

                    (xiii) which is subject to any Lien other than a
               Permitted Encumbrance;

                    (xiv) which consists of "billings over cost" (items
               which have been invoiced but for which costs incurred in connection therewith have not been recognized);

                    (xv) which is owing by any Account Debtor with respect
               to which any Borrower or any Guarantor has determined for any reason not to continue selling goods to or performing services for on open account;

                    (xvi) which is evidenced by Chattel Paper or an
               Instrument of any kind, or has been reduced to judgment;

                    (xvii) with respect to which the relevant Borrower or
               relevant Guarantor, as applicable, has made an agreement with the Account Debtor (a) for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face amount of each invoice related to such Account, but only to the extent of such deduction, or (b) to extend the time of payment thereof beyond the period set forth in clause (i) in this definition;

                    (xviii) which arises from a retail sale of goods to a
               Person who is purchasing the same primarily for personal, family or household purposes;

                    (xix) which represents a progress billing or percentage
               of completion arrangement (unless the Agent, in the exercise of its commercially reasonable judgment, after a Borrower's request, permits the same to not be excluded hereunder) or a retainage; or

                    (xx) which has otherwise been determined by the Agent
               in its commercially reasonable judgment not to be eligible for purposes hereof, whether or not satisfying the criteria set forth above, as such criteria may be modified by the Agent in its commercially reasonable judgment upon notice to the Borrowers.

               "Eligible Inventory" means the gross dollar value of Inventory of the Borrowers and the Guarantors consisting of: (a) raw materials; and (b) finished goods, subject to no further processing and held for sale in the ordinary course of business to customers and not Affiliates of the Borrowers; provided, in each of the foregoing cases, that such Inventory:

                    (i) is at all times subject to a duly perfected, first
               priority security interest in favor of Agent, subject only to any Permitted Encumbrances;

                    (ii) is in good and saleable condition;

                    (iii) is not on consignment from or subject to any
               guaranteed sale, sale-or-return, sale-or-approval, or repurchase agreement with any supplier;

                    (iv) does not constitute in-transit goods or returned
               goods;

                    (v) does not constitute obsolete, repossessed, damaged
               or slow-moving (older than 360 days) goods;

                    (vi) conforms in all respects to the warranties and
               representations with respect to Inventory set forth herein;

                    (vii) is not subject to a negotiable document of title
               (unless issued or endorsed, and delivered to Agent);

                    (viii) is not subject to any license or other agreement
               that limits or restricts any Borrower's, any Guarantor's or the Agent's right to sell or otherwise dispose of such Inventory;

                    (ix) is located in the United States on premises owned
               by a Borrower or a Guarantor or with respect to which the Agent holds a Waiver Agreement and is a Collateral Location;

                    (x) meets all standards imposed by any governmental
               authority having jurisdiction; and

                    (xi) which has not otherwise been determined by the
               Agent in its commercially reasonable judgment to be ineligible for purposes hereof, whether or not satisfying the criteria set forth above, as such criteria may be modified by the Agent in its commercially reasonable judgment upon notice to the Borrowers.

               "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

               "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Parent or any Subsidiary required by any Environmental Requirement.

               "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement.

               "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

               "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

               "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

               "Environmental Releases" means releases as defined in CERCLA or under any other Environmental Requirements.

               "Environmental Requirements" means any legal requirement relating to health or the environment and applicable to the Parent or any Subsidiary or the Aggregate Real Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law relating to health or the environment.

               "Equipment" means all "equipment," as such term is defined in the UCC, wherever located and, in any event, includes, without limitation, all machinery and equipment, including, without limitation, all processing equipment, conveyors, machine tools, data processing and computer equipment, including, without limitation, all embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or any Guarantor, but excluding all Excluded Equipment (it being understood for the sake of clarity that all Vehicles of the Borrowers or any Guarantor constitute Excluded Equipment, notwithstanding that the description of "Equipment" set forth in this definition refers to certain types of property included within the meaning of the term "Vehicles").

               "Equity Interests" means, with respect to any Person, (a) all shares, interests, participations, rights or other equivalents (however designated, whether voting or non-voting) of or interests in corporate or capital stock, including without limitation, shares of preferred or preference stock, of such Person, (b) all partnership interests (whether general or limited) of such Person, (c) all membership interests or limited liability company interests in such Person, (d) all other equity or ownership interests in such Person of any other type and (e) all warrants, rights or options to purchase any of the foregoing.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

               "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

               "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing or Notice of Continuation or Conversion.

               "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

               "Event of Default" has the meaning set forth in SECTION
6.01.

               "Excess Borrowing Availability" means, at any time, the amount (if any) by which the aggregate amount of the Borrowing Base exceeds the then outstanding Revolving Loans.

               "Excluded Equipment" means (a) any Equipment subject to a Purchase Money Lien as to which the purchase money creditor holding such Lien prohibits other Liens thereon (of the type created in favor of the Agent under SECTION 3.01 hereof) without its prior consent, unless and until either (i) such creditor grants such consent or (ii) the Debt secured by such Lien has been fully paid and satisfied; and (b) any Equipment with respect to which the rights of possession and use of the any Borrower or any Guarantor are created pursuant to a lease which does not create a security interest, unless and until such time (if any) as such Borrower acquires title to such Equipment from the lessor or the lessor abandons its rights and claims thereto and (c) Vehicles.

               "Executive Office" means the chief executive office address of the Parent, each Borrower and each Guarantor designated as such in the Collateral Disclosure Certificates.

               "Existing Letters of Credit" means (i) a standby letter of credit, LC Number - SM421406C, in the amount of (euro)96,000, issued by Wachovia to Auna Operadores de Telecomunicaciones, Barcelona, Spain, expiring April 30, 2004, and drawable upon the occurrence of certain breaches under a product supply arrangement, (ii) a standby letter of credit, in the amount of $1,091,000, issued by Wachovia to Liberty Mutual Insurance Company, expiring October 9, 2004, (iii) a standby letter of credit, LC Number SM 206733W, in the amount of AUD $179,978.24 issued by Wachovia to ANZ Corporate Banking, Australia, to support a landlord guarantee issued by ANZ Corporate Banking, Australia, (iv) a letter of credit, LC Number SM 206581, in the amount of $145,511.32, issued by Wachovia to Telefonica del Peru SAA, expiring May 31, 2004 and (v) the Scottsboro IDA Notes LC, each of which shall for all purposes under this Agreement and the other Credit Documents be deemed to have been issued as a Letter of Credit pursuant hereto.

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined in good faith by the Agent.

               "Fee Letter" means that certain letter agreement, dated as of November 13 , 2003 among the Parent and the Agent and the Arranger relating to certain fees from time to time payable by the Parent to the Agent and the Arranger, together with all amendments and supplements thereto.

               "Fiscal Month" means any fiscal month of the Parent.

               "Fiscal Quarter" means any fiscal quarter of the Parent.

               "Fiscal Year" means any fiscal year of the Parent.

               "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (i) Consolidated EBITDA less the aggregate amount of all capital expenditures (excluding those financed with the proceeds of Consolidated Funded Senior Debt, other than those financed with the proceeds of Loans) of the Parent and its Consolidated Subsidiaries less Consolidated Cash Taxes, in each case for the period of twelve fiscal months ended on such date, less Restricted Payments to (ii) Consolidated Fixed Charges for such period.

               "Fixtures" means all "fixtures" as such term is defined in the UCC, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or any Guarantor.

               "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

               "ForEx Contract" means each "spot" or "forward" foreign currency exchange agreement entered into from time to time between any Borrower or any Guarantor and any Lender.

               "ForEx Obligations" means any and all settlement obligations, fees, charges, liabilities and other obligations owed to any Lender under all ForEx Contracts.

               "Funded Senior Debt/EBITDA Ratio" means, as of any date of determination, the ratio of (i) Consolidated Funded Senior Debt as of such date to (ii) Consolidated EBITDA for the period of twelve fiscal months ended on such date.

               "Funding Indemnification Letter" means the Funding
Indemnification Letter by and between the Agent and the Borrowers, substantially in the form of EXHIBIT U hereto.

               "Furukawa" means, collectively, The Furukawa Electric Company, Ltd., a corporation organized under the laws of Japan, together with its Subsidiaries and their respective successors and assigns.

               "GAAP" means generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with SECTION 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

               "General Intangibles" means each Borrower's and each Guarantor's "general intangibles" as such term is defined in the UCC and, in any event, includes, without limitation, (a) all tax refunds, claims for tax refunds, and tax credits, (b) all permits, licenses, approvals, authorizations, consents, variances, and certifications of any governmental authority, (c) all claims, causes of action, and choses in action, (d) all property, casualty, liability, and other insurance of any kind or character, and all insurance claims and insurance refund claims, (e) all payment intangibles, (f) all lists, books, records, recorded knowledge, ledgers, files (whether in printed form or stored electronically), designs, blueprints, data, specifications, engineering reports, manuals, computer records, computer programs and computer software (including source codes),
(g) all internet domain names and websites and related licenses and agreements, (h) all Intellectual Property and (i) all contracts, agreements, instruments and indentures in any form, and portions thereof, to which any Borrower or any Guarantor is a party or under which any Borrower or any Guarantor has any right, title or interest or to which any Borrower or any Guarantor or any property of any Borrower or any Guarantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (1) all rights of any Borrower or any Guarantor to receive moneys due and to become due to it thereunder or in connection therewith, (2) all rights of any Borrower or any Guarantor to damages arising thereunder and (3) all rights of any Borrower or any Guarantor to perform and to exercise all remedies thereunder; but excluding for purposes of this clause (i) rights under any contract, agreement, instrument or indenture and under any Intellectual Property that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement unless consent from the relevant party or parties has been obtained and under the terms of which any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in the termination thereof, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law or principles of equity.

               "Global Amendment" means the Global Amendment Agreement dated as of the Effective Date, substantially in the form of EXHIBIT V hereto, among CommScope North Carolina, the Guarantors under the Prior Credit Agreement, and the Agent, which among other things, provides amendments to the Security Documents executed in connection with the Prior Credit Agreement as reasonably required by the Agent to give effect to the terms and provisions of this Agreement.

               "Goods" means all "goods" as defined in the UCC, wherever located, including, without limitation, embedded software to the extent included in "goods" as defined in the Code, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or any Guarantor.

               "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Guarantors" means (i) the Parent, (ii) the Initial Subsidiary Guarantors and (iii) each other Material Domestic Subsidiary that becomes a Subsidiary Guarantor pursuant to SECTION 5.15.

               "Guaranty" means the Guaranty, substantially in the form of EXHIBIT S, executed by the Parent and the Subsidiary Guarantors, unconditionally and jointly and severally Guaranteeing payment of the Loans, the Notes and all other obligations of the Borrowers to the Agent and the Lenders hereunder, including without limitation all principal, interest, fees, costs, and compensation and indemnification amounts provided for hereunder.

               "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation,
(c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

               "Health-Care-Insurance Receivables" means
"health-care-insurance receivables" as defined in the UCC, wherever located, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or any Guarantor.

               "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Initial Subsidiary Guarantors" means CommScope Optical Technologies, Inc., a Delaware corporation, CommScope International, Inc., a Delaware corporation, CommScope International Holdings, LLC, a Delaware limited liability company, CommScope Properties, LLC, a Nevada limited liability company, Vextra Technologies, LLC, a North Carolina limited liability company, CommScope Netherlands GP, LLC, a Delaware limited liability company, CommScope Solutions Holdings, LLC, a Delaware limited liability company, CommScope Solutions International, Inc., a Delaware corporation, and CommScope Solutions Properties, LLC, a Nevada limited liability company.

               "Instruments" means all "instruments" as such term is defined in the UCC, wherever located, and, in any event, includes, without limitation, all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or any Guarantor; but excluding in any event any such instrument that is excluded from the definition of "General Intangibles" under the provisions of such definition.

               "Intellectual Property" means the collective reference to each Borrower's and each Guarantor's rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including, without limitation, the right to receive all proceeds and damages therefrom.

               "Interest Period" means, with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as each Borrower may elect in the applicable Notice of Borrowing or Notice of Continuation or Conversion; provided that:

(i) any Interest Period (subject to paragraph (iii) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (iii) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

(iii) no Interest Period may be selected which begins before the Maturity Date and would otherwise end after the Maturity Date.

               "Interest Rate Basis" means the Base Rate or the Adjusted London Interbank Offered Rate, as appropriate.

               "Interest Rate Protection Agreement" means an interest rate hedging or protection agreement or any other interest rate derivative product entered into by and between any Borrower or any Guarantor and any of the Lenders, or any Affiliate of any Lender, together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereto and thereof.

               "Inventory" means "inventory" as such term is defined in the UCC and includes, without limitation, wherever located, all goods held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, spare parts, repair parts, returned and repossessed goods, all raw materials, work-in-process, finished goods and supplies used or consumed in the Borrowers' or any Guarantor's business, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or any Guarantor.

               "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities or all or substantially all of the assets of such Person or of a division or particular line of business of such Person (including, without limitation, interest rate protection, foreign currency or other hedging arrangements to be held by such Person as an investment), capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

               "Investment Property" means all "investment property" as such term is defined in the UCC and, in any event, includes, without limitation, all Pledged Interests and all Pledged Notes.

               "LC Issuer" means Wachovia, as issuer of the Letters or Credit.

               "Lender" means each bank or other financial institution listed on the signature pages hereof as having a Commitment, and its successors and assigns.

               "Lending Office" means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrowers and the Agent.

               "Letter(s) of Credit" means the Existing Letters of Credit and any standby or documentary letter of credit issued by the LC Issuer for the account of any Borrower pursuant to ARTICLE 2.

               "Letter of Credit Application Agreement" means, with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents) as the LC Issuer may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may by agreed upon by the LC Issuer and any Borrower and are not materially adverse to the interests of the Lenders; provided, however, that in the event of any conflict between the terms of any Letter of Credit Application Agreement and this Agreement, the terms of this Agreement shall control. When used in reference to the Scottsboro IDA Notes LC, references in this Agreement to Letter of Credit Application Agreement shall mean the Scottsboro Reimbursement Agreement.

               "Letter of Credit Commitment Fee" shall have the meaning ascribed to it in SECTION 2.22.

               "Letter of Credit Fronting Fee" shall have the meaning ascribed to it in SECTION 2.22.

               "Letter of Credit Obligations" means, at any particular time, the sum of (a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time and (c) the aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been authorized by the LC Issuer but which have not yet been issued.

               "Letter of Credit Rights" means "letter-of-credit rights" as such term is defined in UCC, including, without limitation, rights to payment or performance under a letter of credit, whether or not the beneficiary thereof has demanded or is entitled to demand payment or performance, all whether now owned or existing or hereafter acquired or arising, by or in favor of, any Borrower or any Guarantor.

               "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest, encumbrance, or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, any Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

               "Loan" means a Base Rate Loan, Euro-Dollar Loan, Revolving Loan, Term Loan or Settlement Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Revolving Loans, Term Loans or Settlement Loans, or any or all of them, as the context shall require.

               "London Interbank Offered Rate" means, with respect to any Euro-Dollar Loan, for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

               "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

               "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including, without limitation, any adverse determination, or claim or contest by any Borrower or any Guarantor demanding the same, in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Parent and the Subsidiaries, taken as a whole, (b) the rights and remedies of the Agent or the Lenders under the Credit Documents, the Agent's security interest and Lien against the Collateral, or the ability of any of any Borrower or any Guarantor to perform its obligations with respect to the Obligations or under the Credit Documents to which it is a party (including, without limitation, the repudiation, revocation or any attempt to do the same by any Borrower or any Guarantor), as applicable, or (c) the legality, validity or enforceability of any Credit Document.

               "Material Contract" means (a) those contracts, leases, instruments, guaranties, licenses, agreements, and other arrangements listed in the Collateral Disclosure Certificates and (b) all other contracts, leases, instruments, guaranties, licenses, agreements, and other arrangements to which any Borrower or any Guarantor is, from time to time, a party, the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

               "Material Domestic Subsidiary" means CommScope Optical and any other Domestic Subsidiary that is a Material Subsidiary.

               "Material Foreign Direct Subsidiary" means any Foreign Subsidiary that is a Material Subsidiary and is owned directly by the Parent, any Borrower and/or any other Domestic Subsidiary.

               "Material Subsidiary" means any Subsidiary of the Parent, any Borrower or any Subsidiary thereof that (a) has assets which constitute more than 10% of the consolidated total assets of the Parent and its Consolidated Subsidiaries at the end of the most recent Fiscal Quarter, (b) contributed more than 10% of Consolidated Net Income for the 4 most recent Fiscal Quarters then ended (or, with respect to any Subsidiary which existed during the entire 4 Fiscal Quarter period but was acquired by the Parent or any other Subsidiary during such period, which would have contributed more than 10% of Consolidated Net Income for such period had it been a Subsidiary for the entire period, as determined on a pro forma basis in accordance with GAAP), or (c) is listed on Schedule 1.01.

               "Maturity Date" shall mean the fifth anniversary of the Closing Date.

               "Mortgage" means any one, or more, or all, as the context shall require, of a mortgage, deed to secure debt or deed of trust, as applicable in the relevant jurisdiction substantially in the form of EXHIBIT O (which is a deed of trust suitable for North Carolina, but modified as necessary and appropriate pursuant to the laws of the jurisdiction in which such Real Property is located), conveying a first priority security title to and Lien on the Real Properties to the Agent (or to a trustee for the Agent, with respect to any real property in the State of North Carolina or in the State of Nebraska), for the benefit of the Lenders and Wachovia, subject only to the Permitted Encumbrances applicable thereto, as security for payment of the Obligations, together with all amendments and supplements thereto.

               "Moody's" means Moody's Investor Service, Inc.

               "Multiemployer Plan" shall have the meaning set forth in
SECTION 4001(a)(3) of ERISA.

               "Net Casualty/Insurance Proceeds", when used with respect to any Condemnation Awards or insurance proceeds allocable to the Collateral, means the gross proceeds from any Casualty or Condemnation remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross proceeds.

               "Net Income" means, as applied to any Person for any relevant fiscal period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

               "Non-Excluded Taxes" has the meaning set forth in SECTION
2.12(c).

               "Non-U.S. Lender" has the meaning set forth in SECTION
2.12(d).

               "Notes" means each of the Revolving Loan Notes, the Term Loan Notes or the Settlement Loan Note, or any or all of them, as the context shall require, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

               "Notice of Borrowing" has the meaning set forth in SECTION
2.02.

               "Notice of Continuation or Conversion" has the meaning set forth in SECTION 2.03.

               "Obligations" means all Debts, indebtedness, liabilities, covenants, duties and other obligations of the Borrowers and Guarantors:
(a) to the Agent or the Lenders included or arising from time to time under this Agreement or any other Credit Document, whether evidenced by any note or other writing, whether arising from the extension of credit, opening of a letter of credit, acceptance or loan guaranty, including, without limitation, principal, interest, fees, costs, attorney's fees and indemnification amounts and any and all extensions or renewals thereof in whole or in part, direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; (b) to the Agent or the LC Issuer, with respect to all Letter of Credit Obligations and all other obligations arising in connection with the issuance of any Letter of Credit; (c) to any Lender or Affiliate thereof arising under any Interest Rate Protection Agreement or ForEx Obligations with any such Lender or Affiliate, including, without limitation, any premature termination or breakage or other costs with respect thereto;(d) to the Agent or any Lender or Affiliate thereof, arising pursuant to any Cash Management Products provided to any Borrower by the Agent or any such Lender or Affiliate; and
(e) to Wachovia or any other Lender and their respective Affiliates, arising in connection with any other commercial banking services and functions provided to any Borrower or any Guarantor in connection with the conduct of such Borrower's or Guarantor's business.

               "Officer's Certificate" has the meaning set forth in SECTION 9.01(h).

               "OFS BrightWave" means OFS BrightWave, LLC, a Delaware limited liability company, and its successors and assigns.

               "Overadvance Loan" has the meaning set forth in SECTION
2.01(c).

               "Parent" means CommScope, Inc., a Delaware corporation, and its successors and permitted assigns.

               "Participant" has the meaning set forth in SECTION 10.08(b).

               "Patents" means (a) all letters patent including, without limitation, all utility patents, design patents, industrial designs and utility model registrations of the United States or any other country, or any political subdivision thereof and all reissues and extensions thereof, including, without limitation, those listed in the Collateral Disclosure Certificates, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, those listed in the Collateral Disclosure Certificates, and (c) all rights to obtain any reissues, reexaminations, or extensions of the foregoing.

               "Patent Licenses" means all agreements, whether written or oral, providing for the grant by or to a Borrower of any right to make, use, sell, offer to sell, or import any invention covered in whole or in part by a Patent, including, without limitation, those listed in the Collateral Disclosure Certificates, and all extensions and renewals thereof.

               "Payroll Accounts" has the meaning set forth in SECTION
2.15(b).

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Performance Pricing Determination Date" has the meaning set forth in SECTION 2.06(a).

               "Permitted Acquisition" means (a) the acquisition of in excess of 50% of the securities or other equity interest of any Person, or
(b) the acquisition of all or substantially all of the assets of such Person or of a division or particular line of business of such Person; provided that:

                    (i) immediately after giving effect to such
               acquisition, there would be Excess Borrowing Availability of at least $50,000,000;

                    (ii) such acquired Person or line of business is in the
               same, similar, or complementary lines of business as the Borrowers;

                    (iii) for the purposes of calculating EBITDA, such
               acquisition is disregarded for any period prior to the date of such acquisition, unless, after completion by the Agent of due diligence satisfactory to the Agent, the Agent has notified the Borrowers that the Agent and the Required Lenders have determined in their good faith judgment that pro forma effect can be given to such acquisition for the calculation of EBITDA (such due diligence will include, but not be limited to, review and satisfaction with audited financial statements, a third party financial review of the relevant financial information and such other information as the Agent shall reasonably request);

                    (iv) the Agent shall have the right to conduct due
               diligence with respect to the acquisition satisfactory to the Agent, including appraisals and field examinations of the collateral to be acquired, each at the Borrowers' expense, and such collateral shall not be included in the determination of the Borrowing Base until any and all such due diligence have been completed;

                    (v) if such acquisition is of a Person, or gives rise
               to a new Subsidiary, such Person or new Subsidiary will be subject to the provisions of SECTION 5.15, if applicable;

                    (vi) the purchase price of such acquisition shall not
               exceed the applicable amount set forth in SECTION 5.16(ix);

                    (vii) immediately after giving effect to such
               acquisition, no Default or Event of Default shall have occurred and be continuing; and

                    (viii) all transactions related to such acquisition are
               consummated in accordance in all material respects with applicable laws.

               "Permitted Encumbrances" means, (a) as to the Collateral granted pursuant to SECTION 3.01, the encumbrances set forth on SCHEDULE 3.01(a), (b) as to each parcel of the Real Properties, the encumbrances expressly permitted by the Mortgage with respect to such parcel of the Real Properties, (c) Liens in favor of the Agent or the Lenders pursuant to the

Credit Documents and (d) as to any assets, the types of encumbrances applicable thereto and permitted pursuant to SECTION 5.17.

               "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

               "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under SECTION 412 of the Code and is either (a) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

               "Pledge Agreement" means the Stock Pledge Agreement dated as of January 10, 2003, as amended, executed by the Parent and the other Pledgors named therein (to be joined in pursuant to SECTION 5.15 by any other Guarantor that after the Closing Date acquires a Domestic Subsidiary or a Material Foreign Direct Subsidiary) in favor of the Agent, as amended by the Global Amendment.

               "Pledged Interests" means all Equity Interests of or in any Person that may be issued or granted to, or held or owned by, any Borrower or any Guarantor, including, without limitation, the Equity Interests described in the Collateral Disclosure Certificates, and all certificates representing such Equity Interests, limited, however, as to Foreign Direct Subsidiaries, to 65% of such Equity Interests.

               "Pledged Notes" means all Instruments listed in the Collateral Disclosure Certificates and all other Instruments issued to or held by any Borrower or any Guarantor.

               "Pledged Stock" means the capital stock described in and pledged pursuant to the Pledge Agreement, which constitutes Investment Property in which a security interest is granted hereunder.

               "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

               "Prior Credit Agreement" means that certain Credit Agreement dated as of January 10, 2003, as amended, between CommScope North Carolina, the Lenders named therein, and Wachovia, as Agent.

               "Purchase Money Lien" means any Lien (including a negative pledge arrangement) granted by any Borrower or any Guarantor from time to time to vendors or financiers of equipment to secure the payment of the purchase price thereof so long as (a) such Liens extend only to the specific equipment so purchased, (b) secure only such deferred payment obligation and related interest, fees and charges and no other Debt, and
(c) are promptly released upon the payment in full of such purchase price and related interest, fees and charges.

               "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31, commencing with March 31, 2004.

               "Real Properties" means the real property owned or leased by a Borrower or a Guarantor and located in: Catawba, North Carolina, Claremont, North Carolina, Hickory, North Carolina, Newton, North Carolina, Statesville, North Carolina, the owned real property located in Kings Mountain, North Carolina, Scottsboro, Alabama, Omaha, Nebraska, and the leased real property located in Sparks, Nevada and Richardson, Texas; provided, however, that the Real Properties located in Omaha, Nebraska shall exclude the Avaya Sale Leaseback Property (as defined in the SECTION 5.30(a)).

               "Real Property Documentation" means the following as to each parcel of the Real Properties (except that the Agent may in its discretion waive or suspend the requirement for delivery of certain of the Real Property Documentation for any of the Real Properties, unless and until it notifies the relevant Borrower or the relevant Guarantor that such requirement shall be imposed (which notice it may give in its sole discretion and shall give if requested by the Required Lenders, and the right to give such notice and impose such requirement, whether or not a Default or Event of Default is in existence, is expressly reserved):

                    (i) an owner's/lessee's affidavit for each parcel or
               tract of such Real Property;

                    (ii) mortgagee title insurance binders and policies
               (and flood insurance binders and policies, if needed) for each tract or parcel of such Real Property;

                    (iii) such consents, acknowledgments, intercreditor or
               attornment and subordination agreements as the Agent may require from any Third Parties with respect to any portion of such Real Property;

                    (iv) a current survey of each parcel or tract of such
               Real Property, unless mortgagee title company deletes the general survey exception based on affidavit from the relevant Borrower or Guarantor;

                    (v) a certificate as to the insurance required by the
               related Mortgage, to the extent not furnished pursuant to
               SECTION 5.08;

                    (vi) a report of a licensed engineer or geologist
               detailing an environmental inspection of such Real Property;

                    (vii) an indemnification agreement regarding hazardous
               materials for such Real Property;

                    (viii) if a Default has occurred or the Agent or the
               Required Lenders determine in good faith that it is or may be required by applicable banking or other regulatory law or regulations, an appraisal of such Real Property, prepared by an appraiser satisfactory to the Agent and engaged by and on behalf of the Agent and the Lenders; and

                    (ix) any revenue ruling or similar assurance from the
               department or revenue or taxation requested by the Agent with respect to any stamp, intangible or other taxes payable in connection with the filing for record of any of the Mortgages.

               "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Maturity Date either (a) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (b) redeemable at the option of the holder thereof.

               "Refunding Loan" means a new Syndicated Loan made on the day on which (a) an outstanding Syndicated Loan is maturing as a refinancing thereof, or (b) a Base Rate Borrowing is being converted to a Euro-Dollar Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of refinancing such maturing Loan or Loan being converted, and provided that the maturing Loan or Loan being converted is of the same type as the new Loan (that is, both are Revolving Loans or Term Loans), excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrowers pursuant to SECTION 2.02(c) or remitted to the Agent as provided in SECTION 2.12, in each case as contemplated in SECTION 2.02(d).

               "Register" has the meaning set forth in SECTION 10.08(c).

               "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

               "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

               "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

               "Reimbursement Obligations" means the reimbursement or repayment obligations of the Borrowers to the LC Issuer pursuant to SECTION
2.20 with respect to Letters of Credit.

               "Related Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender.

               "Required Lenders" means at any time Lenders having at least 51% of the sum of (x) the aggregate amount of the Revolving Loan
Commitments, or, if the Revolving Loan Commitments are no longer in effect, the aggregate outstanding principal amount of the

Revolving Loans, and (y) the aggregate outstanding principal amount of the Term Loans; provided, however, that such calculation shall be made without including the Commitment of or principal amount of Loans held by any Lender which is in default with respect to its obligations to the Agent, any Borrower or any Lender.

               "Restricted Payment" means (a) any dividend or other distribution on any shares of the Parent's Capital Stock or Redeemable Preferred Stock (except dividends payable solely in shares of its Capital Stock or Redeemable Preferred Stock); (b) any payment on account of the purchase, redemption, retirement, defeasance, or other acquisition of or sinking fund for (i) any shares of the Parent's Capital Stock or Redeemable Preferred Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock or Redeemable Preferred Stock), or (ii) any option, capital appreciation rights, stock appreciation rights, warrant or other right to acquire shares of the Parent's Capital Stock or Redeemable Preferred Stock; or (c) any payment prior to the scheduled maturity (whether voluntary or involuntary) of any principal of any Subordinated Debt of any Borrower or any Guarantor.

               "Revolving Loan" means the revolving loans (and Settlement Loans) to be made by all of the Lenders in accordance with SECTION 2.01(a).

               "Revolving Loan Commitment" means, (i) as of the Closing Date, the commitment of each Lender party hereto as of the Closing Date to make available its portion of the Revolving Loans up to the amount of the Revolving Loan Commitment set forth opposite its name on the signature pages hereof; and (ii) as to any Lender which enters into any Assignment and Acceptance as permitted by 10.08 (whether as transferor Lender or as Assignee thereunder), the amount of such Lender's Revolving Loan Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to SECTION 2.08.

               "Revolving Loan Commitment Termination Date" means whichever is the earlier of (a) the Maturity Date, (b) the date the Revolving Loan Commitments are terminated pursuant to SECTION 6.01 following the occurrence of an Event of Default, or (c) the date the Parent terminates the Revolving Loan Commitments entirely pursuant to SECTION 2.08.

               "Revolving Loan Notes" means the promissory notes of the Borrowers substantially in the form of EXHIBIT A-1 evidencing the obligation of the Borrowers to repay Revolving Loans (other than Settlement Loans), together with all amendments, consolidations, modifications, renewals and supplements thereto.

               "Scottsboro Facility IDA Term Notes" means those certain State Industrial Development Authority Taxable Flexible Term Notes (CommScope Project) Series 1995 in the amount of $10,800,000.

               "Scottsboro IDA Notes LC" means that certain Letter of Credit with respect to the Scottsboro Facility IDA Term Notes issued by Wachovia pursuant to the terms hereof and the Scottsboro Reimbursement Agreement.

               "Scottsboro Reimbursement Agreement" means that certain Reimbursement Agreement dated as of December 18, 2003 which governs the reimbursement obligations under the Scottsboro IDA Notes LC.

               "Securities Account Control Agreement" means a Securities Account Control Agreement substantially in the form of EXHIBIT R, with any changes as may be acceptable to the Agent in its sole discretion, or a similar control agreement in form and substance acceptable to the Agent, executed and delivered by an Approved Securities Intermediary at which any Borrower or any Guarantor maintains a securities account.

               "Security Documents" means this Agreement, all Deposit Account Control Agreements, all Securities Account Control Agreements, the Pledge Agreement, the Mortgages, and the Waiver Agreements, and any and all other documents executed or delivered by any Borrower or any Guarantor to Agent for purposes of the creating, attachment, or perfection of the Agent's security interest in and to any of the Collateral, the Real Properties, or the Pledged Stock.

               "Senior Officer" means any of the following officers of the Borrowers or any Guarantor, regardless of actual title: Chief Executive Officer; Chief Operating Officer; Chief Financial Officer; Controller; and Treasurer.

               "Settlement Date" has the meaning set forth in SECTION
2.01(b)(i).

               "Settlement Loan" means a Loan made by Wachovia pursuant to
SECTION 2.01(b), which must be a Base Rate Loan.

               "Settlement Loan Note" means the promissory note of the Borrowers, substantially in the form of EXHIBIT A-2, evidencing the obligation of the Borrowers to repay the Settlement Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

               "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

               "Stockholders' Equity" means, at any time, the shareholders' equity of the Parent and the Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Parent and the Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Parent or any of the Subsidiaries. Shareholders' equity generally would include, but not be limited to (a) the par or stated value of all outstanding Capital Stock, (b) capital surplus, (c) retained earnings, and (d) various deductions such as (i) purchases of treasury stock, (ii) valuation allowances, (iii) receivables due from an employee stock ownership plan, (iv) employee stock ownership plan debt guarantees, and (v) translation adjustments for foreign currency transactions.

               "Subordinated Debt" means any Debt, which is unsecured, of any Borrower or any Guarantor to any Person which, by written agreement, has been subordinated in right of payment and claim, to the rights and claims of the Agent, the Lenders and Wachovia and the LC Issuer in respect of the Obligations, on terms and conditions reasonably satisfactory to the Required Lenders.

               "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. When used without reference to a parent entity, the term "Subsidiary" shall mean a Subsidiary of the Parent.

               "Subsidiary Guarantor" means the Initial Subsidiary Guarantors and each Material Domestic Subsidiary that becomes a Subsidiary Guarantor pursuant to SECTION 5.15.

               "Supporting Obligations" means all "supporting obligations" as such term is defined in the UCC, and, in any event, includes, without limitation, letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

               "Syndicated Loans" means Revolving Loans and Term Loans, but not Settlement Loans.

               "Taxes" has the meaning set forth in SECTION 2.12(c).

               "Tax Retention Operating Lease" means a lease of property for which such Person retains tax ownership of the property subject to the lease, but such lease is classified as an operating lease for purposes of GAAP.

               "Term Loans" means the term loans to be made by all of the Lenders in accordance with SECTION 2.01(d).

               "Term Loan Commitment" means the commitment of each Lender party hereto as of the Closing Date to make available its portion of the Term Loans up to the amount of the Term Loan Commitment set forth opposite its name on the signature pages hereof.

               "Term Loan Notes" means the promissory notes of the Borrowers, substantially in the form of Exhibit A-3, evidencing the obligation of the Borrowers to repay the Term Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

               "Term Percentage" means, for each Lender, the percentage which the outstanding principal amount of its Term Loan at any time bears to the outstanding principal amount of all of the Term Loans at such time.

               "Third Party" means any landlord, warehousemen, servicer, processor, bailee and other third parties which may, from time to time, be in the possession or control of, any Collateral or any property on which any Collateral is or may be located.

               "Third Party Claims" means claims of Third Parties against any Borrower or any Guarantor for rent, storage, maintenance, repair, processing, servicing or bailment in respect of any Collateral or any property on which any Collateral is or may be located.

               "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, logos, words, terms, names, symbols and devices and all combinations thereof, and all other source or business identifiers, and all goodwill of the business connected with the use thereof as symbolized thereby, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, those listed in the Collateral Disclosure Certificates, and (ii) the right to obtain all renewals and extensions thereof.

               "Trademark Licenses" means all agreements, whether written or oral, providing for the grant by or to any Borrower or any Guarantor of any right to use any Trademark, including, without limitation, those listed in the Collateral Disclosure Certificates, and all renewals of extensions thereof.

               "Transferee" has the meaning set forth in SECTION 10.08(d).

               "UCC" means the Uniform Commercial Code Secured Transactions of New York, as in effect on the date hereof and as the same may be amended, restated, supplemented, or otherwise modified from time to time.

               "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

               "Unrestricted Domestic Cash" means, at any time of determination, the sum of (i) the aggregate amount of all cash deposits of the Borrowers and the Guarantors maintained in any demand deposit account maintained in the United States with the Agent or in a Collateral Reserve Account or with an Approved Depository, and (ii) the aggregate monetary value of all money market funds of the Borrowers and the Guarantors maintained in any account of an Approved Securities Intermediary, to the extent such cash deposits and money market funds are subject to the Agent's first-priority perfected security interest and are free of any Lien or other encumbrance (other than (i) customary Liens arising in the ordinary course of business which the depository institution may have with respect to any right of offset against funds in such account, (ii) customary holds for uncollected deposits, and (iii) Liens granted to the Agent and securing the Obligations).

               "Unused Line Fee" has the meaning set forth in SECTION
2.07(a).

               "Unused Revolving Loan Commitment" means at any date, (a) with respect to all Lenders, an amount equal to the aggregate Revolving Loan Commitments less the Working Capital Obligations and (b) with respect to any Lender, an amount equal to the aggregate Unused Revolving Loan Commitments determined in clause (a) above multiplied by such Lender's Commitment Percentage.

               "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

               "Vehicles" means all of the Borrowers' and each Guarantor's cars, trucks, trailers, rolling stock, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state, and all tires and other appurtenances to any of the foregoing, all whether now existing or owned or hereafter acquired or arising.

               "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

               "Waiver Agreement" means a Waiver and Agreement substantially in the form of EXHIBIT J, with any changes as may be acceptable to the Agent in its reasonable discretion, executed and delivered by any Third Party waiving or subordinating its Third Party Claims, and making certain other agreements in regard to the Collateral, all on terms reasonably satisfactory to the Agent in all respects.

               "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Parent.

               "Working Capital Obligations" means the sum at any time of
(a) the Aggregate Revolving Loan Amount Outstanding and (b) the Letter of Credit Obligations.


               SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Certified Public Accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Parent and the Subsidiaries delivered to the Lenders unless with respect to any such change concurred in by the Certified Public Accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Credit Documents: (a) the Parent shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (b) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under SECTION 5.01 hereof, means the financial statements referred to in SECTION 4.04).

               SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "articles", "exhibits", "schedules", "sections" and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof. Terms which are defined in the UCC and which are not otherwise defined herein or in the other Credit Documents shall have the meanings given such terms in the UCC.

               SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Credit Documents, unless otherwise defined therein or unless the context shall require otherwise.

               SECTION 1.05. Terminology. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." Unless and to the extent otherwise expressly provided herein, the term "pro rata" when applied to a Lender means such Lender's Commitment Percentage or Term Percentage, as applicable. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Credit Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in Charlotte, North Carolina, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" to be "continuing" until such Event of Default has been waived in writing pursuant to this Agreement. Whenever the phrase "to the best of the Borrowers' knowledge" or words of similar import relating to the knowledge or the awareness of the Borrowers or the Parent are used herein, such phrase shall mean and refer to (a) the actual knowledge of a Senior Officer of the Borrowers or the Parent or (b) the knowledge that a Senior Officer of the Borrowers or the Parent would have obtained if he had engaged in a good faith and diligent performance of his duties, including the making of such reasonable specific inquiries as may be necessary of the officers, employees or agents of the Borrowers, the Parent or any Subsidiary and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All calculations of money values shall be in Dollars, all Loans made hereunder shall be funded in Dollars, and all amounts payable in respect of any of the Obligations shall be paid in Dollars. Any Lien referred to in this Agreement or any of the other Credit Documents as having been created in favor of the Agent, any agreement entered into by the Agent pursuant to this Agreement or any of the other Credit Documents, any payment made by or to or funds received by the Agent pursuant to or as contemplated by any of the Credit Documents, or any other act taken or admitted to be taken by the Agent shall, unless otherwise expressly provided, be created, entered into, made or received or taken or omitted, for the benefit or account of the Agent and the Lenders.

                                 ARTICLE 2
                                THE CREDITS

               SECTION 2.01. Commitments to Lend.

               (a) Revolving Loans. Each Lender severally agrees, on the terms and conditions set forth herein, to make Revolving Loans to the Borrowers from time to time before the Revolving Loan Commitment
Termination Date; provided that, immediately after each such Revolving Loan is made,

                    (i) the sum of (A) the Revolving Loans outstanding of
               each Lender plus (B) such Lender's Commitment Percentage of the Letter of Credit Obligations, will not exceed such Lender's Revolving Loan Commitment, and

                    (ii) the Revolving Loans will not exceed the lesser of
               (A) the amount of the aggregate Revolving Loan Commitments, and (B) the aggregate amount of the Borrowing Base (subject, however, to Overadvance Loans made pursuant to SECTION 2.01(c));

                    (iii) Each syndicated Borrowing under this SECTION
               2.01(a) shall be in an aggregate principal amount of (A) for Euro-Dollar Loans, $3,000,000 or any larger integral multiple of $1,000,000, and (B) for Base Rate Loans, $100,000 or any larger integral multiple of $25,000 (except that any Revolving Loan Borrowing may be in the aggregate amount of the Unused Revolving Loan Commitments or the amount of the Excess Borrowing Availability, whichever is lesser) and shall be made from the several Lenders ratably in proportion to their respective Revolving Loan Commitments. Within the foregoing limits, the Borrowers may borrow under this SECTION, repay or, to the extent permitted by SECTION 2.10, prepay Syndicated Loans and reborrow under this SECTION at any time before the Revolving Loan Commitment Termination Date.

               (b) Settlement Loans.

                    (i) To facilitate the administration of the Revolving
               Loans under this Agreement, the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that settlement among the Lenders with respect to the Revolving Loans may take place on a periodic basis on dates determined from time to time by the Agent (each a "Settlement Date"), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in ARTICLE 9 of this Agreement have been satisfied, provided that any such Settlement Loan for which settlement is to be made must have been advanced prior to the date on which the Commitments have been terminated pursuant to SECTION 6.01. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by the Agent to the Lenders with respect to such Settlement Date so that, as of each Settlement Date, each Lender shall hold its Commitment Percentage of all

               Revolving Loans then outstanding. As of the Closing Date, the Agent shall settle with the Lenders on a weekly basis, or more often at the discretion of the Agent.

                    (ii) Between Settlement Dates, the Agent may request
               Wachovia to advance, and Wachovia may, but shall in no event be obligated to, advance to a Borrower out of Wachovia's own funds the entire principal amount of any Revolving Loan Borrowings that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolving Loan funded exclusively by Wachovia being referred to as a "Settlement Loan"). As provided above in SECTION 2.01(a)(iii), Settlement Loans shall be in the principal amount of $100,000 or any larger integral multiple of $25,000 (except that any Revolving Loan Borrowing may be in the aggregate amount of the Unused Revolving Loan Commitments or the amount of the Excess Borrowing Availability, whichever is lesser), and the aggregate amount of Settlement Loans outstanding at any time shall not exceed $10,000,000. Each Settlement Loan shall constitute a Revolving Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolving Loans, except that all payments thereon shall be payable to Wachovia solely for its own account. The Agent shall not request Wachovia to make any Settlement Loan if (A) the Agent shall have received written notice from any Lender, or the Agent shall have actual knowledge, that one or more of the applicable conditions precedent set forth in ARTICLE 9 hereof will not be satisfied on the requested funding date for the applicable Borrowing, or (B) the requested Borrowing would exceed the amount of Revolving Loans permitted to be made under SECTION 2.01(a). Wachovia shall not otherwise be required to determine whether the applicable conditions precedent set forth in ARTICLE 9 hereof have been satisfied or the requested Borrowing would exceed the amount of Revolving Loans permitted to be made under SECTION 2.01(a) prior to making, in its sole discretion, any Settlement Loan. On each Settlement Date, or, if earlier, upon demand by the Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable. Each Borrower shall be deemed to have requested Revolving Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and the proceeds of such Revolving Loans shall be applied to the repayment of such Settlement Loans. The Agent shall notify the Lenders of the outstanding balance of Revolving Loans prior to 12:00 noon, Charlotte, North Carolina, time, on such funding date. The proceeds of Settlement Loans may be used solely for purposes for which Revolving Loans may be used in accordance with
               SECTION 5.06 hereof. If any amounts received by Wachovia in respect of any Settlement Loans are later required to be returned or repaid by Wachovia to the Borrowers or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, each Lender shall, upon demand by Wachovia with notice to Agent, pay to Agent for the account of Wachovia an amount equal to such Lender's Commitment Percentage of all such amounts required to be returned by Wachovia.


               (c) Overadvance Loans. Notwithstanding the existence of a Default or an Event of Default or any other provision of this Agreement to the contrary, provided the

Commitments have not been terminated pursuant to SECTION 6.01, (i) the Agent may, from time to time, in the exercise of its sole discretion, advance Revolving Loans on behalf of the Lenders equal to the lesser of (A) the Unused Revolving Loan Commitment, and (B) an amount not greater than $5,000,000 in excess of the amount of the Borrowing Base, and/or (ii) Wachovia may, from time to time in the exercise of its sole discretion, at the request of the Agent and in the exercise of the Agent's sole discretion, make Settlement Loans equal to the lesser of (A) the Unused Revolving Loan Commitment, and (B) an amount not greater than $5,000,000 in excess of the amount of the Borrowing Base (each such Loan made under clause (i) and/or (ii) of this paragraph (c) is herein referred to as an "Overadvance Loan"); provided, however, that (1) the aggregate amount outstanding on all Overadvance Loans at any time may not exceed $5,000,000, and (2) each Overadvance Loan made pursuant to this SECTION 2.01(c) shall become due and payable in full on or before the date which is 10 Business Days after such Overadvance Loan is made, and no Overadvance Loan shall be made within 10 Business Days after payment of any prior Overadvance Loan.


               (d) Term Loans. On the Closing Date, on the terms and conditions set forth herein, each Lender severally agrees, to advance to the Agent for the account of the Borrowers, and upon receipt thereof (unless otherwise agreed among the Agent and each Lender), the Agent shall advance to the Borrowers, such Lender's Term Loan in the amount equal to its Term Loan Commitment (which may be, at the option of the Parent and subject to the terms and conditions hereof, Base Rate Loans or Euro-Dollar Loans). Principal amounts of the Term Loans repaid or prepaid may not be reborrowed. After the funding of the Term Loans in full, the Term Loan Commitments shall terminate, and no additional amounts will be funded on account of the Term Loan after the Closing Date, except Refunding Loans.

               SECTION 2.02. Method of Borrowing.

               (a) The Borrowers shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of EXHIBIT E, prior to (i) as to Base Rate Loans, 11:00 A.M. (Charlotte, North Carolina, time) on the Domestic Business Day of such Base Rate Borrowing, and (ii) as to Euro-Dollar Loans, 11:00 A.M. (Charlotte, North Carolina, time), at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                    (i) the date of such Borrowing, which shall be a
               Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                    (ii) the aggregate amount of such Borrowing,

                    (iii) whether the Loans comprising such Borrowing are
               to be Base Rate Loans or Euro-Dollar Loans, and

                    (iv) in the case of a Euro-Dollar Borrowing, the
               duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.


               (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing, unless it is advanced as a Settlement Loan Borrowing, and such Notice of Borrowing, once received by the Agent, shall not thereafter be revocable by any Borrower.

               (c) Not later than (i) as to Euro-Dollar Borrowings, 11:00 A.M. (Charlotte, North Carolina, time), and (ii) as to Base Rate Borrowings, 2:00 P.M. (Charlotte, North Carolina, time) on the date of each Syndicated Borrowing, each Lender shall (except as provided in paragraph
(e) of this SECTION) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Charlotte, North Carolina, to the Agent at its address determined pursuant to SECTION
10.01. Unless the Agent determines that any applicable condition specified in ARTICLE 9 has not been satisfied, the Agent will make the funds so received from the Lenders available to the relevant Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Lender, at the Agent's address referred to in or specified pursuant to SECTION 10.01, no later than 3:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Lender will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Agent shall be entitled to assume that such Lender will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Lender's ratable share of such Syndicated Borrowing to the relevant Borrower for the account of such Lender. If the Agent makes such Lender's ratable share available to the relevant Borrower and such Lender does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Agent shall be entitled to recover such Lender's ratable share from such Lender or the relevant Borrower (and for such purpose shall be entitled to charge such amount to any account of such Borrower maintained with the Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (x) any such payment by the relevant Borrower of such Lender's ratable share and interest thereon shall be without prejudice to any rights that the relevant Borrower may have against such Lender and (y) until such Lender has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Agent does not exercise its option to advance funds for the account of such Lender, it shall forthwith notify the Parent of such decision. Unless the Agent determines that any applicable condition specified in ARTICLE 9 has not been satisfied, Wachovia will make available to the relevant Borrower at its Lending Office the amount of any such Borrowing that is a Settlement Loan Borrowing requested by the relevant Borrower.

               (d) If any Lender makes a new Syndicated Loan hereunder on a day on which a Borrower is to repay all or any part of an outstanding Syndicated Loan from such Lender, such Lender shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Lender to the Agent as provided in paragraph (c) of this SECTION, or remitted by such Borrower to the Agent as provided in SECTION 2.12, as the case may be.

               (e) Notwithstanding anything to the contrary contained in this Agreement, the Lenders shall not be obligated to make any Euro-Dollar Loans if there shall have occurred a

Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable). Nothing in the preceding sentence shall obligate, or be deemed to obligate, any of the Lenders to make any Loans at all during the existence of an Event of Default, other than (i) Refunding Loans in the event that the Obligations have not been accelerated pursuant to SECTION 6.01, and (ii) advances on any Settlement Date of a Lender's Commitment Percentage of Settlement Loans or Overadvance Loans made prior to the termination of the Commitments pursuant to SECTION 6.01.

               (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If a Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and such Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

               (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 8 Euro-Dollar Borrowings outstanding at any given time.

               SECTION 2.03. Continuation and Conversion Elections.

               (a) By delivering a notice (a "Notice of Continuation or Conversion"), which shall be substantially in the form of Exhibit E-2, to the Agent on or before 11:00 A.M., Charlotte, North Carolina time, on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Euro-Dollar Loans outstanding), the Parent may from time to time irrevocably elect that, on the same Domestic Business Day, in the case of Base Rate Loans, or the third Euro-Dollar Business Days thereafter, in the case of Euro-Dollar Loans, all (or any portion in an aggregate principal amount of $3,000,000 or any larger integral multiple of $1,000,000) be, (i) in the case of Base Rate Loans, converted into Euro-Dollar Loans or, (ii) in the case of Euro-Dollar Loans, continued as Euro-Dollar Loans, or that all (or any portion in an aggregate principal amount of $100,000 or any larger integral multiple of $25,000) be, in the case of Euro-Dollar Loans, converted into Base Rate Loans (in the absence of delivery of a Notice of Continuation or Conversion with respect to any Euro-Dollar Loan at least 3 Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Euro-Dollar Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and
(y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, any Euro-Dollar Loan when any Event of Default has occurred and is continuing.

               SECTION 2.04. Notes.

               (a) The Revolving Loans of each Lender shall be evidenced by a single Revolving Loan Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Revolving Loan Commitment. The Settlement Loans shall be evidenced by a single Settlement Loan Note payable to the order of Wachovia in the original principal amount of $10,000,000. The Term Loans of each Lender shall be evidenced by a single Term Loan Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Term Loan Commitment.

               (b) Upon receipt of each Lender's Notes pursuant to SECTION 9.01, the Agent shall deliver such Notes to such Lender. Each Lender (or Wachovia, with respect to the Settlement Loan Note) will record either on its own books and records or on Schedules attached to its Notes, at its option, and prior to any transfer of its Notes will transfer a copy of the relevant portions of its books and records or endorse on such schedules attached to its Notes appropriate notations to evidence; the date, amount and maturity of, and effective interest rate for, each Loan made by it, and the date and amount of each payment of principal made by the relevant Borrower with respect thereto. Such records, whether on the Lender's books and records or on Schedules to the Notes will constitute prima facie evidence, in the absence of manifest error, of the respective principal amounts owing and unpaid on such Lender's Notes; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the relevant Borrower hereunder or under the Notes or the ability of any Lender to assign its Notes. Each Lender is hereby irrevocably authorized by the Borrowers so to endorse its Notes, in the event such option is elected by such Lender, and to attach to and make a part of any Note a continuation of any such Schedule as and when required.

               (c) The Agent shall maintain on its books a control account for each Borrower in which shall be recorded (i) the date, amount, effective interest rate and maturity of each Revolving Loan and Settlement Loan made hereunder to each Borrower, (ii) the amount of any principal, interest or fees due or to become due from each Borrower on the Revolving Loans and the Settlement Loans and (iii) the amount of any sum received by the Agent hereunder in respect of any such principal, interest or fees due on the Revolving Loans and Settlement Loans and each Lender's Commitment Percentage thereof.

               (d) The entries made in the accounts pursuant to paragraph
(c) above shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the Obligations of the Borrowers therein recorded and any payments thereon, and in case of discrepancy between such accounts and the schedules to the Revolving Loan Notes maintained by any Lender pursuant to paragraph (b) or between such accounts and the books and records of the Borrowers, in the absence of manifest error, the control account maintained by the Agent pursuant to paragraph (c) above shall be controlling with respect to Revolving Loans and Settlement Loans.

               SECTION 2.05. Maturity of Loans.

               (a) Each Euro-Dollar Loan included in any Borrowing will mature, and the principal amount thereof will be due and payable, on the last day of the Interest Period applicable to such Borrowing, subject to the advance of a Refunding Loan, unless such Loan will be due and payable prior thereto by reason of the provisions of this Agreement (including, without limitation, SECTION 6.01).

               (b) The Term Loans will be repayable in equal quarterly installments of (1) $3,750,000 on each of the Quarterly Payment Dates occurring on March 31, 2004, June 30, 2004 and September 30, 2004, (2) $11,750,000 on the Quarterly Payment Date occurring on December 31, 2004, and (3) $3,250,000 on each Quarterly Payment Date thereafter, with a final payment of all outstanding principal plus accrued and unpaid interest on the Maturity Date.

               (c) Notwithstanding the foregoing, the outstanding principal amount of all Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Maturity Date, unless such Loans will be due and payable prior thereto by reason of the provisions of this Agreement (including, without limitation, SECTION 6.01).

               SECTION 2.06. Interest Rates.

               (a) "Applicable Margin" means:

                    (i) for the period commencing on the Closing Date to
               and including the second Performance Pricing Determination Date occurring after the Closing Date, for any Term Loan which is a Euro-Dollar Loan, 2.75%, and for any Term Loan which is a Base Rate Loan, 1.25%;

                    (ii) for the period commencing on the Closing Date to
               and including the second Performance Pricing Determination Date occurring after the Closing Date, for any Revolving Loan which is a Euro-Dollar Loan, 2.50%, and for any Revolving Loan which is a Base Rate Loan, 1.00%;

                    (iii) for any Term Loan, from and after the second
               Performance Pricing Determination Date occurring after the Closing Date, for each Base Rate Loan and for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Fixed Charge Coverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date;

---------------------------------- ---------------------- ---------------------
   FIXED CHARGE COVERAGE RATIO        BASE RATE LOAN        EURO-DOLLAR LOAN

---------------------------------- ---------------------- ---------------------
         > 3.50 to 1.00                   0.750%                 2.250%
         -
---------------------------------- ---------------------- ---------------------
<3.50 to 1.00 but > 3.00 to 1.00          1.000%                 2.500%
                  -
---------------------------------- ---------------------- ---------------------
<3.00 to 1.00 but > 2.50 to 1.00          1.250%                 2.750%
                  -
---------------------------------- ---------------------- ---------------------
<2.50 to 1.00 but > 2.00 to 1.00          1.500%                 3.000%
                  -
---------------------------------- ---------------------- ---------------------
          <2.00 to 1.00                   1.750%                 3.250%
---------------------------------- ---------------------- ---------------------


                    (iv) for any Revolving Loan, from and after the second
               Performance Pricing Determination Date occurring after the Closing Date, for each Base Rate Loan and for each Euro-Dollar Loan, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below as to such type of Loan and the Fixed Charge Coverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

---------------------------------- ---------------------- ---------------------
   FIXED CHARGE COVERAGE RATIO        BASE RATE LOAN        EURO-DOLLAR LOAN

---------------------------------- ---------------------- ---------------------
         > 3.50 to 1.00                   0.500%                 2.000%
         -
---------------------------------- ---------------------- ---------------------
<3.50 to 1.00 but > 3.00 to 1.00          0.750%                 2.250%
                  -
---------------------------------- ---------------------- ---------------------
<3.00 to 1.00 but > 2.50 to 1.00          1.000%                 2.500%
                  -
---------------------------------- ---------------------- ---------------------
<2.50 to 1.00 but > 2.00 to 1.00          1.250%                 2.750%
                  -
---------------------------------- ---------------------- ---------------------
          <2.00 to 1.00                   1.500%                 3.000%
---------------------------------- ---------------------- ---------------------


     In determining interest for purposes of this SECTION 2.06, the Borrowers and the Lenders shall refer to the Parent's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to SECTION 5.01(a) or (b), as the case may be. The "Performance Pricing Determination Date" is the date on which such financial statements are delivered pursuant to SECTION 5.01(a) or (b), as applicable. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that no fees or interest shall be decreased pursuant to this SECTION 2.06 if an Event of Default is in existence on the Performance Pricing Determination Date.


               (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable for each calendar month on the first day of the next calendar month. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

               (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is 6 months or longer, at intervals of 3 months after the first day of such Interest Period. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

               (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrowers and the Lenders by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

               (e) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Lenders, bear interest at the Default Rate from the date of such Event of Default (which date with respect to SECTION 5.19 shall be deemed to occur on the date Event of Default occurred, not the date of delivery of the Compliance Certificate).

               SECTION 2.07. Fees.

               (a) The Borrowers shall pay to the Agent, for the ratable account of each Lender, an Unused Line Fee (the "Unused Line Fee"), calculated on the average daily amount of such Lender's pro rata share of the Unused Revolving Loan Commitment (without taking into account any Settlement Loans) during each calendar quarter, at a rate per annum determined by reference to the table below, depending on the percentage of the average daily amount of Unused Revolving Loan Commitment during such calendar quarter:

                    ---------------------------- ----------------------
                    PERCENTAGE OF AVERAGE        UNUSED LINE FEE
                    DAILY UNUSED REVOLVING       PERCENTAGE
                    LOAN COMMITMENT

                    ---------------------------- ----------------------

                    ---------------------------- ----------------------
                    >50%                         0.500%
                    ---------------------------- ----------------------
                    <50%                         0.375%
                    -
                    ---------------------------- ----------------------

Such Unused Line Fee shall accrue from and including the Closing Date to but excluding the

Revolving Loan Commitment Termination Date and shall be payable on the last Business Day of each calendar quarter and on the Revolving Loan Commitment Termination Date.

               (b) The Borrowers shall pay to the Agent, for the account and sole benefit of the Agent and the Arranger, as the case may be, such fees and other amounts at such times as set forth in the Fee Letter.

               SECTION 2.08. Optional Termination or Reduction of Revolving Loan Commitments. The Parent may, upon at least 5 days' prior written notice to the Agent, terminate the Revolving Loan Commitments in their entirety at any time, or upon at least 3 Domestic Business Days' prior written notice to the Agent, proportionately reduce the Unused Revolving Loan Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $5,000,000, so long as such reduction shall not cause the aggregate Revolving Loan Commitments to be reduced below $0 (unless terminated in their entirety). If the Revolving Loan Commitments are terminated in their entirety, all accrued fees (as provided under SECTION 2.08) shall be due and payable on the effective date of such termination and the Borrowers shall pledge in favor of the Agent cash collateral equal to at least 105% of the outstanding Letter of Credit Obligations, if any.

               SECTION 2.09. Mandatory Termination of Revolving Loan Commitments. The Revolving Loan Commitments shall terminate on the Revolving Loan Commitment Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date and the Borrowers shall pledge in favor of the Agent cash collateral equal to at least 105% of the outstanding Letter of Credit Obligations, if any.

               SECTION 2.10. Optional Prepayments.

               (a) Upon notice to the Agent prior to 11:00 A.M. (Charlotte, North Carolina, time) on the same Domestic Business Day, the Borrowers may prepay any Loan which is a Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $100,000 or any larger integral multiple of $25,000 (or, if less, the entire principal amount of such Borrowing), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Lenders included in such Base Rate Borrowing.

               (b) Euro-Dollar Loans may not be prepaid (whether as new advances of Loans or Refunding Loans) before the end of the Interest Period applicable to such Loans, unless payment is accompanied by any compensation payments required by SECTION 8.05, or unless the amount of such prepayment in amounts aggregating at least $3,000,000 or any larger integral multiple of $1,000,000 (or, if less, the entire principal amount of such Borrowing) and interest through the end of the Interest Period therefor is deposited with the Agent as cash collateral to secure the Obligations with the direction and authorization given to the Agent to apply such cash collateral toward payment of such Euro-Dollar Loan at the end of such Euro-Dollar Loan's Interest Period.

               (c) Notice of any prepayment pursuant to this SECTION 2.10 shall be given by a Notice of Repayment in substantially the form of Exhibit E-3 (and each other Borrower authorizes CommScope North Carolina to execute and deliver each Notice of Repayment on its behalf). Upon receipt of a Notice of Payment pursuant to this SECTION 2.10, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment (except with respect to Settlement Loans, unless the Lenders have purchased interests therein pursuant to SECTION 2.01(b)) and such notice, once received by the Agent, shall not thereafter be revocable by the Borrowers.

               (d) In the event that any Loan is prepaid on the same day such Loan was advanced, interest hereunder on such Loan shall be due and payable for that day.

               (e) Any prepayments made on the Term Loan pursuant to this
SECTION 2.10 shall be applied in the inverse order of maturity.

               SECTION 2.11. Mandatory Prepayments.

               (a) On each date on which the Revolving Loan Commitments are reduced pursuant to SECTION 2.08 or SECTION 2.09, the Borrowers shall repay or prepay such principal amount of the outstanding Revolving Loans, if any (together with interest accrued thereon and any amount due under SECTION 8.05(a)), as may be necessary so that after such payment the aggregate unpaid amount of the Working Capital Obligations does not exceed the aggregate amount of the Revolving Loan Commitments as then reduced.

               (b) On each date on which the Revolving Loans exceed the Borrowing Base, the Borrowers shall immediately repay or prepay such principal amount of the outstanding Revolving Loans, if any (together with interest accrued thereon and any amount due under SECTION 8.05(a)), as may be necessary so that after such payment the Revolving Loans do not exceed the Borrowing Base. Each such payment or prepayment shall be applied ratably to the Revolving Loans of the Lenders outstanding on the date of payment or prepayment in the following order of priority: (i) first, to Settlement Loans; (ii) secondly, to Base Rate Loans which are not Settlement Loans; and, (iii) lastly, to Euro-Dollar Loans.

               (c) Within 15 Business Days after the receipt of any Asset Sale Proceeds (other than pursuant to any sale or other disposition pursuant to SECTION 5.30(b)(iii)), such Asset Sale Proceeds shall be paid to the Agent for ratable distribution to the Lenders for application to repay or prepay the principal amount of the outstanding Term Loans and applied in the inverse order of maturity, and if the Term Loans have been repaid in full, the Revolving Loans, if any (together with interest accrued thereon and any amount due under Section 8.05(a), provided that if any such payment is due or is made to the Agent on any day other than on the last day of an Interest Period, such amounts shall, at the Borrowers' election, be held by Agent and applied on the last day of the Interest Period); provided, however, that the Borrowers shall not be required to prepay the Loans with Asset Sale Proceeds as provided herein so long as (and to the extent that) such Asset Sale Proceeds are applied towards (or are contractually committed to be applied towards) assets of a similar type as those assets from which the Asset Sale Proceeds were derived, and which are used or useable in the business of the Borrowers and their Subsidiaries with 180 days after the Borrowers' receipt thereof, but any such Asset Sale Proceeds not so applied within such 180-day period (regardless of any contractual commitments) shall be delivered over to the Agent for application to the Loans as provided herein on the first Business

Day following such 180-day period. The Borrowers shall take all actions necessary such that the Agent has a perfected lien on any such replacement assets. The Revolving Loan Commitments shall not be reduced by the amount of such prepayments which are applied to the Revolving Loans pursuant to the foregoing. Contemporaneously with the payment of any Asset Sale Proceeds pursuant hereto, the Agent shall be provided a certificate of the Borrowers showing in reasonable detail the calculation of such Asset Sale Proceeds. Net Casualty/Insurance Proceeds shall be paid to the Agent in accordance with the terms of SECTION 5.08(b).

(d) Any Net Casualty/Insurance Proceeds that are payable on Obligations pursuant to SECTION 5.08(b) shall be applied in accordance with the provisions of SECTION 2.11(c).

               SECTION 2.12. General Provisions as to Payments.

               (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without any setoff, counterclaim or any deduction whatsoever, not later than 1:00 P.M. (Charlotte, North Carolina, time) on the date when due, in Federal or other funds immediately available in Charlotte, North Carolina, to the Agent at its address referred to in SECTION 10.01. All payments received by the Agent after 1:00 P.M. (Charlotte, North Carolina, time) on any Business Day shall be deemed to be received on the following Business Day. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders.

               (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.

               (c) All payments of principal, interest and fees and all other amounts to be made by the Borrowers with respect to the Obligations or otherwise (including, without limitation, with respect to the Letter of Credit Obligations) pursuant to this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any current or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority or by any taxing authority thereof or therein, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender and (ii) any taxes imposed on the Agent or any Lender as a result of a current or former connection between the Agent or such Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any

Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States or a state thereof if such Lender fails to comply with the requirements of paragraph (e) of this SECTION 2.12. Whenever any Non-Excluded Taxes are payable by the Borrowers as promptly as possible thereafter the Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and the Lenders for any incremental taxes, interest, costs or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this SECTION 2.12(c) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               (d) Each Lender that is not incorporated or organized under the laws of the United States or a state thereof (a "Non-U.S. Lender") shall:

                    (i) deliver to the Borrowers and the Agent two copies
               of such properly completed documentation, duly executed by such Non-U.S. Lender, prescribed by applicable law or reasonably requested by the Borrowers, as will permit such payments to be made without withholding, or at a reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement;

                    (ii) deliver to the Borrowers and the Agent two further
               copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

                    (iii) obtain such extensions of time for filing and
               complete such forms or certifications as may reasonably be requested by the Borrowers or the Agent;

               unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent. Each Person that shall become a Transferee pursuant to SECTION 10.08 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this SECTION 2.12 (d), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.


               (e) The Borrowers shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of U.S. Federal withholding tax pursuant to paragraph (d) above to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Participant became a Participant hereunder); provided, however, that this clause (i) shall not apply to the extent that
(x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause
(i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer, or (y) such assignment, participation or transfer had been requested by the Borrowers, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of paragraph (d) above or (iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to paragraph (d) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

               (f) If the Borrowers determine in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender or the Agent, as applicable, shall cooperate with the Borrowers in challenging such taxes at the Borrowers' expense if so requested by the Borrowers. If any Lender or the Agent, as applicable, receives a refund of a tax for which a payment has been made by the Borrowers pursuant to this Agreement, which refund in the good faith judgment of such Lender or Agent, as the case may be, is attributable to such payment made by the Borrowers, then the Lender or the Agent, as the case may be, shall reimburse the Borrowers for such amount as the Lender or Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. A Lender or Agent shall claim any refund that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. Neither the Lender nor the Agent shall be obliged to disclose any information regarding its tax affairs or computations to the Borrowers in connection with this paragraph
(f) or any other provision of this SECTION 2.12.

               (g) Each Lender represents and agrees that, on the date hereof and at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(l) of the Code and the regulations thereunder) with respect to the borrowings hereunder unless the Borrowers have consented to such arrangement prior thereto.

               (h) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Lenders contained in this SECTION 2.12 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

Any Lender claiming any additional amounts payable pursuant to this SECTION
2.12 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrowers or to change the jurisdiction of its applicable Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the reasonable determination of such Lender, result in any additional costs, expenses or risks or be otherwise disadvantageous to it. Each Lender agrees to use reasonable efforts to notify the Borrowers as promptly as practicable upon its becoming aware that circumstances exist that would cause the Borrowers to become obligated to pay additional amounts to such Lender pursuant to this
SECTION 2.12; provided that such Lender shall not be entitled to claim any additional cost, reduction in amounts, loss, tax or other additional amount if such Lender fails to provide such notice to the Borrowers within 90 days of the date such Lender becomes aware of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amount.

               (i) Prior to the existence of an Event of Default and application of monies pursuant to SECTION 2.12(j), all monies to be applied to the Obligations (except for proceeds collected in the Collateral Reserve Accounts which are applied as provided in SECTION 2.15), whether such monies represent voluntary payments by the Borrowers or are received from any disposition of Collateral, shall be allocated among the Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to the Lenders in accordance with their Commitment Percentage or Term Percentage, as applicable, unless otherwise provided herein) as specified by the Borrowers; provided, however, that from and after the provisions of SECTION 2.15(a)(ii) become applicable, they shall be applied in the following order (in each case, until all Obligations within each category itemized in this paragraph (i) below are fully paid): (i) first, to the Agent for the benefit of the Lenders in payment of accrued interest then due and payable in respect of the Loans; (ii) second, to Wachovia toward payment of principal of Settlement Loans; (iii) third, ratably, to payment of principal of (A) the Loans and (B) any obligations owing to any Lender with respect to any Interest Rate Protection Agreements; (iv) fourth, to the Lenders for any amounts owed under indemnification obligations that they have paid to the Agent and for any expenses that they have reimbursed to the Agent; (v) fifth, to the Agent to pay any amounts owed under indemnification obligations that have not been paid to Agent by the Lenders or the Borrowers, together with interest accrued thereon; (vi) sixth, ratably to the Agent to pay any fees due and payable to Agent, and any amounts due to the provider of Cash Management Products; (vii) seventh, to the Agent first, and then to the Lenders, to pay the amount of expenses that have not been reimbursed, respectively, to the Agent or the Lenders by the Borrowers (or the other Lenders, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon; (viii) eighth, to the payment of Fees payable (A) first with respect to any outstanding Letter of Credit Obligations then due and owing, then (B) second with respect to ForEx Obligations; (ix) ninth, as cash collateral for any outstanding Letter of Credit Obligations equal to 105% of the undrawn amount thereof; (x) tenth, to payment of the Reimbursement Obligations; (xi) eleventh, to payment of the ForEx Obligations; (xii) twelfth, to the Lenders in payment of accrued interest then due and payable in respect of any Obligations other than the Loans then outstanding; and
(xiii) lastly, to any other Obligations then due and payable.

               (j) During the existence of an Event of Default, if so determined solely by the Agent in its commercially reasonable judgement or at the election of the Required Lenders, and at all times after the Obligations have become due and payable, all monies to be applied to the

Obligations, whether such monies represent voluntary payments by the Borrowers or are received pursuant to acceleration of the Loans or realized from any disposition of Collateral, shall be allocated among the Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to the Lenders in accordance with their Commitment Percentage or Term Percentage, as applicable, unless otherwise provided herein) in the following order (in each case, until all Obligations within each category itemized in this paragraph (j) below are fully paid): (i) first, to the Agent to pay principal and accrued interest on any portion of the Revolving Loans which Agent may have advanced on behalf of any Lenders and for which Agent has not been reimbursed by such Lender or the Borrowers; (ii) second, to Wachovia to pay the principal and accrued interest on any portion of the Settlement Loans outstanding; (iii) third, to the Agent first, and then to the Lenders, to pay the amount of expenses that have not been reimbursed, respectively, to the Agent or the Lenders by the Borrowers (or the other Lenders, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon; (iv) fourth, to the Agent to pay any amounts owed under indemnification obligations that have not been paid to Agent by the Lenders or the Borrowers, together with interest accrued thereon; (v) fifth, ratably to the Agent to pay (A) any fees due and payable to Agent, and (B) any amounts, up to $1,000,000, due to the provider of Cash Management Products; (vi) sixth, to the Lenders for any amounts owed under indemnification obligations that they have paid to the Agent and for any expenses that they have reimbursed to the Agent; (vii) seventh, to the payment of Fees payable (A) first with respect to Letter of Credit Obligations, then (B) second with respect to ForEx Obligations;
(viii) eighth, as cash collateral for any Letter of Credit Obligations equal to 105% of the undrawn amount thereof; (ix) ninth, to payment of the Reimbursement Obligations; (x) tenth, to the Lenders in payment of accrued interest then due and payable in respect of the Loans and any other Obligations then outstanding; (xi) eleventh, ratably, to payment of principal of (A) the Loans, (B) any obligations owing to any Lender with respect to any Interest Rate Protection Agreements and (C) any amounts due to the provider of Cash Management Products not paid pursuant to clause (v) above; (xii), twelfth, any obligations owing to any Lender with respect to any ForEx Obligations; and (xiii) lastly, to any other Obligations then due and payable. The allocations set forth in this SECTION 2.12(j) are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of the Borrowers or any other Person.

               (k) The Borrowers hereby authorize and direct the Agent, and each Lender hereby authorizes and directs the Agent, to advance Revolving Loans (pro rata for each Lender) for the amount due when the same becomes due (whether on a Domestic Business Day or on a day which is not a Domestic Business Day) with respect to any interest or fees on any of the Loans, subject to the terms and conditions of this Agreement; provided, however, in no event shall the Agent be obligated to make any such Loans at any time, and each Borrower agrees that it remains obligated to make any such payments when due; provided, further, that the Agent will promptly notify the Borrowers in the event the Agent does not make any such payments of interest or fees by advancing Revolving Loans, unless the Agent has notified the Borrowers that the Agent will no longer make such advances of Revolving Loans for the payment of interest and fees on any of the Loans. Unless the Agent shall have received a Notice of Borrowing on a timely basis prior to any such due date requesting a Euro-Dollar Loan, subject to the terms of this Agreement, any Loan advanced by the Agent under this
SECTION 2.12(k) shall be advanced as a Base Rate Loan.

               SECTION 2.13. Computation of Interest and Fees. Interest on Base Rate Loans based on the Base Rate shall be computed on the basis of a year of 365/366 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Unused Line Fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

               SECTION 2.14. Joint and Several Liability of Borrowers. Each of the Borrowers hereby acknowledges and agrees that it is jointly and severally liable for the Loans, Letter of Credit Obligations and all other Obligations owed under this Agreement, the Notes, and all other Loan Documents to each Borrower.

               SECTION 2.15. Lockbox; Collateral Reserve Accounts; Control Agreements.

(a)

(i) Simultaneously herewith, each Borrower and each Guarantor (except if any Borrower or any Guarantor does not have a Deposit Account, then such Borrower or such Guarantor shall not be required to comply with this
SECTION 2.15(a)(i), provided that such Borrower or such Guarantor shall notify the Agent if it does acquire a Deposit Account, and will subsequently comply with the provisions of this SECTION 2.15(a)(i)) shall establish and continually maintain with the Agent one or more Collateral Reserve Accounts and it and the Agent shall execute Deposit Account Control Agreements with all depositary banks, including Wachovia (so that all such banks become Approved Depositaries) into which is deposited all cash, checks, drafts, items and other Instruments for the payment of money which it now has or may at any time hereafter receive in full or partial payment for the Inventory, payment on any of the Borrower's or Guarantor's Accounts, Chattel Paper, or General Intangibles, or as Proceeds of the Borrowers' or Guarantor's Inventory, Accounts, Chattel Paper, or General Intangibles. In addition, each Borrower and each Guarantor receiving Net Casualty/Insurance Proceeds shall (or shall cause such other Person receiving such cash proceeds to) remit all such cash proceeds to Wachovia. In the event such items of payment are inadvertently received by any Borrower or any of the Guarantors or any other Person, whether or not in accordance with the terms of this Agreement, such Borrower or Guarantor or other Person shall be deemed to hold the same in trust for the benefit of Agent and promptly forward them to Wachovia or other Approved Depositary. Subject to the provisions of clauses (ii) and (iii) below, all amounts held by Approved Depositaries may be transferred to the Borrowers' or Guarantor's operating account in the ordinary course of business.

                    (ii) If at any time Excess Borrowing Availability is
               less than $30,000,000, the provisions of this clause (ii) shall become applicable and shall be maintained thereafter, regardless of subsequent changes in Excess Borrowing

               Availability above $30,000,000. Promptly upon Excess Borrowing Availability becoming less than $30,000,000, each Borrower and each relevant Guarantor will open a lockbox with the Agent (or at the option of the Agent, the Agent shall be given exclusive control of the existing lockbox or lockboxes) and the Agent shall notify Wachovia and all other Approved Depositaries to remit balances in deposit accounts maintained by them to the Agent. The Agent will remove from such lockboxes and deposit all such items of payment received from Account Debtors and all amounts received from Approved Depositaries into a Collateral Reserve Account promptly upon receipt, and, subject to clause (iii) below, the Agent shall apply the proceeds from such items of payment against the Revolving Loans first, then otherwise in accordance with the proviso contained in SECTION 2.12(i) (except that cash collateral for Letter of Credit Obligations shall not be required unless an Event of Default has occurred and is continuing), with any remaining collected amounts in each Collateral Reserve Account being transferred by the Agent on each Domestic Business Day to each Borrower's operating account; provided, that Net Casualty/Insurance Proceeds shall be held subject to the provisions of SECTION 5.08(b), and any Net Casualty/Insurance Proceeds not required to be paid to the Agent for the account of the Lenders pursuant to SECTION 5.08(b) shall be paid to the relevant Borrower or Guarantor on the date such payment is made for the account of the Lenders.

                    (iii) During the existence of an Event of Default the
               Agent may at any time in its commercially reasonable judgment or if requested in writing by the Required Lenders, direct Account Debtors to make payments on the Borrowers' and Guarantors' Accounts, Chattel Paper, or General Intangibles, or portions thereof, directly to the Agent, and the Account Debtors are hereby authorized and directed to do so by each Borrower and each Guarantor upon the Agent's direction, and the funds so received shall be also deposited in a Collateral Reserve Account, and all amounts in a Collateral Reserve Account shall be subject to the provisions of SECTION 2.12(j).

               (b) The Borrowers and the Guarantors shall not open any Deposit Account with any depositary institution unless the depository institution constitutes an Approved Depositary and it shall have entered into a Deposit Account Control Agreement with the Agent. As of the Closing Date, the Borrowers and the Guarantors have no Deposit Accounts other than those listed in the Collateral Disclosure Certificates. The Borrowers and Guarantors represent that, except for the Deposit Accounts maintained with Wachovia and set forth on SCHEDULE 2.15, Deposit Account Control Agreements already exist for each Deposit Account held by each Borrower and each Guarantor. The Borrowers and the Guarantors represent that all Deposit Accounts identified as "Payroll Accounts" on SCHEDULE 2.15 (the "Payroll Accounts") are used only as payroll accounts and any amounts held in such accounts are used only as to satisfying payroll obligations when such amounts are due and payable. Notwithstanding any provisions to the contrary in this SECTION 2.15, no Borrower or Guarantor will need to provide Deposit Account Control Agreements with respect to any Payroll Accounts.


               (c) The Borrowers and the Guarantors shall not open any securities account with any securities intermediary (except with the Agent and subject to the Liens created by this

Agreement) unless the securities intermediary constitutes an Approved Securities Intermediary and it shall have entered into a Securities Account Control Agreement with the Agent. As of the Closing Date, the Borrowers and the Guarantors have no securities accounts other than those listed in the Collateral Disclosure Certificates.

               SECTION 2.16. Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers and the Guarantors herein set forth, the LC Issuer shall issue for the account of one or more of the Borrowers, one or more Letters of Credit denominated in Dollars, in accordance with this ARTICLE 2, from time to time during the period commencing on the Closing Date and ending on the Domestic Business Day prior to the Revolving Loan Commitment Termination Date.

               SECTION 2.17. Conditions and Amounts of Letters of Credit. The LC Issuer shall have no obligation to issue any Letter of Credit at any time:

               (a) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon the LC Issuer;

               (b) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations would exceed $20,000,000 or (ii) all of the then outstanding Revolving Loans would exceed the Borrowing Base;

               (c) which has an expiration date (i) more than 1 year after the date of issuance or (ii) after the Maturity Date;

               (d) unless a Borrower shall have delivered to the LC Issuer at such times and in such manner as the LC Issuer may prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to the LC Issuer and the terms of the proposed Letter of Credit shall be satisfactory in form and substance to the LC Issuer;

               (e) if, as of the date of issuance any order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain the LC Issuer from issuing the Letter of Credit and any law, rule or regulation applicable to the LC Issuer and any request or directive (whether or not having the force of law) from any Authority with jurisdiction over the LC Issuer shall prohibit or request that the LC Issuer refrain from the issuance of letters of credit generally or the issuance of that Letter of Credit; and

               (f) if, the Unused Revolving Loan Commitment shall be less than the amount of the requested Letter of Credit.

SECTION 2.18.  Requests for Issuance of Letters of Credit.

               (a) Request for Issuance. At least two Domestic Business Days before the effective date for any Letter of Credit, a Borrower shall give the LC Issuer a written notice containing the original signature of an authorized officer or employee of such Borrower substantially in the form of EXHIBIT P-1. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested (which original face amount shall not be less than $100,000), the effective date (which day shall be a Domestic Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire, the amount of then outstanding Letter of Credit Obligations, the purpose for which such Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws and the person for whose benefit the requested Letter of Credit is to be issued.

               (b) Issuance; Notice of Issuance. If the original face amount of the requested Letter of Credit is less than or equal to the Unused Revolving Loan Commitment at such time and the applicable conditions set forth in this Agreement are satisfied, the LC Issuer shall issue the requested Letter of Credit. The LC Issuer shall give each Lender written or telex notice in substantially the form of EXHIBIT P-2, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit.

               (c) No Extension or Amendment. The LC Issuer shall not extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so amended or extended would be prohibited by SECTION 2.17 or SECTION 2.18, and shall notify each Lender of any such extension or amendment.

               SECTION 2.19. Letter of Credit Reimbursement Obligations; Duties of the LC Issuer.

               (a) Reimbursement. The Scottsboro Reimbursement Agreement shall govern the reimbursement obligations under the Scottsboro IDA Notes LC. The Borrowers shall reimburse the LC Issuer for drawings under a Letter of Credit other than the Scottsboro IDA Notes LC issued by it no later than the earlier of (A) the time specified in such Letter of Credit Application Agreement, or (B) 1 Domestic Business Day after the payment by the LC Issuer. With respect to all Letters of Credit, notwithstanding any provisions to the contrary in any Letter of Credit Application Agreement:

                    (i) any Reimbursement Obligation with respect to any
               Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is 3 Domestic Business Days after the date of the related payment by the LC Issuer, the Base Rate and (B) thereafter, the Default Rate; and

                    (ii) to implement the foregoing, upon the occurrence of
               a draw under any Letter of Credit, unless the LC Issuer is reimbursed in accordance with this Section 2.19(a), or as to the Scottsboro IDA Notes LC within the applicable time provided in the Scottsboro Reimbursement Agreement, each Borrower irrevocably authorizes the Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and to make Revolving Loans to the Borrowers in such amount regardless of whether the conditions precedent to the making of Revolving Loans hereunder have been met. Each Borrower further authorizes the Agent to credit the proceeds of such

               Revolving Loan so as to immediately eliminate the liability of the Borrowers for Reimbursement Obligations under such Letter of Credit.


               (b) Duties of the LC Issuer. Any action taken or omitted to be taken by the LC Issuer in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the LC Issuer under any resulting liability to any Lender, or assuming that the LC Issuer has complied with the procedures specified in
SECTION 2.18 and such Lender has not given a notice contemplated by SECTION 2.20(a) that continues in full force and effect, relieve that Lender of its obligations hereunder to the LC Issuer. In determining whether to pay under any Letter of Credit, the LC Issuer shall have no obligation relative to the Agent or the Lenders other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face, with the requirements of such Letter of Credit.

               SECTION 2.20. Letter of Credit Participations.

               (a) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with the procedures set forth in SECTION 2.18, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the LC Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage of such Letter of Credit (or guaranty pertaining thereto), such participation being (i) in the Dollar equivalent of euros (determined by the Agent on the basis of its spot rate of exchange for the purchase of euros with Dollars) of the Letter of Credit described in clause
(i) of the definition of Existing Letters of Credit and (ii) in the Dollar equivalent of Australian dollars (determined by the Agent on the basis of its spot rate of exchange for the purchase of Australian dollars with Dollars) of the Letter of Credit described in clause (iii) of the definition of Existing Letters of Credit; provided, that a Letter of Credit shall not be entitled to the benefits of this SECTION 2.20 if the Agent and the LC Issuer shall have received written notice from any Lender on or before the Domestic Business Day immediately prior to the date of the LC Issuer's issuance of such Letter of Credit that one or more of the conditions contained in SECTION 2.17 or ARTICLE 4 is not then satisfied, and, in the event the Agent and the LC Issuer receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Lender or until the Required Lenders have effectively waived such condition in accordance with the provisions of this Agreement.

               (b) Sharing of Letter of Credit Payments. In the event that the LC Issuer makes any payment under any Letter of Credit for which the Borrowers shall not have repaid such amount to the LC Issuer pursuant to
SECTION 2.19(a)(ii) or which cannot be paid by a Revolving Loan pursuant to
SECTION 2.18(a)(iii), the LC Issuer shall notify the Agent and the Agent shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the LC Issuer such Lender's Commitment Percentage of the amount of such payment in Dollars and in same day funds. If the Agent so notifies such Lender prior to 10:00 A.M. (Charlotte, North Carolina, time) on any Domestic Business Day, such Lender shall make available to the LC Issuer its Commitment Percentage of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the LC Issuer, such Lender agrees to pay to the LC Issuer forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to the LC Issuer at the Federal Funds Rate for the first 3 days and thereafter at the Base Rate. The failure of any Lender to make available to the LC Issuer its Commitment Percentage of any such payment shall neither relieve nor increase the obligation of any other Lender hereunder to make available to the LC Issuer its Commitment Percentage of any payment on the date such payment is to be made.

               (c) Sharing of Reimbursement Obligation Payments. Whenever the LC Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the LC Issuer has received any payments from the Lenders pursuant to this SECTION 2.20, it shall promptly pay to each Lender which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Lender's Commitment Percentage thereof. Each such payment shall be made by the LC Issuer on the Domestic Business Day on which the funds are paid to such Person, if received prior to 10:00 am. (Charlotte, North Carolina, time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

               (d) Documentation. Upon the request of any Lender, the LC Issuer shall furnish to such Lender copies of any Letter of Credit, Letter of Credit Application Agreement and other documentation relating to Letters of Credit issued pursuant to this Agreement.

               (e) Obligations Irrevocable. The obligations of the Lenders to make payments to the LC Issuer with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming that the LC Issuer has issued such Letter of Credit in accordance with SECTION 2.18 and such Lender has not given a notice contemplated by SECTION 2.20(a) that continues in full force and effect), including, without limitation, any of the following circumstances:

                    (i) any lack of validity or enforceability of this
               Agreement or any of the other Credit Documents;

                    (ii) the existence of any claim, set-off, defense or
               other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the LC Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                    (iii) any draft, certificate or any other document
               presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (iv) the surrender or impairment of any security for
               the performance or observance of any of the terms of any of the Credit Documents;

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

                    (v) payment by the LC Issuer under any Letter of Credit
               proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (vi) payment by the LC Issuer under any Letter of
               Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the LC Issuer; or

                    (vii) any other circumstances or happenings whatsoever,
               whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the LC Issuer.

               SECTION 2.21. Payment of Letter of Credit Reimbursement Obligations.

               (a) Payments to the LC Issuer. The Borrowers agree to pay to the LC Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the LC Issuer under or in connection with any Letter of Credit issued for the Borrowers' account immediately when due, irrespective of:

                    (i) any lack of validity or enforceability of this
               Agreement or any of the other Credit Documents;

                    (ii) the existence of any claim, set-off, defense or
               other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the LC Issuer, the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                    (iii) any draft, certificate or any other document
               presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (iv) the surrender or impairment of any security for
               the performance or observance of any of the terms of any of the Credit Documents;

                    (v) payment by the LC Issuer under any Letter of Credit
               proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (vi) payment by the LC Issuer under any Letter of
               Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of the LC Issuer; or

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

                    (vii) any other circumstances or happenings whatsoever,
               whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of the LC Issuer.

               (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrowers received by the LC Issuer with respect to a Letter of Credit and distributed by the LC Issuer to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the LC Issuer in connection with any receivership, liquidation or bankruptcy proceeding, each Lender that received such distribution shall, upon demand by the LC Issuer, contribute such Lender's Commitment Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the LC Issuer upon the amount required to be repaid by it.

               SECTION 2.22. Compensation for Letters of Credit and Reporting Requirements.


               (a) Letter of Credit Commitment Fees. The Borrowers shall pay to the Agent with respect to each Letter of Credit issued hereunder a letter of credit commitment fee ("Letter of Credit Commitment Fee") at a rate per annum equal to the Applicable Margin for Euro-Dollar Loans consisting of Revolving Loans times the daily average of the undrawn amount of all outstanding Letters of Credit. Such Letter of Credit Commitment Fee shall accrue from and including the Closing Date to but excluding the Revolving Loan Commitment Termination Date and shall be payable on the last Business Day of each calendar quarter and on the Revolving Loan Commitment Termination Date. Letter of Credit Commitment Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The Agent shall promptly remit such Letter of Credit Commitment Fees, when paid, to the Lenders in accordance with their Commitment Percentage thereof.

               (b) Letter of Credit Fronting Fee. The Borrowers shall pay to the Agent with respect to each Letter of Credit issued hereunder a letter of credit fronting fee ("Letter of Credit Fronting Fee") equal to 0.125% of the face amount of such Letter of Credit, payable on the Domestic Business Day on which such Letter of Credit is issued, solely for the account of the LC Issuer. The Agent shall promptly remit such Letter of Credit Fronting Fee, when paid, to the LC Issuer.

               (c) LC Issuer Charges. The Borrowers shall pay to the LC Issuer, solely for its own account, the standard charges assessed by the LC Issuer in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit issued hereunder, which charges shall be those typically charged by the LC Issuer to its customers generally having credit and other characteristics similar to the Borrowers, as determined in good faith by the LC Issuer.

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

               SECTION 2.23. Indemnification and Exoneration with respect to Letters of Credit.

               (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article 2, each Borrower shall protect, indemnify, pay and save the LC Issuer, the Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the LC Issuer, the Agent or any Lender may incur or be subject to as a consequence of the issuance of any Letter of Credit for such Borrower's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

               (b) Assumption of Risk by the Borrowers. As between the Borrowers, the LC Issuer, the Agent and the Lenders, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued for any Borrower's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the LC Issuer, the Agent and the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (v) any loss or delay in the transmission or otherwise of any document required to make a drawing under any Letter of Credit or of the proceeds thereof, (vi) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (vii) any consequences arising from causes beyond the control of the LC Issuer, the Agent and the Lenders, but in any case with respect to any of the foregoing, only to the extent not resulting from the gross negligence or willful misconduct of the LC Issuer.

               (c) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the LC Issuer under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put the LC Issuer or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

                                 ARTICLE 3
                                 COLLATERAL

               SECTION 3.01. Grant of Security Interest. As security for the payment of all Obligations, each Borrower and each Guarantor (by execution and delivery of the Guaranty) hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Agent, for itself and the ratable benefit of the Lenders and any Affiliate of a Lender holding Obligations, a continuing, general lien upon and security interest in and to all of its right, title and interest in, to and under the following, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Borrower or such Guarantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Borrower or such Guarantor, and regardless of where located, including, without limitation:

               (a) all Accounts;

               (b) all Chattel Paper;

               (c) all Documents;

               (d) all General Intangibles;

               (e) all Inventory;

               (f) all Equipment;

               (g) all Fixtures;

               (h) all Goods;

               (i) all Instruments;

               (j) all Investment Property;

               (k) all Deposit Accounts;

               (l) all money, cash, and cash equivalents;

               (m) all Supporting Obligations;

               (n) all Letter of Credit Rights;

               (o) all Commercial Tort Claims;

               (p) to the extent not otherwise covered by or specifically excluded from any of the foregoing, all of its other personal property and assets; and

               (q) to the extent not otherwise include above, all Proceeds, tort claims, insurance claims, and other rights to payments not otherwise included in the foregoing, all products of the foregoing, all accessions to, substitutions and replacements for, and rents, leases, and profits of, each of the foregoing.

               SECTION 3.02. Further Assurances. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrowers and the Guarantors, the Borrowers and the Guarantors will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of perfecting the assignments and security interests granted hereunder and obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (b) in the case of Investment Property, Deposit Accounts, Electronic Chattel Paper, Letter of Credit Rights and any other relevant Collateral, taking any actions requested by the Agent to enable the Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto; provided, however, that in any event, and without any specific request therefor, the Borrowers and the Guarantors shall deliver to the Agent on the Closing Date or promptly upon receipt thereof, if later, all Pledged Notes in a principal amount of $1,000,000 or more, (c) causing the Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is reasonably deemed necessary or advisable by the Agent for the attachment, perfection or priority of, or the ability of the Agent to enforce or realize on, the Agent's security interest in such Collateral, (d) complying with any requirements of law (including the Federal Assignment of Claims
Act) as to any Collateral if such compliance is reasonably deemed necessary or advisable by the Agent for the attachment, perfection or priority of, or the ability of the Agent to enforce, the Agent's security interest in such Collateral, (e) other than with respect to agreements relating to OFS BrightWave, using commercially reasonable efforts to obtain consents and approvals from any governmental authority or other Person, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, provided that the Borrowers and the Guarantors shall not be required to seek to obtain any consent or approval to permit a Lien in favor of the Agent upon any Excluded Equipment, (f) executing and delivering such documents, agreements, invoice, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, and instruments as may be reasonably required by the Agent to further evidence and perfect its security interests in the Collateral, (g) using commercially reasonable efforts to obtain waivers from mortgagees, landlords and repairmen in form and substance reasonably satisfactory to the Agent, and (h) taking all actions required by the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction. The Borrowers and the Guarantors shall perform or cause to be performed such acts as the Agent may reasonably request to establish and maintain for the Agent a valid and perfected security interest in and to the Collateral, free and clear of any Liens other than Permitted Liens. Each Borrower and the Guarantors hereby acknowledge that it authorized the Agent to file financing statements relating hereto prior to the Closing Date and hereby ratifies the filing of such financing statements prior to the Closing Date.

                                 ARTICLE 4
                       REPRESENTATIONS AND WARRANTIES

               Each Borrower and each of the Guarantors (by execution and delivery of the Guaranty) represents and warrants to the Agent and the Lenders (the Parent and the Borrowers each making such representations and warranties as to itself and as to the Borrowers and its Subsidiaries, and each other Guarantor making such representations and warranties as to itself only) that:

               SECTION 4.01. Corporate Existence and Power. The Parent, each Borrower and each other Subsidiary is a corporation, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (except where the failure to be so qualified would not be reasonably be expected to have a Material Adverse Effect), and has all corporate, limited liability company or other powers, as applicable, and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any such failure to have all required governmental licenses, authorizations, consents and approvals does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Agent with respect to the Collateral.

               SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Borrower of this Agreement, the Notes and the other Credit Documents and by the Guarantors of the Guaranty, the Contribution Agreement and the other Credit Documents to which it is a party (a) are within such Borrower's and such Guarantor's corporate or limited liability company powers, (b) have been duly authorized by all necessary corporate or limited liability company action, and have been executed on behalf of such Borrower or such Guarantor by duly authorized officers or managers, (c) require no action by or in respect of or filing with, any governmental body, agency or official, (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or formation or by-laws or operating agreement of such Borrower or such Guarantor or of any judgment, injunction, order or decree, or material agreement or other material instrument, binding upon such Borrower or any of the Subsidiaries, and (e) do not result in the creation or imposition of any Lien on any asset of such Borrower (except in favor of the Agent) or any of the Subsidiaries.

               SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each Borrower enforceable in accordance with its terms, and the Notes and the other Credit Documents executed by each Borrower, and the Guaranty, the Contribution Agreement and the other Credit Documents executed by each Guarantor, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Borrower or such Guarantor, enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

               SECTION 4.04. Financial Information.

               (a) The (i) audited consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries for the Fiscal Year ended on December 31, 2002, and reported on by Deloitte & Touche LLP, copies of which have been delivered to the Agent, and (ii) unaudited consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries for the interim period ended September 30, 2003, copies of which have been delivered to the Agent, fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Parent and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

               (b) Since December 31, 2002, except as disclosed in SCHEDULE 4.04, and except as disclosed in writing to the Agent after the Closing Date, there has been no event, act, condition or occurrence having a Material Adverse Effect.

               SECTION 4.05. Litigation. Except as disclosed in SCHEDULE 4.05, and except as disclosed in writing to the Agent after the Closing Date, there is no action, suit or proceeding pending, or to the knowledge of the Parent or any Borrower threatened, against or affecting the Parent, any Borrower or any of the other Subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

               SECTION 4.06. Compliance with ERISA.

               (a) The Parent and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

               (b) Neither the Parent nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

               SECTION 4.07. Compliance with Laws; Payment of Taxes. The Parent, the Borrowers and the other Subsidiaries are in material compliance with all applicable laws, regulations and similar requirements of governmental authorities (including, without limitation, the Fair Labor Standards Act of 1938, as amended), except as set forth in SECTION 4.13 or as disclosed in writing to the Agent after the Closing Date, or where such compliance is being contested in good faith through appropriate proceedings, and except where any such failure to comply (other than with respect to the Fair Labor Standards Act of 1938, as amended) does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Agent with respect to the Collateral. There have been filed on behalf of the Parent, the Borrowers and the other Subsidiaries all Federal, state and material local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Parent, the Borrowers or any other Subsidiary have been paid, except where such payment is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Parent, the Borrowers and the other Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Parent and the Borrowers, adequate. United States income tax returns of the Parent, the Borrowers and the other Subsidiaries for the periods through December 31, 1998 are no longer subject to examination.

               SECTION 4.08. Investment Company Act. Neither the Parent, the Borrowers nor any of the other Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               SECTION 4.09. Public Utility Holding Company Act. Neither the Parent, the Borrowers nor any of the other Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

               SECTION 4.10. Ownership of Property; Liens. Each of the Parent, the Borrowers and the other Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except Permitted Liens.

               SECTION 4.11. No Default. Neither the Parent, the Borrowers nor any of the other Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

               SECTION 4.12. Full Disclosure. All information heretofore furnished in writing by the Parent, the Borrowers or any Subsidiary Guarantor to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished in writing by the Parent, the Borrowers or any Subsidiary Guarantor to the Agent or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

               SECTION 4.13. Environmental Matters. Except as disclosed in
SCHEDULE 4.13:

               (a) To the knowledge of the Borrowers and the Guarantors,
(i) neither the Parent, the Borrowers nor any other Subsidiary is subject to any Environmental Liability which could reasonably be expected to have or cause a Material Adverse Effect or, as to the Real Properties, create an Event of Default under SECTION 6.01(m), and (ii) neither the Parent, the Borrowers nor any other Subsidiary has been notified or is otherwise aware that it has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Real Properties or any other real property owned, leased or operated by the Parent, the Borrowers or any other Subsidiary (collectively, the "Aggregate Real Properties") has been identified on any current or proposed (x) National Priorities List under 40 C.F.R. ss. 300 or (y) to the knowledge of the Borrowers, CERCLIS list or any list arising from a state statute similar to CERCLA.

               (b) To the knowledge of the Borrowers and the Guarantors, no Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Aggregate Real Properties or are otherwise present at, on, in or under the Aggregate Real Properties, or, to the best of the knowledge of the Borrowers and the Guarantors, at or from any adjacent site or facility, except for Hazardous Materials, such as raw materials, finished goods, process wastes, cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in substantial compliance with all applicable Environmental Requirements, except where the failure to comply could not

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reasonably be expected to have or cause a Material Adverse Effect or, as to the Real Properties, create an Event of Default under SECTION 6.01(m).

               (c) To the knowledge of the Borrowers and the Guarantors, each of the Parent, the Borrowers and each other Subsidiary has procured or, to the extent not issued, has submitted applications for all material Environmental Authorizations necessary for the conduct of its business, and is in substantial compliance with all Environmental Requirements in connection with the operation of the Aggregate Real Properties and the Parent's, the Borrowers' and each other Subsidiary's respective businesses, except to the extent such non-procurement, non-application or non-compliance could reasonably be expected to have or cause a Material Adverse Effect or, as to the Real Properties, create an Event of Default under SECTION 6.01(m).

               SECTION 4.14. Capital Stock. All Capital Stock, Redeemable Preferred Stock, debentures, bonds, notes and all other securities of the Parent, the Borrowers and the other Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, or for which the applicable statute of limitations has expired. The issued shares of Capital Stock and Redeemable Preferred Stock of the Parent's Wholly Owned Subsidiaries are owned directly or indirectly by the Parent, free and clear of any Lien or adverse claim, other than Liens in favor of the Agent. At least a majority of the issued shares of capital stock of each of the Parent's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned directly or indirectly by the Parent free and clear of any Lien or adverse claim, other than Liens in favor of the Agent.

               SECTION 4.15. Margin Stock. Neither the Parent, the Borrowers nor any Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

               SECTION 4.16. Insolvency. After giving effect to the execution and delivery of the Credit Documents and the incurrence of the Obligations under this Agreement: (a) neither the Parent, each Borrower nor any Subsidiary Guarantor will (i) be "insolvent," within the meaning of such term as defined in ss. 101 of the Bankruptcy Code, or SECTION 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (ii) be unable to pay its debts generally as such debts become due within the meaning of
SECTION 548 of the Bankruptcy Code, SECTION 4 of the UFTA or SECTION 6 of the UFCA, or (iii) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of SECTION 548 of the Bankruptcy Code, SECTION 4 of the UFTA or
SECTION 5 of the UFCA; and (b) the Obligations of the Borrowers and the Guarantors under the Credit Documents to which they are party will not be rendered avoidable under any Other Applicable Law. For purposes of this
SECTION 4.16, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

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               SECTION 4.17. Insurance. The Parent, the Borrowers and each of the other Subsidiaries have (either in the name of the Parent, such Borrower or in such other Subsidiary's own name), with financially sound and reputable insurance companies and with a Best's Rating of at least "A", insurance in at least such amounts and against at least such risks (including on all its property, and business interruption, public liability and worker's compensation, to the extent not self insured as to worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

               SECTION 4.18. Purchase of Collateral. Within the 12-month period preceding the Closing Date, neither the Borrowers nor any Guarantor has purchased any of the Collateral (except with respect to the acquisition of the ACS Business) consisting of goods in a bulk transfer or in a transaction which was outside the ordinary course of the business of the Borrowers' or such Guarantor's seller.

               SECTION 4.19. Possession of Permits. The Parent, the Borrowers and each other Subsidiary possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, and no Borrower or Subsidiary is in violation of any thereof except where any such failure to possess any of the foregoing does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Agent with respect to the Collateral.

               SECTION 4.20. Labor Disputes. Except as set forth on
SCHEDULE 4.20 and except as disclosed in writing to the Agent after the Closing Date, there is (a) no collective bargaining agreement or other labor contract covering employees of the Parent, the Borrowers or any other Subsidiary, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of Parent, the Borrowers or any other Subsidiary or for any similar purpose and (d) no pending, or to the Parent's, the Borrowers' and each Guarantor's knowledge, threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent, the Borrowers or any other Subsidiary or their respective employees.

               SECTION 4.21. Surety Obligations. Except as shown on
SCHEDULE 4.21, and except as disclosed in writing to the Agent after the Closing Date, none of the Parent, the Borrowers nor any of the other Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

               SECTION 4.22. Restrictions. None of the Parent, the Borrowers nor any of the other Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its assets. Except as set forth on SCHEDULE 4.22, and except as disclosed in writing to the Agent after the Closing Date, none of the Parent, the Borrowers nor any of the other Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Debt,


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none of which prohibit the execution of or compliance with this Agreement or the other Credit Documents by the Parent, the Borrowers or any of the other Subsidiaries, as applicable.

               SECTION 4.23. Leases. SCHEDULE 4.23 is a complete listing of all capitalized and operating leases of the Parent, the Borrowers and the other Subsidiaries on the date hereof providing for annual payments in excess of $100,000. Each of the Parent, the Borrowers and the other Subsidiaries is in compliance in all material respects with all of the terms of each of its respective capitalized and operating leases listed on such Schedule.

               SECTION 4.24. Trade Relations. As of the Closing Date, and except as disclosed in writing to the Agent after the Closing Date, (i) there exists no present condition or state of facts or circumstances which reasonably could be expected to materially adversely affect the Parent, the Borrowers or any of the other Subsidiaries or prevent the Parent, the Borrowers or any of the other Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which they have heretofore been conducted, and, (ii) to the best of the Borrowers' and the Guarantors' knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Parent, the Borrowers or any of the other Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Parent, the Borrowers or any of the other Subsidiaries, or with any material supplier.

               SECTION 4.25. Capital Structure. As of the date hereof,
SCHEDULE 4.25 states (a) the correct name of the Parent, each Borrower and each of the other Subsidiaries, its jurisdiction of incorporation or formation and (except as to the Parent) the percentage of its Capital Stock and Redeemable Preferred Stock owned by the Parent, each Borrower and each of the other Subsidiaries, (b) the name of each of the Parent's and the Borrowers' Affiliates and the nature of such affiliation, (c) the number, nature and holder of all Capital Stock and Redeemable Preferred Stock of the Borrowers and the other Subsidiaries, and (d) the number of authorized, issued and treasury shares of the Borrowers and the other Subsidiaries. The Parent, the Borrowers and the other Subsidiaries have good title to all of the shares they purport to own of the Capital Stock and Redeemable Preferred Stock of each of the Borrowers and the other Subsidiaries, free and clear in each case of any Lien other than Permitted Encumbrances. All such shares have been duly issued and are fully paid and non-assessable.

               SECTION 4.26. Article 9 Information. Each of the Borrower's and each Guarantor's federal taxpayer identification number and organizational identification number are correctly listed on such Borrower's or Guarantor's Collateral Disclosure Certificate. For each Borrower and each Guarantor, the jurisdiction of incorporation or organization, type of organization, exact legal name, federal taxpayer identification number, organizational identification number issued by its state of incorporation or organization, and the location of such Borrower's or Guarantor's Executive Office or sole place of business is specified correctly in such Borrower's or Guarantor's Collateral Disclosure Certificate.

               SECTION 4.27. Accounts.

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               (a) Each right to payment which any Borrower or any
Guarantor claims or asserts is an "Account" in any Borrowing Base
Certificate is, or will be at the time of creation, legally enforceable against the respective Account Debtor and would constitute an "Account" as such term is defined herein (except as may be disclosed in such Borrowing Base Certificate).

               (b) The amounts represented by any Borrower or any Guarantor to the Agent from time to time as owing to such Borrower or such Guarantor in respect of the Accounts will at such times be accurate in all material respects.

               (c) No amount payable to any Borrower or any Guarantor under or in connection with any Account in an amount exceeding $100,000 is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent, or if such Chattel Paper constitutes Electronic Chattel Paper, over which the Agent has control.

               SECTION 4.28. Good Title to Collateral. The Borrowers and the Guarantors have good title to the Collateral free and clear of all Liens, other than any Permitted Encumbrances, and no assertable financing statement covering the Collateral is on file in any public office other than any evidencing Permitted Encumbrances.

               SECTION 4.29. Right to Assign and Grant Security Interest. Each of the Borrowers and each of the Guarantors has full right, power and authority to assign the Accounts pursuant to this Agreement and to grant a security interest in all of the Collateral.

               SECTION 4.30. Trade Styles.

               Except as may be set forth on the Collateral Disclosure Certificates, neither the Borrowers nor any Guarantor uses any trade names or trade styles (herein, "Trade Styles") in their business operations and warrant that the same shall continue, except for any additional Trade Styles after the date hereof with respect to which such Borrower or such Guarantor has given the Agent at least 30 days prior written notice thereof. In any event, to the extent that, now or hereafter, any Borrower or any Guarantor uses any Trade Styles, the Borrowers and the Guarantors hereby represent and warrant in favor of the Agent that:(a) all of the Accounts and Proceeds with respect thereto arising out of sales under the Trade Styles shall be the property of, and belong to, such Borrower or such Guarantor and shall constitute Accounts as such term is defined herein; (b) each of the Trade Styles is a trade name and trade style (and not an independent corporation or other legal entity) by which such Borrower or such Guarantor identifies and sells certain of its products or services and under which it may conduct a portion of its business; (c) all Accounts, Proceeds thereof, and returned merchandise which arise from the sale of products invoiced under the names of any of the Trade Styles shall be owned solely by a Borrower or a Guarantor and shall be subject to the terms of this Agreement as they relate to Accounts and the Collateral; and (d) each Borrower and each Guarantor hereby appoints the Agent as its attorney-in-fact to file such certificates disclosing such Borrower's or such Guarantor's use of the Trade Styles and to take such other actions on its behalf as are necessary to comply with the statutes of any states relating to the use of fictitious or assumed business names, to the extent that such Borrower or such Guarantor fails to do so after notice and reasonable opportunity to comply.

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               SECTION 4.31. Farm Products.

               None of the Collateral constitutes, or is the Proceeds of, farm products.

               SECTION 4.32. Investment Property.

               (a) Each Borrower's and each Guarantor's Pledged Interests constitute all of the issued and outstanding Equity Interests of each Person owned by such Borrower or such Guarantor (except in the case of Foreign Subsidiaries, as limited in accordance with the definition of "Pledged Interests" herein). All of the Pledged Interests owned by any Borrower or any Guarantor are (to the extent certificated) represented by the certificates listed in such Borrower's or such Guarantor's Collateral Disclosure Certificate.

               (b) Each Borrower's and each Guarantor's Pledged Interests have been duly and validly issued and are fully paid and nonassessable. There is no amount or other obligation owing by any Borrower or any Guarantor to any issuer of such Pledged Interests in exchange for or in connection with the issuance of the Pledged Interests or such Borrower's or such Guarantor's status as a stockholder, member, or partner of any such issuer.

               (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency and reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

               (d) A Borrower or a Guarantor is the record and beneficial owner of, and has good title to, the Pledged Interests and Pledged Notes pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except for Liens in favor of the Agent.

               SECTION 4.33. Intellectual Property.

               (a) All registered Intellectual Property owned by each Borrower and each Guarantor as of the Closing Date is listed on such Borrower's or Guarantor's Collateral Disclosure Certificate.

               (b) All material Intellectual Property of each Borrower and each Guarantor is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

               (c) As of the Closing Date, and except as disclosed in writing the Agent after the Closing Date, none of any Borrower's nor any Guarantor's material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Borrower or such Guarantor is the licensor or franchisor, except as shown on any Borrower's or Guarantor's Collateral Disclosure Certificate.

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

               (d) No holding, decision or judgment has been rendered by any governmental authority or arbitrator which would limit, cancel or question the validity of, or the Borrowers' or any Guarantor's rights in, any material Intellectual Property in any respect.

               (e) No action or proceeding is pending, or, to the knowledge of the Borrowers and the Guarantors, threatened, on the date hereof seeking to limit, cancel or question the validity of any material Intellectual Property of the Borrowers or any Guarantor or the Borrowers' or such Guarantor's ownership interest therein.

               SECTION 4.34. Account Debtor Capacity and Solvency. As of the Closing Date, and except as disclosed in writing to the Agent after the Closing Date, to the knowledge of the Borrowers, each Account Debtor (a) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (b) such Account Debtor was not and is not "insolvent" as that term is defined in SECTION 4.16.

               SECTION 4.35. Proceedings with Respect to Accounts. Except as previously disclosed in writing to the Agent and the Lenders or as publicly disclosed by the Parent in its filings with the Securities and Exchange Commission prior to the Closing Date, and except as disclosed in writing to the Agent after the Closing Date, to the knowledge of the Borrowers, there are no proceedings or actions which are threatened or pending against any Account Debtor whose business is material to the Borrowers and its Subsidiaries taken as a whole which are reasonably likely to have a material adverse change in such Account Debtor's financial condition or the collectibility of Accounts owing by it to the Borrowers or any Guarantor.

               SECTION 4.36. Location of Collateral. As of the Closing Date, and except as disclosed in writing to the Agent after the Closing Date, the Collateral consisting of goods of the Borrowers and the Guarantors is situated only at one or more of the Collateral Locations, except for goods in transit and inventory being processed off-site, in each case in the ordinary course of business. Except as set forth in the Collateral Disclosure Certificate, each Borrower and each Guarantor has exclusive possession and control over the Equipment and Inventory owned by it, subject to rights (if any) of holders of Permitted Encumbrances.

               SECTION 4.37. Inventory.

               All of each Borrower's and each Guarantor's Inventory has been produced in compliance in all material respects with all requirements of the Fair Labor Standards Act.

               SECTION 4.38. Material Contracts. As of the Closing Date, and except as disclosed in writing to the Agent after the Closing Date, each Borrower's and each Guarantor's Material Contracts are listed on such Borrower's or such Guarantor's Collateral Disclosure Certificate. As of the Closing Date, and except as disclosed in writing the Agent after the Closing Date, each Borrower and each Guarantor is in compliance in all material respects with all terms and provisions of each Material Contract.

               SECTION 4.39. Survival of Representations and Warranties. Each Borrower and each of the Guarantors covenant, warrant and represent to the Agent and each Lender that all representations and warranties of the Borrowers and the Guarantors contained in this Agreement or any of the other Credit Documents shall be true on the Closing Date and at the time of each

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Borrowing or issuance of a Letter of Credit (except to the extent any such representation or warranty is expressly stated to have been made as of a specific earlier date) and shall survive the execution, delivery and acceptance thereof by Agent and the parties thereto and the closing of the transactions described therein or related thereto.

               SECTION 4.40. Force Majeure. None of any Borrower's nor any Guarantor's business is suffering from effects of fire, accident, strike, drought, storm, earthquake, embargo, tornado, hurricane, act of God, acts of a public enemy or other casualty that would reasonably be likely to have a Material Adverse Effect.

               SECTION 4.41. Anti-Terrorism Laws.

               (a)    General.

               Neither any Borrower nor any Affiliate of any Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

               (b) Executive Order No. 13224.

                    (i) Neither any Borrower nor any Affiliate of any
               Borrower is any of the following (each a "Blocked Person"):

                              (1) a Person that is listed in the annex to,
               or is otherwise subject to the provisions of, Executive Order No. 13224;

                              (2) a Person owned or controlled by, or
               acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                              (3) a Person or entity with which any bank or
               other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                              (4) a Person or entity that commits,
               threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224;

                              (5) a Person or entity that is named as a
               "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

                              (6) a Person or entity who is affiliated with
               a Person or entity listed above.

Neither any Borrower nor any Affiliate of any Borrower (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any

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Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224. Notwithstanding the foregoing, for purposes of this SECTION 4.41 the term "Affiliate" with respect to any Borrower shall mean only the Parent, the other Borrowers and the Subsidiaries of the Parent.

                                 ARTICLE 5
                                 COVENANTS

               Each Borrower and each of the Guarantors (by execution and delivery of the Guaranty) agree that, until the following covenants are terminated in accordance with SECTION 10.22 (the Parent and the Borrowers each making such covenants as to itself and as to the Borrowers and its Subsidiaries, and each other Guarantor making such covenants as to itself only):

               SECTION 5.01. Information. The Parent, the Borrowers or the Subsidiary Guarantors, as applicable, will deliver to each of the Lenders:

               (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, (i) audited consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries, certified by the Certified Public Accountants, with such certification to be free of limitation as to scope of audit or qualification as to going concern and (ii) unaudited consolidating financial statements (including the balance sheet and statement of income) of the Parent and all Subsidiaries, in each case as of the end of such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year (such annual financial statements may be furnished by furnishing to the Lenders the Form 10-K for such Fiscal Year filed with the Securities and Exchange Commission);

               (b) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries, as of the end of such Fiscal Quarter, and for the portion of the Fiscal Year ending on such date, setting forth in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year and in comparison to the projections furnished pursuant to SECTION 5.01(f), all certified (subject to normal year-end adjustments and to the absence of footnotes required by GAAP) as to fairness of presentation, GAAP and consistency by a Senior Officer of the Parent (such quarterly financial statements may be furnished by furnishing to the Lenders the Form 10-Q for such Fiscal Year filed with the Securities and Exchange Commission, provided that the Lenders are furnished separate comparisons for such Fiscal Quarter to the projections furnished pursuant to SECTION 5.01(f));

               (c) as soon as available and in any event within 30 days after the end of each of the first and second Fiscal Months of each Fiscal Quarter, consolidated financial statements (including the balance sheet and statement of income) of the Parent and its Consolidated Subsidiaries, but without including any results of OFS BrightWave, as of the end of such Fiscal Month, and for the portion of the Fiscal Year ending on such date, setting forth in comparative form the figures for the corresponding Fiscal Month and the corresponding portion of the previous Fiscal Year, all certified (subject to normal quarter-end adjustments and to the absence of footnotes required by GAAP) as to fairness of presentation, GAAP and consistency by a Senior Officer of the Parent;

               (d) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) (and (c), if and when SECTION 5.19 is in effect on a monthly basis) above, a certificate, substantially in the form of EXHIBIT G (a "Compliance Certificate"), of a Senior Officer of the Parent (i) setting forth in reasonable detail the calculations required to establish whether the Parent, the Borrowers and/or the Guarantors, as applicable, were in compliance with the requirements of SECTIONS 5.16, 5.17, 5.19 and 5.20, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Parent, such Borrower or such Guarantor is taking or proposes to take with respect thereto;

               (e) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, (i) a statement of the Certified Public Accountants to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements under SECTION 5.19, insofar as they relate to accounting matters (which statement may be limited to the extent required by accounting rules or guidelines and it being acknowledged by the Agent and the Lenders that the audit of the Certified Public Accountants was not directed primarily toward obtaining knowledge of such compliance or noncompliance), and (ii) a copy of any management letter furnished to the Parent by the Certified Public Accountants;

               (f) as soon as available and in no event later than March 31 of each Fiscal Year of the Parent, projections of the Parent and its Subsidiaries for such Fiscal Year, including income statements, balance sheets, statements of cashflow, and borrowing base availability and financial covenant calculations, and set forth Fiscal Quarter by Fiscal Quarter, together with all material assumptions made in connection therewith;

               (g) promptly, but in any event within 5 Domestic Business Days after any Borrower or any Guarantor becomes aware of the occurrence of any Default, a certificate of a Senior Officer thereof, setting forth the details thereof and the action which such Borrower or such Guarantor is taking or propose to take with respect thereto; provided that, so long as such Borrower or such Guarantor has complied with this subsection (g) in respect of any Default, the Agent agrees in good faith that, for so long (but only for so long) as (i) the Borrowers are negotiating or discussing with the Agent and the Lenders whether such Default could be cured by waiver, amendment or similar arrangement and the Agent and (ii) the requisite Lenders under SECTION 10.06 are willing in their sole and absolute discretion to continue such negotiations and discussions and the terms and conditions of any such waiver, amendment or similar arrangement (it being understood that neither the Agent nor the Lenders shall be under any obligation at any time to enter into or participate in or continue any such negotiations or discussions or to agree to the terms and conditions of any such waiver, amendment or similar arrangement), the Agent will not notify the Parent, the Borrowers or such Guarantor of such Default or otherwise declare that such Default has occurred if doing so would trigger an obligation on the part of the Parent under applicable federal securities laws and regulations to disclose publicly the occurrence of such Default, but the giving of any such notice or declaration of Default shall not prevent or restrict the rights of the Agent or the Lenders to elect thereafter to recommence negotiations or discussions in connection therewith, which rights are preserved;

               (h) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

               (i) without duplication, promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent shall have filed with the Securities and Exchange Commission;

               (j) promptly after the date that any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in SECTION 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

               (k) as soon as practicable, but in any event on or before 20 days after the end of each Fiscal Month, or such more frequent intervals as required by the Agent from time to time in its commercially reasonable judgment, a duly executed Borrowing Base Certificate (and to the Agent any accompanying documentation reasonably required by the Agent), with respect to satisfaction of the requirement that the Revolving Loans shall not exceed the Borrowing Base, as of the last day of the reporting period, in the form of EXHIBIT F or such other form as the Agent may deliver for such purpose to the Borrowers from time to time hereafter, the statements in which, in each instance, shall be certified as to truth and accuracy by the Senior Officer of the Borrower;

               (l) written notice of the following:

                    (i) promptly after any Senior Officer of any Borrower
               or any Guarantor learns thereof, of (A) the commencement of any litigation affecting such Borrower or such Guarantor or any of its respective assets, whether or not the claim is considered by such Borrower or such Guarantor to be covered by insurance, and (B) the institution of any administrative proceeding which in either case of clause (A) or (B), if decided adversely, would have a Material Adverse Effect;

                    (ii) at least 30 days prior thereto, of the opening of
               any new office or place of business of any Borrower or any Guarantor or the closing of any existing office or place of business of any Borrower or any Guarantor (in each case other than any office that is only a sales office);

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

                    (iii) promptly after any Senior Officer of any Borrower
               or any Guarantor learns thereof, of any labor dispute to which such Borrower or such Guarantor may become a party, or any strikes or walkouts relating to any of its plants or other facilities, which in either case will have a Material Adverse Effect, and the expiration of any labor contract to which it is a party or by which it is bound;

                    (iv) promptly after the occurrence thereof, of any
               default by any obligor under any note or other evidence of indebtedness payable to any Borrower or any Guarantor exceeding $2,500,000;

                    (v) promptly after the rendition thereof, of any
               judgment in an amount exceeding $2,500,000 rendered against any Borrower or any Guarantor;

                    (vi) promptly after any Senior Officer of any Borrower
               or any Guarantor learns thereof, knowledge of any and all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Aggregate Real Properties or any adjacent property, in each case which would have a Material Adverse Effect or, as to the Real Properties, create an Event of Default under SECTION 6.01(m), and

                    (vii) promptly after any Senior Officer of any Borrower
               or any Guarantor learns thereof, of any material default by any Borrower or any Guarantor under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of any Borrower or any Guarantor exceeding $2,500,000;


               (m) no later than May 10, 2004, an internal management produced opening balance sheet of the Parent and its Subsidiaries after giving effect to the ACS Acquisition, as supported by third-party appraisals, all certified as to fairness of presentation, GAAP and consistency by a Senior Officer of the Parent, which shall, among other things, confirm the accuracy of the representations contained in SECTION
4.16 as to the Parent; and


               (n) from time to time such additional information regarding the financial position or business (including, without limitation, tax returns and bank statements) of the Parent, the Borrowers and the Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

               SECTION 5.02. Inspection of Property, Books and Records. The Parent and the Borrowers will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, the Agent or representatives of the Agent (at the Parent's expense if a Default or Event of Default is in existence or at the Agent's expense prior to the occurrence of a Default or Event of Default) to visit and inspect any of their respective properties, verify information with any Person, to examine and make abstracts from any of their respective books and records (including,


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without limitation, books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to such Borrower's or such Guarantor's business or to any other transactions between the parties hereto) and to discuss their respective affairs, finances and accounts with their respective officers, employees and (upon prior notice to the Borrower) the Certified Public Accountants, each Borrower and each Guarantor agreeing to cooperate and assist in such visits and inspections, in each case (x) prior to the occurrence of a Default, upon prior reasonable notice at such reasonable times and as often as may reasonably be requested, and (y) after the occurrence of a Default, at any time and without prior notice.

               SECTION 5.03. Maintenance of Existence and Management. The Parent and the Borrowers shall, and shall cause each Subsidiary to maintain, (a) their corporate existence and carry on their business(including, without limitation, the ACS Business) in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except as permitted by SECTIONS 5.04 and 5.05, and (b) their respective corporate charters, by-laws, partnership agreements, operating agreements and other similar documents and agreements relating to their legal existence and organization, and not permit any amendment or other modification thereto except for any amendment or modification that would not affect the Obligations or result in a Material Adverse Effect.

               SECTION 5.04. Dissolution. The Borrowers and the Guarantors shall not suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by
SECTION 5.05.

               SECTION 5.05. Consolidations and Mergers. The Borrowers and the Guarantors will not, nor will they permit any other Subsidiary to, merge or consolidate, with any Person, except for (i) subject to compliance with SECTION 5.15, if applicable, a merger or consolidation between the Subsidiaries or involving only the Parent or any Borrower and one or more of the other Subsidiaries in which the Parent or any Borrower is the surviving entity, or (ii) a merger or consolidation in which any Borrower or any Guarantor is the surviving entity and such Person merging into any Borrower or such Guarantor is organized and existing under the laws of a State of the United States of America, if (A) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing, (B) immediately after giving effect to such merger or consolidation on a pro forma basis (including, without limitation, any Debt incurred or anticipated to be incurred in connection with such merger or consolidation), the Borrowers and the Guarantors would be able to incur at least $1.00 of additional Debt under SECTION 5.20, and
(C) immediately after giving effect to such merger or consolidation on a pro forma basis, the Parent shall have a Consolidated Tangible Net Worth equal to or greater than its Consolidated Tangible Net Worth immediately prior to such merger or consolidation.

               SECTION 5.06. Use of Proceeds. The proceeds of the Loans will be used to finance a portion of the purchase price of the ACS Acquisition, pay reasonable fees and expenses relating to the ACS Acquisition, refinance indebtedness outstanding on the Closing Date, and for capital expenditures, working capital and other general corporate purposes. No portion of the proceeds of the Loans will be used by the Borrowers, the Parent or any other Subsidiary (a) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors (or other equivalent governing body) of the Person to be acquired, and the provisions of SECTION 5.17 would not be violated, (b) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (c) for any purpose in violation of any applicable law or regulation.

               SECTION 5.07. Compliance with Laws; Payment of Taxes. The Borrowers and the Guarantors will, and will cause each of the other Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA and the Fair Labor Standards Act of 1938, as amended), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where failure to comply would not have and would not reasonably be expected to cause a Material Adverse Effect. The Borrowers and the Guarantors will, and will cause each of the other Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of any Borrower, any of the Guarantors, or any other Subsidiary, except liabilities being contested in good faith and against which, if requested by the Agent, such Borrower or such Guarantor will, or will cause such Subsidiary to, set up reserves in accordance with GAAP.

               SECTION 5.08. Insurance; Net Casualty/Insurance Proceeds.

               (a) The Borrowers and the Guarantors will maintain, and will cause each of the other Subsidiaries to maintain (either in the name of such Borrower, or in such Guarantor's or other Subsidiary's own name), with financially sound and reputable insurance companies acceptable to the Agent and with a Best's Rating of at least "A", insurance on all of their property in at least such amounts and against at least such risks (including on all its property, public liability and worker's compensation (but solely with respect to worker's compensation, only to the extent not self-insured), and business interruption insurance) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business. The Borrowers shall deliver the originals or copies (which copies shall be certified if requested by the Agent) of such policies to the Agent, and as to such policies insuring the Borrowers or any of the Guarantors, with satisfactory lender's loss payable endorsements naming the Agent, as agent for the Lenders, as sole loss payee, assignee and additional insured, as its interests may appear. Each policy of insurance or endorsement pertaining to the Borrowers or any of the Guarantors shall contain a clause (i) not permitting cancellation by the Borrower or such Guarantor without the prior written consent of the Agent, (ii) requiring the insurer to give not less than 30 days prior written notice to the Agent in the event of cancellation or non-renewal by the insurance company of the policy for any reason whatsoever, and (iii) specifying that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Borrower or such Guarantor or the owner of the property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Upon the date of this Agreement, and from time to time thereafter upon the Agent's request, the Borrowers and the Guarantors shall provide the Agent with a statement from each insurance company providing the foregoing coverage, acknowledging in favor of the Agent the continued effectiveness of the foregoing insurance clauses. If the Borrowers and/or the Guarantors fail to provide and pay for such insurance, the


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

Agent may, at its option, but shall not be required to, procure the same and charge the Borrowers therefor as a part of the Obligations.

               (b) Net Casualty/Insurance Proceeds must be applied to either (i) the payment of the Obligations, or (ii) the repair and/or restoration of the Collateral (unless repair or restoration would, in the commercially reasonable judgment of the Borrowers, be impracticable or uneconomical, which event the Borrowers or such Guarantor may retain such proceeds if they are less than $1,000,000). If either an Event of Default has occurred, or the cost to repair or restore the Collateral exceeds $1,000,000, then, in such event, the Agent, at the direction of the Required Lenders, shall determine, in their sole discretion, the manner in which Net Casualty/Insurance Proceeds are to be applied. If no Event of Default has occurred and the cost to repair or restore the Collateral is $1,000,000 or less, the Borrowers shall determine the manner in which Net Casualty/Insurance Proceeds are to be applied.

               SECTION 5.09. Change in Fiscal Year. The Parent will not change its Fiscal Year, or the fiscal year of any Borrower or any other Subsidiary, without the consent of the Required Lenders.

               SECTION 5.10. Maintenance of Property. The Borrowers and the Guarantors shall, and shall cause each other Subsidiary to, maintain all of its material properties and assets in reasonably good condition, repair and working order, ordinary wear and tear excepted. The Borrowers and the Guarantors shall maintain all material Equipment in good operating condition and repair, reasonable wear and tear excepted and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Without the prior written consent of the Agent, none of the Equipment may be affixed to any real property such that it is characterized as a Fixture under applicable law, unless the Agent has a Mortgage on the interests of the Borrowers or Guarantor on such real property.

               SECTION 5.11. Material Contracts. The Borrowers and the Guarantors shall comply, and cause each other Subsidiary to comply, with all material terms and conditions of any Material Contract to which it is a party. Without the Agent's and the Required Lenders' prior written consent, the Borrowers and the Guarantors will not (a) enter into, or permit any other Subsidiary to enter into, any amendment or modification to any Material Contract of a material nature, or (b) permit any Material Contract to be cancelled or terminated prior to its stated maturity, if in either case such amendment, modification, cancellation or termination would be reasonably likely to have a Material Adverse Effect. The Borrowers and the Guarantors agree that they shall promptly notify the Agent and deliver to the Agent any notice received by such Borrower or such Guarantor with respect to any event which constitutes a default by such Borrower or such Guarantor or any other Subsidiary under any Material Contract to which such Borrower, such Guarantor or such other Subsidiary is a party.

               SECTION 5.12. Environmental Matters. Neither the Parent, any Borrower nor any Subsidiary will, and Borrowers and the Guarantors will use their commercially reasonable efforts not to, permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Aggregate Real Properties any Hazardous Materials except for Hazardous Materials such as


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

cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise in the ordinary course of business in substantial compliance with all applicable Environmental Requirements, except where the failure to comply could not reasonably be expected to have or cause a Material Adverse Effect or, as to the Real Properties, create an Event of Default under SECTION 6.01(m).

               SECTION 5.13. Environmental Release. Each Borrower and each Guarantor agrees that upon the occurrence of an Environmental Release at or on any of the Aggregate Real Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to respond to, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

               SECTION 5.14. Transactions with Affiliates. Other than (i) transactions or arrangements existing on the Closing Date and described on
SCHEDULE 5.14 and (ii) transactions otherwise permitted under this Agreement, neither the Borrowers nor the Guarantors shall, and shall not permit any of the other Subsidiaries to, enter into, or be a party to, any transaction involving $2,500,000 or more with any Affiliate of the Parent, the Borrowers or such Guarantor or any other Subsidiaries (which Affiliate is not a Borrower or a Guarantor or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to the Agent and the Lenders and are no less favorable to the Parent, such Borrower, such Guarantor or such other Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate. All obligations (consisting of Debt or otherwise) owed by any Affiliate (other than OFS Brightwave, any Borrower or any Guarantor) to the Parent, any Borrower, any Guarantor or any other Subsidiary shall by its terms be subordinated in full to the payment of the Obligations during the existence of any Event of Default.

               SECTION 5.15. Special Provisions Concerning Subsidiaries. Neither the Borrowers nor any of the Guarantors shall hereafter (i) create or acquire any Subsidiary, except as permitted by SECTION 5.16(vii) or 5.16(viii), or (ii) divest itself of any material assets by transferring them to any Subsidiary that is not a Guarantor, except as otherwise permitted under this Agreement. In the event that, as permitted by SECTION 5.16(vii) or 5.16(viii) or with the Required Lenders' prior written consent, any Borrower or any Guarantor acquires or creates any Subsidiary which is not a Guarantor, or any Subsidiary which was not a Material Subsidiary on the Closing Date becomes a Material Subsidiary, then, promptly upon the acquisition or creation thereof, such Borrower or such Guarantor shall:

               (a) if such new Subsidiary is a Material Domestic Subsidiary, cause such Material Domestic Subsidiary to execute and deliver to the Agent a joinder agreement in the form of EXHIBIT T, pursuant to which (1) it shall become a Subsidiary Guarantor and a party to the Guaranty, (2) it shall become a "Contributing Party" and a party to the Contribution Agreement, and (3) it shall become a party to each Security Document that is relevant to the type of assets held by it, granting to the Agent a first priority perfected Lien in all of the assets of such Subsidiary subject only to Permitted Encumbrances, and deliver to the Agent evidence of corporate authority therefor and opinions of counsel with respect thereto, all reasonably satisfactory to the Agent in all respects;

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

               (b) if such new Subsidiary is a Domestic Subsidiary, execute and deliver to the Agent an amendment to the Pledge Agreement, if it is already a party thereto, otherwise a joinder agreement in the form of EXHIBIT T becoming a party to the Pledge Agreement, in either case pursuant to which it grants to the Agent, a first priority perfected Lien on all of the equity interests held by it in such Domestic Subsidiary, and in the latter case, such evidence of corporate authority therefor and opinions of counsel with respect thereto, all reasonably satisfactory to the Agent in all respects; and

               (c) if such new Subsidiary is a Material Foreign Direct Subsidiary, execute and deliver to the Agent an amendment to the Pledge Agreement, if it is already a party thereto, otherwise a joinder agreement in the form of EXHIBIT T becoming a party to the Pledge Agreement, in either case pursuant to which it grants to the Agent, a first priority perfected Lien on 65% of the equity interests held by it in such Material Foreign Direct Subsidiary, and in the latter case, such evidence of corporate authority therefor and opinions of counsel with respect thereto, all reasonably satisfactory to the Agent in all respects.

               SECTION 5.16. Restricted Payments and Investments and Acquisitions. The Parent will not declare or make any Restricted Payment during any Fiscal Year, and the Borrowers and the Guarantors shall not, and shall not permit any of the other Subsidiaries to, make Investments in any Person or their assets except:

                    (i) (x) loans or advances to employees (it being
               understood that cashless option exercises shall not be deemed loans or advances to employees) not exceeding $500,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date, (y) relocation loans and advances made to employees in the ordinary course of business and consistent with practices existing on the Closing Date, and (z) repurchases of Capital Stock of the Parent from terminated or departing employees in an aggregate amount not exceeding $1,000,000 for any Fiscal Year;

                    (ii) deposits required by government agencies, public
               utilities or insurance companies;

                    (iii) the ACS Acquisition and Investments existing on
               the Closing Date, including amounts outstanding on the Closing Date pursuant to the BrightWave Revolving Credit Commitment and amounts loaned thereafter pursuant thereto, provided, however, that the amount of the BrightWave Revolving Credit Commitment may not be increased, loans and advances in excess of the BrightWave Revolving Credit Commitment shall not be permitted and the date of termination of the BrightWave Revolving Credit Commitment may not be extended, without the prior written consent of the Agent, acting at the direction of the Required Lenders;

                    (iv) Investments in (A) direct obligations of the
               United States Government or any agency thereof maturing within one year after the date of acquisition thereof, (B) direct obligations of any state of the United States of


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

               America or any political subdivision of any such state or public instrumentality thereof maturing within one year after the date of acquisition thereof and having, at the time of acquisition, one of the two highest ratings obtainable from S&P or Moody's, (C) domestic and Eurodollar certificates of deposit or time deposits maturing within 90 days after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or European Economic Community or Canada having combined capital and surplus of not less than $500,000,000,
               (D) bankers' acceptances maturing no more than 90 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody's, (E) commercial paper rated "A1" or the equivalent thereof by S&P or "P1" or the equivalent thereof by Moody's and in either case maturing within 6 months after the date of acquisition, (F) auction rate bonds, auction rate preferred stock and other similar corporate securities of a type and with terms consistent with the Borrowers' short-term investment policies and that, at the time of acquisition, either (i) bear one of the two highest ratings obtainable from either S&P or Moody's or
               (ii) are fully supported by a letter of credit issued by a bank satisfying the criteria set forth in clause (G) below,
               (G) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least "AA" or the equivalent thereof by S&P and "Aa" or the equivalent thereof by Moody's, (H) repurchase agreements with respect to United States government securities, with contract periods not to exceed 30 days, and (I) money market mutual funds that invest primarily in the instruments set forth in the foregoing clauses of this definition;

                    (v) Investments as a result of Interest Rate Protection
               Agreements not entered into for speculative purposes;

                    (vi) Investments as a result of ForEx Contracts not
               entered into for speculative purposes;

                    (vii) (w) Investments in newly created Domestic
               Subsidiaries, provided that the applicable requirements of
               SECTION 5.15 are satisfied; (x) Investments by any Borrower or any Guarantor in other Foreign Subsidiaries, provided that the applicable requirements of SECTION 5.15 are satisfied and provided further that the aggregate amount of all such Investments under this clause (x) made from and after the Closing Date shall not exceed $80,000,000 and (y) transfers of Equipment by any Borrower or a Domestic Subsidiary to a Foreign Subsidiary pursuant and subject to the provisions of SECTION 5.30(b); provided, however, that
               (1) immediately after giving effect to the making of any Investment permitted by this clause (vii), no Default or Event of Default shall have occurred and be continuing, (2) immediately after giving effect to the making of any Investment permitted under clause (x) above, there would be Excess Borrowing Availability plus Unrestricted Domestic Cash of at least $50,000,000 and (3) for Fiscal Year 2004, the sum of all Investments made pursuant to such clause (x) above, plus Investments made pursuant to clauses (ix) and
               (xiv) below, shall not exceed


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

               $55,000,000; and provided further that the calculation of Investments under this clause (vii) shall be made without duplication of amounts constituting Permitted Acquisitions under SECTION 5.16(ix);

                    (viii) Investments made in exchange for Capital Stock;
               provided, however, that immediately after giving effect to the making of any Investment permitted by this clause
               (viii), no Default or Event of Default shall have occurred and be continuing;

                    (ix) Permitted Acquisitions, provided that (A) for
               Fiscal Year 2004, such Permitted Acquisitions shall not exceed $20,000,000 in the aggregate, and the sum of all Investments made pursuant to this clause (ix), plus Investments made pursuant to clauses (vii)(x) above and
               (xiv) below, shall not exceed $55,000,000 and (B) for any subsequent Fiscal Year, such Permitted Acquisitions shall not exceed $50,000,000 in the aggregate for any such Fiscal Year;

                    (x) Investments (including debt obligations) of any
               Borrower and its Subsidiaries received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business (to the extent such settlements are otherwise permitted hereunder;

                    (xi) Restricted Payments permitted under SECTION 5.35;

                    (xii) the repurchase by the Parent of its shares of its
               Common Stock from Furukawa pursuant to contractual requirements in effect on the Closing Date, to the extent made with proceeds from the sale of the Parent's interest in OFS Brightwave to Furukawa;

                    (xiii) Investments in the Borrowers and in Guarantors
               and Investments by Subsidiaries that are not Guarantors (other than the Borrowers) in other Subsidiaries that are not Guarantors; and

                    (xiv) the repurchase by the Parent of its shares of
               Common Stock from Avaya Inc. issued to it as part of the purchase price for the ACS Acquisition; provided, however, that (1) immediately after giving effect to the making of any Investment permitted by this clause (xiv), no Default or Event of Default shall have occurred and be continuing, (2) immediately after giving effect to the making of any such repurchase, there would be Excess Borrowing Availability plus Unrestricted Domestic Cash of at least $50,000,000 and
               (3) for Fiscal Year 2004, the sum of all Investments made pursuant to this clause (xiv), plus Investments made pursuant to clauses (vii)(x) and (ix) above, shall not exceed $55,000,000.

               SECTION 5.17. Permitted Liens. The Borrowers and the Guarantors will not, and will not permit any other Subsidiary to, create, assume or suffer to exist any Lien, directly or indirectly, on any asset now owned or hereafter acquired by it, except, with respect to the


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

Collateral, the Permitted Encumbrances, and with respect to assets other than Collateral, other Liens set forth below:

               (a) Liens existing on the date of this Agreement securing Debt and other obligations outstanding on the Closing Date of this Agreement and disclosed in the Collateral Disclosure Certificates;

               (b) any Lien existing on any specific fixed asset of any corporation or other entity at the time such corporation or other entity becomes a Subsidiary and not created in contemplation of such event;

               (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

               (d) any Lien on any specific fixed asset of any corporation or other entity existing at the time such corporation or other entity is merged or consolidated with or into a Borrower, a Guarantor or another Subsidiary and not created in contemplation of such event;

               (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by a Borrower, a Guarantor or another Subsidiary and not created in contemplation of such acquisition;

               (f) Purchase Money Liens on fixed assets permitted under
SECTION 5.20(h);

               (g) Liens on assets of Foreign Subsidiaries securing Debt of Foreign Subsidiaries permitted under SECTION 5.20(i);

               (h) Liens imposed by law (including, without limitation) for taxes or other governmental charges not past due for more than 30 days or being contested in good faith by appropriate proceedings, and for which adequate reserves have been established in accordance with GAAP), and Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

               (i) any Lien on Margin Stock;

               (j) any attachment or judgment Lien not constituting an Event of Default under SECTION 6.01 that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; and

               (k) other Liens securing obligations not exceeding
$2,000,000 in aggregate principal amount outstanding at any time; provided, however, that immediately after giving effect to the creation, assumption, existence or incurrence of any Liens permitted by this SECTION 5.17(k), no Default or Event of Default shall have occurred and be continuing.

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               SECTION 5.18. Restrictions on Ability of Borrowers and
Subsidiaries to Pay Dividends. The Borrowers and the Guarantors shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual encumbrance or restriction on the ability of any Subsidiary to (a) pay any dividends or make any other distributions on its Capital Stock or Redeemable Preferred Stock or any other interest or (b) make or repay any loans or advances to the Borrowers or the Guarantors, in each case other than such restrictions or encumbrances existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable requirements of law, and (iii) agreements in effect as of the date hereof.

               SECTION 5.19. Financial Covenants. The financial covenants set forth in this SECTION 5.19 shall be determined on a consolidated basis and tested quarterly (or monthly, upon written notice at any time from the Agent in its commercially reasonable judgment), commencing with the Fiscal Quarter ending March 31, 2004, and shall be in effect and applicable at all times.

               (a) Fixed Charge Coverage Ratio The Fixed Charge Coverage Ratio, calculated for the Fiscal Quarter (or Fiscal Month) just ended and the immediately preceding three Fiscal Quarters (or 11 Fiscal Months), will be equal to or greater than 1.5 to 1.0.

               (b) Funded Senior Debt/EBITDA Ratio. The Funded Senior Debt/EBITDA Ratio, calculated at the end of each Fiscal Quarter (or Fiscal Month), calculated as to Consolidated Funded Senior Debt as of the Fiscal Quarter (or Fiscal Month) just ended and calculated as to Consolidated EBITDA for the Fiscal Quarter (or Fiscal Month) just ended and the immediately preceding three Fiscal Quarters (or 11 Fiscal Months), will not exceed 2.50 to 1.0.

               (c) Minimum Ongoing Excess Borrowing Availability. Excess Borrowing Availability shall not at any time be less than $10,000,000.

               (d) Capital Expenditures. Neither the Borrowers nor the Guarantors shall, nor shall they permit any other Subsidiary to, make any expenditures (including obligations incurred under any lease) in any Fiscal Year that are required to be capitalized under GAAP in the aggregate for the Borrowers, the Guarantors and the other Subsidiaries, on a consolidated basis, exceeding the sum of (i) $40,000,000 and (ii) any amount (the "Carryover Amount") by which the allowed amount of such expenditures for prior Fiscal Years (including any applicable Carryover Amount) exceeds the actual amount of such expenditures for prior Fiscal Years; provided, that in no event may aggregate capital expenditures for any Fiscal Year exceed $60,000,000.

               SECTION 5.20. Permitted Debt. The Borrowers and the Guarantors will not, or will not permit any other Subsidiary to, create, assume, incur or suffer to exist any Debt, except as follows (the amounts set forth below are in the aggregate for the Borrowers, the Guarantors and all other Subsidiaries).

               (a) (w) Debt owing by any Borrower to any Guarantor, or by any Guarantor to any Borrower or any other Guarantor, (x) Debt owing by any Subsidiary (other than the


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

Borrower or a Guarantor) to any Borrower or any Guarantor, in an aggregate amount (for all such Subsidiaries) not to exceed $10,000,000 at any time outstanding, (y) Debt owing by any Subsidiary (other than a Borrower or a Guarantor) to any other Subsidiary (other than a Borrower or a Guarantor), and (z) Debt consisting of Guarantees by Parent, any Borrower or any of its Subsidiaries incurred in the ordinary course of business for the benefit of Parent, any Borrower or any Subsidiary, provided that the primary obligation being guaranteed is permitted by this Agreement, and provided, further, that immediately after giving effect to the creation, assumption or incurrence of any Debt permitted by clause (x) of this paragraph (a), no Default or Event of Default shall have occurred and be continuing;

               (b) Debt to the Agent and the Lenders under this Agreement and the other Credit Documents and to Wachovia or the LC Issuer under any document or agreement pertaining to any Letter of Credit or the ForEx Obligations;

               (c) Debt to Persons other than that described in the foregoing clauses (a) and (b) existing on the date of this Agreement and described in SCHEDULE 5.20;

               (d) Subordinated Debt;

               (e) Debt consisting of accrued pension fund and other employee benefit plan obligations and liabilities;

               (f) Debt consisting of deferred taxes;

               (g) Debt resulting from endorsements of negotiable instruments received in the ordinary course of business;

               (h) Debt secured by Purchase Money Liens permitted hereby, not to exceed $5,000,000 in the aggregate incurred during any Fiscal Year of the Parent;

               (i) Debt of Foreign Subsidiaries of any Borrower (other than Debt owing to the Parent or any Subsidiary of the Parent), and (without duplication) Guarantees by the Parent thereof (A) in an aggregate amount not to exceed $15,000,000 at any time outstanding, and (B) other such Debt in an aggregate amount which, together with Investments in Foreign Subsidiaries permitted under SECTION 5.16(vii)(x), does not exceed $70,000,000; provided, however, that (1) immediately after giving effect to the creation, assumption or incurrence of any Debt permitted by this paragraph (i), no Default or Event of Default shall have occurred and be continuing, and (2) immediately after giving effect to the creation, incurrence or assumption of any Debt permitted by clause (B) above, there would be Excess Borrowing Availability plus Unrestricted Domestic Cash of at least $50,000,000;

               (j) contingent obligations with respect to letters of credit which have been issued but not drawn upon;

               (k) other Debt for any Fiscal Year of the Parent, any Borrower or any Guarantor in an aggregate amount for all such entities (without duplication) not to exceed $5,000,000; provided, however, that immediately after giving effect to the creation, assumption

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or incurrence of any Debt permitted by this paragraph (k), no Default or
Event of Default shall have occurred and be continuing;

               (l) Debt as a result of Interest Rate Protection Agreements and ForEx Contracts as the same are permitted under SECTION 5.17; and

               (m) Debt arising out of the refinancing, extension, renewal or refunding of any Debt permitted by any of the foregoing paragraphs of this SECTION so long as, in the case of Debt permitted under clause (c), the principal amount thereof is not increased from the amount outstanding on the date of refinancing, and in the case of Debt permitted under clauses
(h), (i) and (k), the principal amount thereof is not increased in violation of such clauses.

               SECTION 5.21. Limitation on Issuance and Sale of Capital Stock and Redeemable Preferred Stock of Subsidiaries. The Borrowers and the Subsidiary Guarantors shall not, nor shall the Borrowers or the Guarantors permit any Wholly Owned Subsidiary to, issue any Capital Stock, other than to the Parent or one of its Wholly Owned Subsidiaries or permit any Person other than the Parent or one of its Subsidiaries to own any Capital Stock or Redeemable Preferred Stock of a Wholly Owned Subsidiary (other than directors' qualifying shares); or sell any of the Capital Stock or Redeemable Preferred Stock of a Subsidiary, or permit any Subsidiary to sell any of the Capital Stock or Redeemable Preferred Stock of any other Subsidiary, unless (a) the Parent or such Subsidiary, as the case may be, receives consideration at the time of such sale at least equal to the fair market value of the Capital Stock and Redeemable Preferred Stock disposed of and at least 75% of the consideration received by the Parent or such Subsidiary for such Capital Stock or Redeemable Preferred Stock is in the form of cash or cash equivalents, (b) no Default or Event of Default exists prior to and as a result of such sale, and (c) after giving effect to any such sale of Capital Stock or Redeemable Preferred Stock on a pro forma basis (and the resulting elimination of such Subsidiary's accounts and inventory from the Borrowing Base, if applicable), the Borrower is able to borrow $1.00 or more under SECTION 2.01(a).

               SECTION 5.22. Change of Principal Place of Business or Location of Collateral. None of the Borrowers nor any of the Guarantors shall transfer its principal place of business or Executive Office, or open new Collateral Locations or warehouses, or transfer existing Collateral Locations or warehouses, or locate the Collateral at any location other than a Collateral Location, or maintain records with respect to Collateral, to or at any locations other than those at which the same are presently kept or maintained as set forth on the Collateral Disclosure Certificates without at least 30 days prior written notice to the Agent.

               SECTION 5.23. Physical Inventories. The Borrowers and the Guarantors shall conduct a physical inventory no less frequently than annually and shall provide to the Agent a report of such physical inventory promptly thereafter, together with such supporting information as the Agent shall reasonably request.

               SECTION 5.24. Inventory Returns. If at any time or times hereafter any Account Debtor returns any Inventory of any Borrower or any Guarantor the shipment of which generated an account on which such Account Debtor is obligated in excess of $3,000,000, such Borrower


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or such Guarantor shall promptly notify the Agent of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory.

               SECTION 5.25. Intellectual Property. Except in each instance where the failure to comply with any of the following covenants would not be reasonably likely to have a Material Adverse Effect:

               (a) Each Borrower and each Guarantor (either itself or through licensees) will (i) use each Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby such Trademark may become invalidated or impaired in any way.

               (b) Each Borrower and each Guarantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public.

               (c) Each Borrower and each Guarantor (either itself or through licensees) (i) will employ each Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights may become invalidated or otherwise impaired. Each Borrower and each Guarantor will not (either itself or through licensees) do any act whereby any portion of the Copyrights may fall into the public domain.

               (d) Each Borrower and each Guarantor (either itself or through licensees) will not use any Intellectual Property to infringe the intellectual property rights of any other Person.

               (e) Each Borrower and each Guarantor will notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any other governmental authority in any country) regarding such Borrower's or such Guarantor's ownership of, or the validity of, any Intellectual Property or such Borrower's or such Guarantor's right to register the same or to own and maintain the same.

               (f) Whenever any Borrower or any Guarantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision


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

thereof, such Borrower or such Guarantor shall report such filing to the Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, such Borrower or such Guarantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Borrower or such Guarantor relating thereto or represented thereby.

               (g) The Borrowers and the Guarantors will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

               (h) In the event that any Intellectual Property is infringed, misappropriated or diluted by a third party, the affected Borrower or Guarantor shall (i) take such actions as such Borrower or such Guarantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

               SECTION 5.26. Records Respecting Collateral. All records of the Borrowers and the Guarantors with respect to the Collateral will be kept at their respective Executive Offices and will not be removed from such address without the prior written consent of Agent.

               SECTION 5.27. Reports Respecting Collateral. The Borrowers and the Guarantors shall, as soon as practicable, but in any event on or before 20 days after the end of each Fiscal Month, furnish or cause to be furnished to the Agent a status report, certified by a duly authorized officer of each Borrower and each of the Guarantors, showing: (a) the aggregate dollar value of the Collateral comprising the Accounts and the age of each individual item thereof comprised of trade accounts receivable as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as the Agent may request, including, without limitation, by Account Debtor name, address, invoice number, due date and invoice date); (b) the aggregate dollar value of the Accounts subject to "bill and hold" arrangements (segregating such items in such manner and to such degree as the Agent may request); (c) the aggregate dollar value of the items comprising the accounts payable of each Borrower and each of the Guarantors and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as the Agent may request); (d) the type, dollar value and location of the Inventory as at the end of the preceding Fiscal Month, valued at the lower of its FIFO cost or market value; and (e) the aggregate dollar value of all returns, repossessions or discounts with respect to Inventory in excess of $1,000,000. Additionally, the Agent may, at any time in its sole discretion (and upon prior notice to the Borrowers if no Event of Default has occurred and is continuing), require any Borrower or any of the Guarantors to permit the Agent in its own name or any designee of the Agent in its own name to verify the individual account balances of or any other matter relating to the individual Account Debtors promptly upon its request therefor by mail, telephone, telegraph or otherwise.


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Each Borrower and each of the Guarantors shall cooperate fully with the
Agent in an effort to facilitate and promptly conclude any such verification process. In any event, with the above described status report for the month of December of each year and upon request from the Agent, made at any time hereafter, each Borrower and each of the Guarantors shall furnish the Agent with a then current customer and Account Debtor name and address list, together with (if requested by the Agent) updates of Equipment lists and an appraisal or updates of the appraisal of the Equipment. Upon the Agent's request therefor, each Borrower and each of the Guarantors shall deliver to the Agent copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to all accounts listed on any Borrowing Base Certificate and such other matters and information relating to the status of the Accounts of each Borrower and each of the Guarantors as the Agent shall reasonably request.

               SECTION 5.28. Collateral Location Waivers. With respect to each of the Collateral Locations at which any Borrower or any Guarantor maintains Collateral having a value in excess of $500,000, the Borrowers and the Guarantors will use commercially reasonable efforts to obtain such waivers of lien, estoppel certificates or subordination agreements as the Agent may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations. The Borrowers shall provide written notice to the Agent promptly upon the early termination by the Landlord of any lease for which the Agent has obtained a Waiver and Agreement.

               SECTION 5.29. Appraisals; Field Examinations. The Agent reserves the right, exercisable from time to time hereafter in the Agent's commercially reasonable judgment, to require that the Borrowers and/or any of the Guarantors obtain, and the Borrowers and/or such Guarantors shall so obtain, at the Borrowers' expense, appraisals or updates to any existing appraisals being obtained in connection with the execution and delivery of this Agreement, reflecting then current values of the Equipment; provided, that unless an Event of Default has occurred and is continuing, not more than one such appraisal annually shall be conducted at the Borrowers' expense. The Agent shall have the right to conduct up to 2 field exams per year as to each of the Accounts and the Inventory, at the Borrowers' expense, but reserves the right to conduct a review with less frequency, or at any time at the Borrowers' expense following the occurrence and during the continuance of any Event of Default. Any Lender shall have the right to accompany the Agent on any such field exams at its own expense.

               SECTION 5.30. Dispositions of Collateral.

               (a) Except for (1) sales of inventory in the ordinary course of business, sales, leases or transfers among the Borrowers and the Guarantors, (2) so long no Default or Event of Default exists, the sale of the Borrower's Kings Mountain, North Carolina facility (subject to SECTION 2.11(c)) and the sale for an all cash purchase price of the Real Property located in Omaha, Nebraska (subject to SECTION 2.11(c)), and (3) dispositions of Equipment pursuant to SECTION 5.30(b), neither the Borrowers nor any of the Guarantors will sell, lease, exchange, arrange for a sale and leaseback, or otherwise dispose of any of the Collateral without the prior written consent of the Agent, acting at the direction of (i) as to Collateral of the types described in the definition and used in the calculation of the Borrowing Base and any Real Property that is subject to a Mortgage, all of the Lenders, and (ii) as to all other Collateral, the Required Lenders,


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in each case subject to the provisions of SECTION 2.11(c), if applicable.
Notwithstanding anything to the contrary in this SECTION 5.30, Borrower, Agent and Lenders hereby each acknowledge and agree that (i) the real property identified in the first "TOGETHER WITH" on Exhibit A to the Mortgage for the Real Property located in Omaha, Nebraska (the "Avaya Sale Leaseback Property") and the remainder of the Real Property located in Omaha, Nebraska could not be properly subdivided in accordance with all applicable laws, ordinances and regulations (the "Avaya Subdivision") on or before the Closing Date in order to consummate the Asset Purchase Agreement, (ii) in order to consummate the Asset Purchase Agreement, the Avaya Sale Leaseback Property has been included in the real property subject to the Mortgage of the Real Property located in Omaha, Nebraska,
(iii) Connectivity Solutions Manufacturing, Inc. intends to lease for nominal consideration the Avaya Sale Leaseback Property to Avaya, Inc. pursuant to a long-term ground lease until such time that the Avaya Subdivision occurs, (iv) Borrower shall cooperate with Avaya, Inc. and take reasonable steps to cause Avaya, Inc. to cause the Avaya Subdivision to occur after the Closing Date,(v) the Avaya Sale Leaseback Property was not originally intended to be included in the Real Properties or intended to be a part of the consideration for this Agreement, (vi) due to such exclusion of the Avaya Sale Leaseback Property from the Real Properties, Agent has not performed any due diligence on the Avaya Sale Leaseback Property, (vii) upon the occurrence of the Avaya Subdivision, the Avaya Sale Leaseback Property shall be conveyed to Avaya, Inc. by Connectivity Solutions Manufacturing, Inc. for nominal consideration and released from the Mortgage for the Real Property located in Omaha, Nebraska without the requirement that any Asset Sale Proceeds be paid to the Agent or the Lenders.

               (b) Neither the Borrowers nor any of the Guarantors will sell, lease, exchange, arrange for a sale and leaseback, or otherwise dispose of any of the Equipment without the prior written consent of the Agent; provided, however, that, with notice to, but without the necessity of consent of, the Agent, from time to time hereafter, in the ordinary course of any Borrower's or any Guarantor's business, such Borrower or such Guarantor (or any other Domestic Subsidiary, as to clauses (i) and (ii)) may (i) transfer Equipment not located in the United States of America to a Foreign Subsidiary, (ii) sell (including transfers of Equipment located in the United States of America to a Foreign Subsidiary), subject to SECTION 2.11(c), such portions of its Equipment which in the aggregate during any Fiscal Year, has a market value or a book value, whichever is more, of $5,000,000 or less, provided, that no Default or Event of Default exists,
(iii), sell, exchange or otherwise dispose of portions of its Equipment which are obsolete, worn-out or unsuitable for continued use by such Borrower or such Guarantor if (unless such Borrower or such Guarantor determines in its commercially reasonable good faith judgment that replacement is not necessary in the continued operation of its business) such Equipment is replaced promptly upon its disposition and (if so replaced other than through (x) the incurrence of Debt secured by a Purchase Money Lien permitted under SECTION 5.20 or (y) an operating lease) in which the Agent shall obtain and have a first priority security interest pursuant hereto subject only to Permitted Encumbrances, and (iv) sell or otherwise dispose of idle cable television equipment of up to $1,500,000 (subject to SECTION 2.11(c)).

               SECTION 5.31. Changes to Federal Taxpayer Identification Number; Organizational Identification Number. Neither the Borrowers nor any Guarantor may change its federal taxpayer identification number without 30 days' prior written notice to the Agent. If the Borrowers or any Guarantor does not have an organizational identification number as of


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the Closing Date, but receives one at a later date, it will promptly notify
Agent of its organizational identification number. Each Borrower and each Guarantor will promptly notify the Agent of any change in its organizational identification number.

               SECTION 5.32. Discounts and Allowances. Upon the granting of any individual discounts, allowances or credits by any Borrower or any Guarantor in excess of $1,000,000 (or $3,000,000, as to Anixter) or not in the ordinary course of business and which in either case are not shown on the face of the invoice for the Account involved, such Borrower or such Guarantor shall promptly report such discounts, allowances or credits, as the case may be, to the Agent and in no event later than the time of its submission to the Agent of the next status report as required by SECTION
5.27. In the event any individual amount due and owing in excess of $1,000,000 (or $3,000,000, as to Anixter) is in dispute between any Borrower or any Guarantor and any Account Debtor, such Borrower or such Guarantor shall provide the Agent with a report thereon, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. During the existence of an Event of Default, and without affecting any Borrower's or any Guarantor's liability with respect to the Obligations, the Agent, in the exercise of its sole discretion, may settle disputes and otherwise deal with the Account Debtors and the Borrowers shall reimburse the Agent as a part of the Obligations any out-of-pocket expenses incurred by the Agent in connection therewith.

SECTION 5.33. Taxes Owing with Respect to Accounts. Each Borrower and each Guarantor agrees that it shall notify the Agent if any Account of such Borrower or such Guarantor includes any such tax due to any governmental taxing authority. If an Account of any Borrower or any Guarantor includes a charge for any tax payable to any governmental taxing authority, the Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the Account of such Borrower or such Guarantor.

SECTION 5.34. Commercial Tort Claims. Each Borrower and each Guarantor agrees that it shall, within 30 days after such Borrower or such Guarantor makes a filing or appearance in court with respect to a Commercial Tort Claim for damages equal to or exceeding $1,000,000 (which amount, if not expressly set forth in a filing, shall be the amount the Borrower or such Guarantor in good faith believes to be such amount of damages), send the Agent and the Lenders written notice, signed by such Borrower or such Guarantor, containing the following: (a) a summary description of the parties involved, the amount claimed for damages by such Borrower or such Guarantor, and the events that gave rise to such Commercial Tort Claim, and
(b) a grant of a security interest in such Commercial Tort claim in favor of the Agent for the benefit of the Lenders. The Agent is hereby authorized to amend any financing statements in order to include such Commercial Tort Claim.

SECTION 5.35. Subordinated Debt. The Borrowers will not: (i) make any prepayments (whether optional or mandatory) of principal of or other amounts under Parent's 4% Convertible Subordinated Notes Due December 2006, except that Borrowers may (a) make such prepayments solely out of the proceeds of equity issued or Debt incurred (other than Debt incurred under this Agreement) in whole or in part for the purpose of making prepayments under or refinancing or replacing Parent's 4% Convertible Notes Due December 2006 (provided that, in the case of any such refinancing or replacement Debt, the terms thereof shall be reasonably acceptable to the Agent and the Required Lenders), and (b) make any other such prepayments up


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to an aggregate amount of $25,000,000, provided that, after giving effect to any such prepayments there would be Excess Borrowing Availability plus Unrestricted Domestic Cash of at least $50,000,000, or (ii) amend or modify any of the documents pertaining to the Subordinated Debt to (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults thereunder, (b) increase the rate of interest, amount of fees or the amounts payable thereunder, (c) amend or supplement in any manner the covenants contained therein that would make them more restrictive, or (d) amend or supplement the subordination provisions thereof. The Borrowers shall furnish to the Agent, and Agent shall thereafter forward to the Lenders, copies of any drafts received by it of (A) any proposed amendments to the documents pertaining to any of the Subordinated Debt, and (B) documents pertaining to any Subordinated Debt proposed to be issued after the Closing Date.

               SECTION 5.36. Anti-Terrorism Laws. Neither Parent nor any Borrower or Subsidiary of any Borrower or any agent of any of the foregoing shall: (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person;
(ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. The Borrowers shall deliver to the Agent and Lenders any certification or other evidence requested from time to time by the Agent or any Lender, in the Agent's sole discretion, confirming Borrowers' compliance with this Section 5.36.

                                 ARTICLE 6
                                  DEFAULTS

               SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

               (a) any Borrower shall fail to pay when due (i) any principal of any Loan or any Reimbursement Obligations with respect to any Letter of Credit, or (ii) any interest on any Loan, any fee or other Obligations within five (5) days after such interest, fee or other Obligations becomes due; or

               (b) (1) any Borrower or any Guarantor shall fail to observe or perform any covenant contained in SECTIONS 5.01(g), 5.02(ii), 5.03(a),
5.04 through 5.06, inclusive, 5.08, and 5.15 through 5.21 or 5.35; or (2)
any Borrower or any Guarantor shall fail to observe or perform any covenant contained in SECTIONS 5.01(c), 5.01(d), 5.01(k) or 5.27 and such failure shall not have been cured within 10 days after the earlier to occur of (i) written notice thereof has been given to such Borrower or such Guarantor by the Agent or (ii) a Senior Officer of any of the Borrowers or any of the Guarantors otherwise becomes aware of any such failure; or

               (c) any Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or any Credit Document and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been


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given to such Borrower or such Guarantor by the Agent or (ii) a Senior
Officer of any of the Borrowers or any of the Guarantors otherwise becomes aware of any such failure; or

               (d) any representation, warranty, certification or statement made by any Borrower or any of the Guarantors in ARTICLE 4 of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Credit Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

               (e) any Borrower, the Parent or any Material Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Notes) in an aggregate principal amount of $3,000,000 or more when due or within any applicable grace period; or

               (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of any Borrower, the Parent or any Material Subsidiary in an aggregate principal amount of $3,000,000 or more (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrowers, the Parent or any Material Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment prior to its normal expiration (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrowers, the Parent or any Material Subsidiary); or

               (g) any Borrower, the Parent or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

               (h) an involuntary case or other proceeding shall be commenced against any Borrower, the Parent or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Borrower, the Parent or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

               (i) any Borrower, the Parent or any Material Subsidiary or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Borrower, the Parent, any Material Subsidiary, any member of the Controlled Group, any plan administrator or any combination of


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the foregoing; or the PBGC shall institute proceedings under Title IV of
ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce SECTION 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

               (j) (i) one or more judgments or orders of any court or other judicial body for the payment of money in an aggregate amount in excess of $3,000,000 (in excess of amounts covered by insurance) shall be rendered after the Closing Date against any Borrower, the Parent or any Material Subsidiary and such judgment or order shall either continue unsatisfied, unbonded, unvacated or unstayed for a period of 30 days or give rise to a Lien on any Collateral at any time; or (ii) a warrant or writ of attachment or execution or similar process shall be issued against any property of any Borrower, the Parent or any Material Subsidiary which exceeds, individually or together with all other such warrants, writs and processes since the Closing Date, $3,000,000 (in excess of amounts covered by insurance) and such warrant, writ or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that in the event a bond has been issued in favor of the claimant or other Person obtaining such attachment or writ, any Lien the issuer of such bond may have on the assets of the Borrower, the Parent or any Material Subsidiary is subordinate to the Lien of the Agent; or

               (k) there shall have occurred a Change of Control; or

               (l) there shall have occurred material uninsured damage to, or loss, theft or destruction of, any material part of the Collateral, or any security interest of the Agent in any part of the Collateral, or the Lien on any Real Property pursuant to any Mortgage, ceases to be a first priority security interest or Lien, except for Permitted Encumbrances which are permitted by the Security Documents to be prior to the security interest or Lien of the Agent, or any Guarantor shall terminate or repudiate the Guaranty or the Guaranty shall be declared unenforceable or the Guaranty shall no longer be in full force and effect; or

               (m) the occurrence of any event, act, occurrence, or condition which the Required Lenders determine either does or has a reasonable probability of materially adversely affecting (i) the availability of the rights and remedies of the Agent or the Lenders under this Agreement or any of the Security Documents or the Agent's security interest and Lien against the Collateral, as applicable, or (ii) the legality, validity or enforceability of any Credit Document;

               (n) any Borrower or any Guarantor repudiates, revokes or attempts to repudiate or revoke its obligations with respect to the Obligations or under the Credit Documents to which it is a party; or

               (o) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty or injunction, court order, or order or act of a governmental authority which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower, the Parent or any Material Subsidiary if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

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               (p) Parent's 4% Convertible Subordinated Notes Due December
2006 are not repaid in full or refinanced or otherwise accommodated (subject to terms and conditions reasonably acceptable to the Agent and the Required Lenders, such acceptance not to be unreasonably withheld or delayed) on or prior to June 30, 2006;

then, and in every such event, the Agent will, if requested by the Required
Lenders: (i) by notice to the Borrowers terminate the Commitments and they shall thereupon terminate and terminate the LC Issuer's obligations to issue Letters of Credit hereunder; (ii) by notice to the Borrowers declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Credit Documents, to be, and the same shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to any Borrower, without any notice to any Borrower or any other act by the Agent or the Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Credit Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; or (iii) exercise any rights, powers or remedies under this Agreement and the other Credit Documents. In addition, upon the occurrence of an Event of Default, to the extent of any existing Letter of Credit Obligations, the Agent may immediately advance the amount thereof as a Revolving Loan and set aside the amounts so advanced as a collateral reserve for payment of the Reimbursement Obligations relating to Letters of Credit which are subsequently funded. After all Letters of Credit have been cancelled and all Reimbursement Obligations have been satisfied, and the LC Issuer has been reimbursed all amounts funded by it with respect thereto, any balance remaining in said collateral reserve may be applied to other amounts owed by the Borrowers hereunder, and, if none, shall be remitted to the Borrowers. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Lenders. In no event may any Lender or Lenders exercise any rights, remedies or powers with respect to the Obligations of the types described in clauses (a) and (b) of the definition thereof, this Credit Agreement and the other Credit Documents without the consent of the Agent and the Required Lenders.

               SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrowers, with a copy to the Guarantors, of any Default promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

               SECTION 6.03. Remedies with Respect to Collateral.

               (a) Upon the occurrence of an Event of Default, the Agent or any representative of Agent shall have the right to exercise any one, or more, or all of the rights, powers and remedies under the Mortgages, and also shall have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without


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limitation, the right to require the Borrowers and the Guarantors to assemble the Collateral, at the Borrowers' and the Guarantors' expense, and make it available to the Agent at a place designated by the Agent which is reasonably convenient to both parties, and enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the property of any Borrower or any of the Guarantors, the Borrowers and the Guarantors agree not to charge the Agent for storage thereof), to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, and the Agent shall have the right to conduct such sales on the premises of any Borrower or any of the Guarantors, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. The Agent may sell, lease or dispose of Collateral for cash, credit, or any combination thereof, and shall have the right to appoint a receiver of the Accounts and the Inventory or any part thereof, and the right to apply the proceeds therefrom as set forth in SECTION 6.03(b) below. The Agent shall give the Borrowers and the Guarantors written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to the Borrowers and the Guarantors at least 10 days before such disposition. Expenses of retaking, verifying, restoring, holding, insuring, collecting, preserving, liquidating, protecting, preparing for sale or selling, or otherwise disposing of or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute a part of the Obligations.

               (b) Proceeds of any of the Collateral and payments by any Borrower or any of the Guarantors during the existence of an Event of Default received by the Agent or any Lender shall be applied by the Agent in accordance with the provisions of SECTION 2.12(j), and, after all of the Obligations have been paid in full and no Letters of Credit, ForEx Obligations, liability with respect to Cash Management Products, or Interest Rate Protection Agreement or liability with respect thereto remains outstanding, then, such excess proceeds shall be payable to the Borrowers and the Guarantors (as they may direct) or any other Person as required by applicable law. In the event that the proceeds of the Collateral are not sufficient to pay the Obligations in full, the Borrowers and the Guarantors shall remain liable for any deficiency.

               (c) The Borrowers and the Guarantors hereby waive all rights which the Borrowers and the Guarantors have or may have to notice and to a judicial hearing prior to seizure of any Collateral by the Agent.

               (d) Unless and except to the extent expressly provided for to the contrary herein, the rights of the Agent specified herein shall be in addition to, and not in limitation of, the Agent's or Lender's rights under the UCC, or any other statute or rule of law or equity, or under any other provision of any of the Credit Documents, or under the provisions of any other document, instrument or other writing executed by any Borrower, any of the Guarantors or any third party in favor of Agent, all of which may be exercised successively or concurrently.

               (e) The Agent is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and the Borrowers' and the


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Guarantors' rights under all licenses and all franchise agreements shall inure to the Agent's benefit.

               (f) Neither the Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except the Agent for reasonable care in the custody thereof while any Collateral is in the Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrowers' and the Guarantors' sole risk.

               (g) Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any of the Borrowers, any of the Guarantors or any other Person or against or in payment of any or all of the Obligations.

               SECTION 6.04. Power of Attorney. Each Borrower and each Guarantor irrevocably designates and appoints the Agent its true and lawful attorney, during the existence of an Event of Default, either in the name of the Agent or in the name of such Borrower to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any items of the Inventory or the Accounts and, in connection therewith, to take any and all actions as the Agent may deem necessary or desirable to realize upon the Inventory and the Accounts, including, without limitation, power to endorse in the name of such Borrower or such Guarantor, any checks, drafts, notes or other instruments received in payment of or on account of the Inventory or the Accounts, but the Agent shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection of the Inventory or the Accounts.

                                 ARTICLE 7
                         THE AGENT AND THE LENDERS

               SECTION 7.01. Appointment; Powers and Immunities.

               (a) Each Lender (and Wachovia or the LC Issuer, as applicable, with respect to the Letter of Credit Obligations and the ForEx Obligations) hereby irrevocably appoints and authorizes the Agent (including its successors by merger) to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (i) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (ii) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any Lender under this Agreement or any other Credit Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor to perform any of its obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document except to the extent requested by the Required Lenders, and


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then only on terms and conditions which do not, in the reasonable judgment of the Agent, subject the Agent to any undue risk; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this ARTICLE 7 are solely for the benefit of the Agent and the Lenders, and neither any Borrower nor any Guarantor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers or the Guarantors. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender. The Agent shall remit to the Lenders, as soon as reasonably practical following receipt thereof, all payments and other amounts received by it hereunder for the account of the Lenders. Each Lender hereby designates Fleet Capital Corporation as the Syndication Agent and General Electric Capital Corporation, Harris Trust and Savings Bank and PNC Bank as the Documentation Agents. The Syndication Agent and the Documentation Agents, in such capacity, shall have no duties or obligations whatsoever under this Agreement or any other Credit Document or any other document or any matter related hereto and thereto, but shall nevertheless be entitled to all the indemnities and other protection afforded to the Agent under this ARTICLE 7

(b) Unless and until its authority to do so is revoked in writing by the Required Lenders, the Agent alone shall be authorized to determine whether any accounts or inventory of any Borrower or any Guarantor constitute Eligible Accounts or Eligible Inventory, or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to any Lender or any other Person for any errors in judgment.

               (c) The Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the other Credit Documents; (ii) execute and deliver each Credit Document (other than this Credit Agreement) on behalf of the Lenders and accept delivery of each such agreement delivered by any Borrower or any Guarantor or any other Person; (iii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein;
(iv) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (v) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to the Agent or Lenders with respect to any of the Collateral under the Credit Documents relating thereto, or under applicable law or otherwise. As to any matters not expressly provided for otherwise by this Agreement or any other Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions


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of the Required Lenders to the Agent in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

               SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent.

               SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of any of the Obligations) unless the Agent has received written notice from a Lender or any Borrower or any Guarantor specifying such Default or Event of Default and stating that such notice is a "Notice of Default," each of the Lenders hereby agreeing to promptly notify in writing the Agent of any Default to which such Lender obtains knowledge. In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall give each Lender prompt notice of each nonpayment of any of the Obligations whether or not it has received any notice of the occurrence of such nonpayment.

               SECTION 7.04. Rights of Agent and its Affiliates as a Lender. With respect to the Loans made by the Agent and any Affiliate of the Agent, Wachovia in its capacity as a Lender hereunder and any Affiliate of the Agent or such Affiliate in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though Wachovia were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Agent in its individual capacity. The Agent and any Affiliate of the Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Borrower and any of the Guarantors (and any of the Borrowers' or any Guarantor's Affiliates) as if Wachovia were not acting as the Agent, and the Agent and any Affiliate of the Agent may accept fees and other consideration from any Borrower or any Guarantor (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrowers and the Agent) for services in connection with this Agreement or any other Credit Document or otherwise without having to account for the same to the Lenders and Agent shall not be subject to any liability by reason of its acting or refraining to act pursuant to any request of the Required Lenders except as a result of its own willful misconduct or gross negligence.

               SECTION 7.05. Indemnification. Each Lender severally agrees to indemnify the Agent and hold the Agent harmless from, to the extent the Agent shall not have been reimbursed by the Borrowers, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits (including, without limitation, counsel fees and disbursements), and costs and expenses (but not fees) Agent may be required to bear with respect to any lockbox or collateral collection account arrangement, or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions


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contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal out-of-pocket administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

               SECTION 7.06. Payee of Note Treated as Owner. The Agent may deem and treat each Person in whose name a Loan is registered as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of SECTION 10.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

               SECTION 7.07. Nonreliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and the Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. Except as expressly provided in SECTION 7.03, the Agent shall not be required to keep itself (or any Lender) informed as to the performance or observance by any Borrower or any Guarantor of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower, any Guarantor or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Credit Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Borrower or any Guarantor or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

               SECTION 7.08. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under
SECTION 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action. In any event, if the Agent requests in writing the authorization or direction of the Required Lenders (or all Lenders if required) and the Lenders do not timely respond to such request in writing, the Agent may act or refrain from acting with respect to the matters set forth in such request by the Agent without liability to any of the Lenders with respect to such matters.

               SECTION 7.09. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation the Required


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Lenders shall have the right to appoint a successor Agent, subject to the consent of the Borrowers, if no Event of Default is in existence, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation, then the retiring Agent may, on behalf of the Lenders and after consultation with the Borrowers, appoint a successor Agent. Any successor Agent shall be a Lender hereunder or other bank or financial institution which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

               SECTION 7.10. Joinder of Lenders. The rights, remedies, powers and privileges conferred upon the Agent hereunder and under the other Credit Documents may be exercised by the Agent without the necessity of the joinder of any other parties unless otherwise required by applicable law.

               SECTION 7.11. Agreements Regarding Collateral. Each Lender shall have an interest, in accordance with its Commitment Percentage and Term Percentage, as applicable, in the security interests and Liens in and to the Collateral and any other assets granted and assigned to the Agent under the Credit Documents. The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien upon any Collateral (a) as authorized by this Agreement or any of the other Credit Documents, (b) upon the termination in accordance with SECTION 10.22, or
(c) constituting Equipment sold or disposed of in accordance with the terms of this Agreement if any Borrower or the relevant Guarantor certifies to the Agent that the disposition is made in compliance with the terms of this Agreement (and the Agent may rely conclusively on any such certificate, without further inquiry). Except as expressly authorized or required by this Agreement or applicable law, the Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of the Required Lenders (or all Lenders, if this Agreement so requires). The Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by any Borrower or any Guarantor or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise at all or in any manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights or powers granted or available to the Agent pursuant to this Agreement or any of the other Credit Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its discretion, given the Agent's own interests in the Collateral in its capacity as one of the Lenders.

               SECTION 7.12. Agent Field Examinations; Appraisals. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field examinations by the Agent with respect to any Borrower or any Guarantor and any appraisals obtained by the Agent with respect to any of the Collateral. The Agent shall have no liability to


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any Lender for any errors in or omissions from any field examination or other examination of any Borrower or any Guarantor or the Collateral, or in any such appraisal, unless such error or omission was the direct result of the Agent's willful misconduct.

               SECTION 7.13. Designation of Co-Agent. It is the purpose of this Agreement that there shall be no violation of any applicable law denying or restricting the right of financial institutions to transact business as an agent in any jurisdiction. It is recognized that, in case of litigation under any of the Credit Documents, or in case the Agent deems that by reason of present or future laws of any jurisdiction the Agent might be prohibited from exercising any of the powers, rights or remedies granted to the Agent or the Lenders hereunder or under any of the Credit Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Credit Documents, the Agent may appoint an additional Person or Persons as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If the Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Credit Documents and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Credit Documents to be exercised by or vested in or conveyed to the Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by any of them. Should any instrument from the Lenders be required by the separate collateral agent or co-collateral agent so appointed by the Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by the Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, power, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by applicable law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

               SECTION 7.14. Replacement of Certain Lenders. If a Lender shall have (a) failed to fund its Commitment Percentage of any Loan requested by the Borrowers which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (b) requested compensation from any Borrower under SECTION 8.05 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parent or holding company), or (c) delivered (or its respective parent or holding company shall have delivered) a notice pursuant to
ARTICLE 8 claiming that such Lender (or its affiliate) is unable to extend Euro-Dollar Loans to any Borrower for reasons not generally applicable to the other Lenders, or if any Borrower withholds any amounts from any payments made pursuant to this Agreement to any non-United States Lender (any Lender described in the foregoing provisions of this SECTION 7.14, an "Affected Lender"), then, in any such case and in addition to any other rights and remedies that the Agent, any other Lender or any Borrower may have against such Affected Lender, any


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Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by any Borrower and a copy to any Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Assignees approved by the Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Obligations owing to it) in accordance with SECTION 10.08; provided, however, the Agent shall have no duty to locate an Assignee for the purposes of accepting such assignment. The Agent is hereby irrevocably authorized to execute one or more
Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in case and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Credit Document, including the aggregate outstanding principal amount of the Obligations owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 7.14, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of the Agent in any Collateral and such Affected Lender shall have no further liability to the Agent, any Lender or any other Person under any of the Credit Documents (except with respect to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase any participations in the Letters of Credit.

               SECTION 7.15. No Reliance on Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its affiliates, Participants or Assignees, may rely on Agent to carry out such Lender's, Affiliate's, Participant's or Assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrowers, their Affiliates or its agents or the transactions hereunder: (1) any identity verification procedures, (2) any record keeping, (3) any comparisons with government lists, (4) any customer notices or (5) any other procedures required under the CIP Regulations or such other laws.

               SECTION 7.16. USA Patriot Act. Each Lender or Assignee or Participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within ten (10) days after the Closing Date and (2) at such other times as are required under the USA Patriot Act.

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                                 ARTICLE 8
                   CHANGE IN CIRCUMSTANCES; COMPENSATION

               SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

               (a) the Agent reasonably determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

               (b) the Required Lenders advise the Agent that the London Interbank Offered Rate, as reasonably determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding the relevant type of Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make the type of Euro-Dollar Loans, or to permit continuations or conversions into such type of Euro-Dollar Loans, shall be suspended. Unless the Parent notifies the Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Euro-Dollar Loans for which a Notice of Borrowing, or continuation or conversion into such type of Euro-Dollar Loans for which a Notice of Continuation or Conversion has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

               SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrowers, whereupon until such Lender notifies the Borrowers and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar shall be suspended. Before giving any notice to the Agent pursuant to this SECTION, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity shall so specify in such notice, the Borrowers shall (i) immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Lender, together with accrued interest thereon and any amount due such Lender pursuant to SECTION 8.05(a) or (ii) immediately deposit the amount of such prepayment and interest through the end of the Interest Period with the Agent as cash collateral to secure the Obligations with the direction and authorization given to the Agent to apply such cash collateral toward payment of such Euro-Dollar Loan at the end of such Euro-Dollar Loan's Interest Period. If the Borrowers have prepaid the Euro-Dollar Loans in accordance with clause (i), concurrently with prepaying each such


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Euro-Dollar Loan the Borrowers shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

               SECTION 8.03. Increased Cost and Reduced Return.


               (a) If after the date hereof, a Change of Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                         (i) shall impose, modify or deem applicable any
                    reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit or letter of credit extended by, any Lender (or its Lending Office); or

                    (ii) shall impose on any Lender (or its Lending Office)
               or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, Letters of Credit, its Notes or its obligation to make Euro-Dollar Loans;

               and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Loan or Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably deemed by such Lender to be material, then, within 30 days after demand by such Lender (with a copy to the Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.


               (b) If any Lender shall have determined in good faith that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations (whether with respect to Loans or the Letters of Credit) hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within 30 days after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.


               (c) Each Lender will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender


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

to compensation pursuant to this SECTION and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender; provided that such Lender shall not be entitled to claim any additional compensation pursuant to this
SECTION if such Lender fails to provide such notice to the Borrowers within 90 days of the date such Lender becomes aware of the occurrence of the event giving rise to the such claim.

               (d) A certificate of any Lender claiming compensation under this SECTION and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error if rendered in good faith. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

               (e) The provisions of this SECTION 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

               SECTION 8.04. Base Rate Loans or Other Euro-Dollar Loans Substituted for Affected Euro-Dollar Loans. If (a) the obligation of any Lender to make or maintain any type of Euro-Dollar Loans has been suspended pursuant to SECTION 8.02 or (b) any Lender has demanded compensation under
SECTION 8.03, and the Borrowers shall, by at least 5 Euro-Dollar Business Days' prior notice to such Lender through the Agent, have elected that the provisions of this SECTION shall apply to such Lender, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:

               (a) all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

               (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

               SECTION 8.05. Compensation. Upon the request of any Lender, delivered to the Borrowers and the Agent, the Borrowers shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:

               (a) any payment or prepayment (pursuant to SECTION 2.10, 2.11, 6.01, 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan; or

               (b) if the Lenders permit prepayment of a Euro-Dollar Loan on any day other than the last day of the Interest Period with respect thereto, any failure by the Borrowers to prepay such Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment; or

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

               (c) any failure by the Borrowers to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to SECTION 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                                 ARTICLE 9
         CONDITIONS TO BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT

               SECTION 9.01. Conditions to Initial Borrowing and issuance of any Letter of Credit. The obligation of each Lender to make a Loan or the LC Issuer to issue a Letter of Credit on the occasion of the initial Borrowing or issuance of a Letter of Credit is subject to the satisfaction of the conditions set forth in this SECTION 9.01 and SECTION 9.02 (including receipt by the Agent of the following, to the extent applicable) (the date that all such conditions have been satisfied being the Effective
Date) (as to the documents described in paragraphs (a), (e), (f) and (g) below, each shall be in full force and effect on the Effective Date, and each shall be executed in sufficient number of counterparts for delivery of a counterpart to each Lender and retention of one counterpart by the Agent):

               (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Agent by overnight courier;

               (b) a duly executed Revolving Loan Note for the account of each Lender, a duly executed Term Loan Note for the account of each Lender, and a duly executed Settlement Loan Note for Wachovia, in each case complying with the provisions of SECTION 2.04;

               (c) the reasonable satisfaction of the Agent that no material adverse change has occurred in the business, prospects, operations, or condition (financial or otherwise) of (i) the Borrowers or Guarantors, taken as a whole, since December 31, 2002 or (ii) the ACS Business since September 30, 2003;

               (d) that there shall be no action, suit or proceeding pending, or to the knowledge of the Parent or any Borrower threatened, against or affecting (i) the Parent, any Borrower, any of the other Subsidiaries, before any court or arbitrator or any governmental body, agency or official which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) the ACS Business, before any court or arbitrator or any


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governmental body, agency or official which, if adversely determined, could reasonably be expected to have a material adverse effect; and

               (e) an opinion letter (i) from each of Frank B. Wyatt, II, General Counsel, and Robinson, Bradshaw & Hinson, P.A., special counsel, for the Borrowers, the Parent and the Initial Subsidiary Guarantors, dated as of the Closing Date, substantially in the forms of EXHIBIT B-1 and B-2, respectively, and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Lender may reasonably request, and (ii) of local counsel to the Agent in the States in which the owned Real Properties are located, dated as of the Closing Date, substantially in the form of EXHIBIT B-3 regarding the Mortgage as to any Real Property located in the state in which such counsel is located (which opinion as of the Closing Date is included in the aforesaid opinion of Robinson Bradshaw & Hinson, P.A.), it being acknowledged that such opinion letters of local counsel to the Agent have been previously obtained for all Mortgages except those for the Kings Mountain, North Carolina, Scottsboro, Alabama, Omaha, Nebraska, and Hickory, North Carolina properties;

               (f) an opinion of Jones Day, special counsel for the Agent, dated as of the Closing Date, substantially in the form of EXHIBIT C and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

               (g) a certificate (the "Closing Certificate") substantially in the form of EXHIBIT H, dated as of the Closing Date, signed by a principal financial officer of each Borrower and each of the Guarantors, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing under this Agreement, and (ii) the representations and warranties of the Borrowers and the Guarantors contained in ARTICLE 4 are true in all material respects on and as of the date of the first Borrowing hereunder(except to the extent any such representation or warranty is expressly stated to have been made as of a specific earlier date);

               (h) all documents which the Agent or any Lender may reasonably request relating to the existence of the Borrowers, the Parent and each of the Initial Subsidiary Guarantors, the corporate authority for and the validity of this Agreement, the Notes and the other Credit Documents to which it is a party and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of each of the Borrowers, the Parent and each of the Initial Subsidiary Guarantors substantially in the form of EXHIBIT I (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrowers, the Parent or such Initial Subsidiary Guarantor, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrowers, the Parent or such Initial Subsidiary Guarantor authorized to execute and deliver the Credit Documents to which it is a party, and certified copies of the following items: (i) the Borrowers', the Parent or such Initial Subsidiary Guarantor's Certificate of Incorporation or Certificate of Organization, (ii) the Borrowers', the Parent or such Initial Subsidiary Guarantor's Bylaws or Operating Agreement, (iii) as to the Borrowers, the Parent and each Initial Subsidiary Guarantor, a certificate of good standing or valid existence of the Secretary of State of the State of the jurisdiction of its incorporation and of each State in which it is qualified to do business as a foreign corporation, and (iv) the action taken by the Board of Directors of each Borrower, the Parent or such Initial Subsidiary Guarantor, authorizing the Borrowers', the Parent or such Initial Subsidiary


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Guarantor's execution, delivery and performance of this Agreement, the
Notes and the other Credit Documents to which the Borrowers, the Parent or such Initial Subsidiary Guarantor is a party;

               (i) an initial Borrowing Base Certificate showing, after giving effect to any Revolving Loan Borrowings on the Closing Date and the application of the proceeds thereof, or issuance of Letters of Credit, and after the payment of fees and expenses of this transaction, and after deduction for any past due accounts payable and other obligations, that the Excess Borrowing Availability plus Unrestricted Domestic Cash is at least $50,000,000;

               (j) a duly executed Global Amendment, such additional Security Documents contemplated by this Agreement, duly executed amendments to the Guaranty, and duly executed Collateral Disclosure Certificates;

               (k) UCC-1 financing statements (satisfactory in form and content to the Agent in all respects) pertaining to the Collateral shall have been filed or are ready for filing in all filing offices deemed necessary by the Agent;

               (l) duly executed counterparts of the Mortgages, together with the UCC-1 financing statements pertaining thereto, and duly executed amendments to the existing Mortgages in form and substance satisfactory to the Agent, it being acknowledged that duly executed Mortgages have been previously obtained for all Real Property except the Kings Mountain, North Carolina, Scottsboro, Alabama, Omaha, Nebraska, and Hickory, North Carolina properties;

               (m) Real Property Documentation for each parcel of the Real Properties (except to the extent waived or suspended as of the Closing Date pursuant to the definition of Real Property Documentation, including the types of Real Property Documentation described in clauses (vi) and (viii) of such definition, which shall not be required as of the Closing Date), it being acknowledged that Real Property Documentation has been previously obtained for all Real Property except the Kings Mountain, North Carolina, Scottsboro, Alabama, Omaha, Nebraska, and Hickory, North Carolina properties; provided, however, as to the Real Property located in Richardson, Texas, (i) no Waiver Agreement shall be required for such Real Property located at 1111 Digital Drive and (ii) a Waiver Agreement for such Real Property located at Creekview Corporate Center II, 1300 East Lookout Drive need not be provided on the Closing Date, but on or before the close of business on the 90th day after the Closing Date, the Borrower either shall provide the Agent either with a Landlord Agreement for such location or make other arrangements satisfactory to the Agent so that the Agent will have access to the books and records now at that location pertaining to Accounts (but until one of those events has occurred, Eligible Accounts shall not include Accounts for which the underlying information is contained in such books and records, unless such underlying information, in detail reasonably satisfactory to the Agent, can be obtained from books and records at another location that is owned by a Borrower or a Guarantor or that is subject to a Waiver Agreement);

               (n) receipt of third party appraisals of the machinery and equipment, inventory and real estate of the Borrowers and the Guarantors, in form and containing


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

assumptions and appraisal methods reasonably satisfactory to the Agent, and such field exams and environmental assessments as may be required by the Agent;

               (o) duly executed counterparts of the Funding
Indemnification Letter;

               (p) the reasonable satisfaction of the Agent with the level and condition of accounts payable of the Borrowers;

               (q) receipt of all consents and approvals of shareholders, governmental entities and other third parties as are necessary in connection with this transaction (including, without limitation, any and all approvals and consents necessary pursuant to the HSR Act in connection with this Agreement and the ACS Acquisition);

               (r) receipt of projections reasonably satisfactory to the Agent and the Arranger for the Parent and its Subsidiaries prepared on a quarterly basis for Fiscal Year 2004 and on an annual basis for Fiscal Year 2005;

               (s) receipt of lien searches for each of the Borrowers, the Guarantors, and the ACS Business, reasonably acceptable to the Agent, showing no Liens other than Permitted Encumbrances and Liens that will be terminated on or prior to the Closing Date or with respect to which the Borrowers shall have obtained releases relating to the assets being acquired in the ACS Acquisition;

               (t) since 2002, except as disclosed in Schedule 4.04, no Material Adverse Effect shall have occurred and be continuing;

               (u) evidence of insurance as required by this Agreement;

               (v) delivery to the Agent of a Telephone Instruction Letter in substantially the form of EXHIBIT K and an Account Designation Letter (and each other Borrower authorizes CommScope North Carolina to execute and deliver the Account Designation Letter on its behalf);

               (w) payment of all fees owed to the Agents and the Lenders hereunder and due and payable as of or prior to the Closing Date;

               (x) a Notice of Borrowing for any Borrowing on the Closing
Date;

               (y) establishment of the lockboxes and the Collateral Reserve Accounts and execution of the Deposit Account Control Agreements, as required by SECTION 2.15(a);

               (z) a sources and uses of funds statement, along with an authorization and direction from each Borrower with respect to any Loans advanced or Letters of Credit issued on the Closing Date;

               (aa) receipt of a duly executed copy of the Asset Purchase Agreement (including all schedules and exhibits attached thereto and all amendments thereto), a duly executed copy of the Transition Services Agreement (as such term is defined in the Asset


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Purchase Agreement), a duly executed copy of each of the Employment
Agreements (as such term is defined in the Asset Purchase Agreement), and duly executed copies of any other material agreements requested by the Agent, each in form and substance satisfactory to the Agent in its reasonable discretion, in each case except to the extent that such agreements are to be executed and delivered after the Closing Date;

               (bb) the reasonable satisfaction of the Agent that the ACS Acquisition has been consummated in accordance, in all material respects, with the terms and conditions of the Asset Purchase Agreement (except with respect to the funding of any Loans in accordance with this Agreement and except to the extent of any matters to be closed subsequently as permitted by Section 8.4 of the Asset Purchase Agreement), without material amendment thereof without prior written approval of the Agent;

               (cc) the reasonable satisfaction of the Agent with the corporate and capital structure of the Parent, the Borrowers and the Guarantors (including, without limitation, the amounts of debt and equity held by each of the Borrowers and the Guarantors) after giving effect to the ACS Acquisition and the transactions related thereto;

               (dd) the satisfaction of the Agent with EBITDA for the ACS Business for the period of 12 fiscal months ended on September 30, 2003, calculated on the basis of financial statements prepared in accordance with GAAP; and

               (ee) the receipt of audited financial statements for the ACS Business for the fiscal years ended September 30, 2002, and September 30, 2003, each satisfactory to the Agent.

               SECTION 9.02. Conditions to All Borrowings and Issuances of Letters of Credit. The obligation of each Lender to make a Loan, or the LC Issuer to issue a Letter of Credit, on the occasion of each Borrowing or issuance of a Letter of Credit is subject to the satisfaction of the following conditions:

               (a) except for Refunding Loans made as Base Rate Loans, the fact that, immediately before and after such Borrowing or issuance of a Letter of Credit, no Default shall have occurred and be continuing;

               (b) the fact that the representations and warranties of each Borrower and the Guarantors contained in ARTICLE 4 shall be true in all material respects on and as of the date of such Borrowing or issuance of a Letter of Credit (except to the extent any such representation or warranty is expressly stated to have been made as of a specific earlier date); and

               (c) the fact that, immediately after such Borrowing or issuance of a Letter of Credit, the conditions set forth in clauses (i) and
(ii) of SECTION 2.01(a) shall have been satisfied.

               Each Syndicated Borrowing, each Settlement Loan Borrowing, each Notice of Continuation or Conversion and each issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by each Borrower and the Guarantors on the date of such Borrowing or issuance of a Letter of Credit as to the truth and accuracy of the facts specified in paragraphs (a), (b) and (c) of this SECTION; provided, that if such Borrowing is a Syndicated

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Borrowing which consists solely of a Refunding Loan then, (i) if such
Borrowing is a Euro-Dollar Borrowing or such Notice of Continuation or Conversion is to a Euro-Dollar Rate Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be such a representation and warranty by each Borrower and the Guarantors only as to the matters set forth in paragraphs (a) and (c) above, and (ii) if such Borrowing is a Base Rate borrowing, or such Notice of Continuation or Conversions is to a Base Rate Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be a representation and warranty by each Borrower and the Guarantors only as to the matters set forth in paragraph (c) above.

                                ARTICLE 10
                               MISCELLANEOUS

               SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (a) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this SECTION and the confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this SECTION; provided that notices to the Agent under ARTICLE 2 or ARTICLE 8 and notices to the Borrowers under SECTION 6.01 shall not be effective until received.

               SECTION 10.02. No Waivers. The failure of the Borrowers to satisfy, or the waiver by the Agent and the Lenders of, any condition set forth in ARTICLE 9 shall not constitute a waiver of any such condition with respect to any subsequent advance of a Loan, unless such waiver is expressly agreed to in writing as required by SECTION 10.06. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or other Credit Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 10.03. Expenses; Documentary Taxes. The Borrowers shall pay (a) all reasonable out-of-pocket expenses (including, without limitation, all reasonable attorney and paralegal fees and expenses of the Agent and the Arranger, recording costs, recording or intangible taxes and title insurance, if any) of the Agent and the Arranger incurred in connection with this Agreement and the other Credit Documents, including, without limitation, (i) all reasonable costs, fees and taxes pertaining to the obtaining, preparation or filing of all equipment appraisals, audit reports and field examinations (except as expressly limited by SECTION 5.29), lien searches, UCC-1 financing statements (including, without limitation, any release thereof), the Mortgages, the Real Property Documentation, and other due diligence, including due diligence with respect to the acquisition of the ACS Business (ii) all reasonable fees and disbursements of special counsel for the Agent in connection with the foregoing, (iii) all reasonable costs and fees incurred in connection with the preparation, negotiation, administration and execution and delivery of this Agreement and the other Credit Documents, and any waiver or


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consent hereunder or thereunder or any amendment hereof or thereof or any
Default or alleged Default hereunder or thereunder, (iv) sums paid or incurred to pay for any amount or to take any action required of any Borrower or any Guarantor hereunder or under this Agreement that any Borrower fails to pay or take as required under this Agreement; and (b) during the existence of an Event of Default, reasonable costs and expenses (including reasonable attorney and paralegal fees and expenses of special counsel for the Agent and the Lenders and reasonable costs and expenses of financial consultants) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, preserve and protect the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions hereof or of any Credit Document or to defend any claim made or threatened against the Agent or Arranger or any of the Lenders arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions hereof, or of any Credit Document regarding costs and expenses to be paid by any Borrower. In the event any Borrower or any Guarantor becomes a debtor under the Bankruptcy Code, the Agent's and each Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred), all to the extent allowed by the Bankruptcy Code. The Borrowers shall indemnify the Agent, the Arranger and each Lender against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Credit Documents.

               SECTION 10.04. Indemnification. The Borrowers shall indemnify the Agent, the Arranger, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by any Borrower of the proceeds of any extension of credit by any Lender hereunder or breach by any Borrower of this Agreement or any other Credit Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Lenders to enforce this Agreement or any of the other Credit Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing or related to the syndication of this credit facility, and the Borrowers shall reimburse the Agent, the Arranger and each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person (or agent thereof) to be indemnified.

               SECTION 10.05. Setoff; Sharing of Setoffs.

               (a) Each Borrower and each Guarantor hereby grants to the Agent and each Lender, and to Wachovia as to the Settlement Loans, the ForEx Obligations and the LC Issuer as to the Letter of Credit Obligations, a lien on all Obligations owing to them from such Borrower or such Guarantor upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or any such Lender or otherwise in the possession or control of the Agent or any such Lender for any purpose for the account or benefit of such Borrower or such


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Guarantor and including any balance of any deposit account or of any credit of such Borrower or such Guarantor with the Agent or any such Lender, whether now existing or hereafter established hereby authorizing the Agent and each Lender at any time or times upon the occurrence and during the continuance of an Event of Default with or without prior notice to apply such balances or any part thereof to such of the Obligations owing by such Borrower or such Guarantor to the Lenders, Wachovia, the LC Issuer and/or the Agent then past due and in such amounts as they may elect, and whether or not the Collateral or other collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. The Agent appoints, authorizes and directs each Lender to act as a collateral sub-agent for the Agent and the Lenders with respect to any property of any Borrower or any Guarantor left with such Lender or in the possession, custody or control now or hereafter of such Lender, all Deposit Accounts of any Borrower and any Guarantor now or hereafter opened with such Lender, all certificates of deposit issued by such Lender to any Borrower or any Guarantor, and all Instruments, drafts, checks and other items deposited in or with such Lender by any Borrower or any Guarantor for collection now or hereafter. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent, Wachovia, the LC Issuer or any such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

               (b) Each Lender and the LC Issuer agrees that if it shall, by exercising any right of setoff (with the consent or direction of the Required Lenders) or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of the principal and interest owing with respect to the Loans held by it, or the Letter of Credit Obligations which is greater than the proportion received by any other Lender in respect of the aggregate amount of all principal and interest owing with respect to the Loans held by such other Lender or the LC Issuer with respect to the Letter of Credit Obligations, the Lender or the LC Issuer receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders owing to such other Lenders or the LC Issuer and the Letter of Credit Obligations, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders owing to such other Lenders and the Letter of Credit Obligations shall be shared by the Lenders and the LC Issuer in accordance with their Commitment Percentage; provided that (i) nothing in this SECTION shall impair the right of any Lender to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than its indebtedness under the Loans or the Letter of Credit Obligations, and (ii) if all or any portion of such payment received by the purchasing Lender is thereafter recovered from such purchasing Lender, such purchase from each other Lender or the LC Issuer shall be rescinded and such other Lender or the LC Issuer shall repay to the purchasing Lender or the LC Issuer the purchase price of such participation to the extent of such recovery together with an amount equal to such other Lender's or the LC Issuer's ratable share (according to the proportion of (A) the amount of such other Lender's or the LC Issuer's required repayment to (B) the total amount so recovered from the purchasing Lender or the LC Issuer) of any interest or other amount paid or payable by the purchasing Lender or the LC Issuer in respect of the total amount so recovered. The Borrowers and each of the Guarantors agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, or risk participant with respect to the Letter of Credit Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with


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respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower or such Guarantor in the amount of such participation.

               SECTION 10.06. Amendments and Waivers.

               (a) Any provision of this Agreement, the Notes or any other Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Parent and the Borrowers (and the Guarantors, to the extent party to the applicable Credit Document) and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, (1) unless signed by all Lenders directly affected thereby, (i) change the Commitment of such Lender or subject such Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees (other than fees payable to the Agent) hereunder,
(iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, or (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, and (2) unless signed by all Lenders, (i) increase the aggregate amount of the Commitments, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loan Notes, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this SECTION or any other provision of this Agreement, (iii) change the manner of application of any payments made under this Agreement or the Notes, or the provisions with respect to pro rata treatment among Lenders (including, without limitation, as to sharing of payments and expenses), (iv) except as expressly provided in this Agreement (including, without limitation, SECTIONS 5.30 and 10.22) or any of the other Credit Documents, release or substitute, or agree to subordination of, the Collateral held as security for the Loans, (v) release any Guarantor or the Guaranty or any other Guarantee given to support payment of the Loans, (vi) change the definitions of "Borrowing Base," "Eligible Accounts," "Eligible Inventory," or "Required Lenders",
(vii) change the provisions of any of ARTICLE 7 or SECTIONS 2.01(c), 10.04,
10.06 or 10.20, or (viii) change the several nature of the obligations of the Lenders under their respective Commitments; and provided further that, no provision of this Agreement relating to Settlement Loans, ForEx Obligations and Letter of Credit Obligations may be amended without the prior written consent of the LC Issuer or Wachovia, as applicable.

               (b) The Borrowers will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the Agent, or unless each Lender shall be informed thereof by the Borrowers and shall be afforded an opportunity of considering the same and shall be supplied by the Borrowers with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrowers to the Agent (for distribution to each Lender) forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Lenders. The Borrowers will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Lenders.

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               SECTION 10.07. No Margin Stock Collateral. Each of the
Lenders represents to the Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

               SECTION 10.08. Successors and Assigns.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Parent and the Borrowers may not assign or otherwise transfer any of its rights under this Agreement.

               (b) Any Lender may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment hereunder or any other interest of such Lender hereunder; provided, however, that if a Lender is selling a participation in only a portion of its Commitment or any other interest of such Lender hereunder, the participation being sold (determined as of the effective date of the sale of the participation) shall be in an amount not less than (i) $1,000,000. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Lender selling a participating interest to any Person other than an Affiliate or Related Fund of such Lender in any Loan, Note, Commitment or other interest under this Agreement, will, within 10 Domestic Business Days of such sale, provide the Borrowers and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of ARTICLE 8 with respect to its participation in Loans outstanding from time to time.

               (c) Any Lender may at any time assign to one or more Persons, provided that any such Person is a commercial bank, finance company, insurance company or other financial institution or fund which, in each case, in the ordinary course of business extends credit of the type contemplated herein and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA, is organized under laws of the United States of America or any state and having total assets in excess of $5,000,000,000 or an affiliate or


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Related Fund of any such Person, and is acceptable to Agent in its reasonable discretion (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the Notes and the other Credit Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender and the Agent (and, in the case of an Assignee that is not then a Lender, subject to clause (iii) below, by the Borrowers); provided that (i) no interest in Revolving Loans may be sold by a Lender pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Lender's Revolving Loan Commitment, (ii) if a Lender is assigning only a portion of its Term Loans and Revolving Loan Commitment, then, the amount of the Term Loans and Revolving Loan Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $3,500,000 as to the Loans of such Lender, (iii) no interest may be sold by a Lender pursuant to this paragraph (c) to any Assignee that is not then a Lender (or an Affiliate or Related Fund of a Lender) without the prior written consent of the Agent, and, unless a Default or Event of Default is in existence, the Borrowers (whose consent shall not be unreasonably withheld or delayed), and (iv) a Lender may not have more than 3 Assignees that are not then Lenders (or an Affiliate or Related Fund thereof) at any one time. Upon (v) execution of the Assignment and Acceptance by such transferor Lender, such Assignee, the Agent and (if applicable) the Borrowers, (w) delivery of an executed copy of the Assignment and Acceptance to the Borrowers and the Agent, (x) payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, (y) payment of a processing and recordation fee of $4,000 to the Agent, and (z) recordation of such assignment on the Register, as defined and provided below, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Revolving Loan Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required. The Borrowers hereby designate the Agent to serve as the Borrowers' agent, solely for purposes of this
SECTION 10.08(c), to maintain a register (the "Register") on which it will record the Revolving Loan Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Lenders, the transfer of any Revolving Loan Commitment of such Lenders and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Acceptance pursuant to this SECTION 10.08(c). Coincident with the delivery of such an Assignment and Acceptance to the Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Revolving Loan Commitment and/or Loan, and thereupon one or more new Notes in the aggregate principal amount so assigned shall be issued


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to the new Lender and, if applicable, a new Note shall be issued to the assigning or transferor Lender in the remaining aggregate principal amount of its Revolving Loan Commitment and/or Loan not so assigned. Each Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this SECTION 10.08(c); but excluding any such losses, claims, damages and liabilities incurred by reason of the gross negligence or willful misconduct of the Agent. Each Lender agrees to indemnify the Borrowers and the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Borrowers or the Agent by reason of the inaccuracy of any information which is furnished by such Lender concerning such Lender or its Lending Office or the amount assigned pursuant to an Assignment and Acceptance Agreement.

               (d) Subject to the provisions of SECTION 10.09, each Borrower and each Guarantor authorizes each Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Borrower or such Guarantor which has been delivered to such Lender by such Borrower or such Guarantor pursuant to this Agreement or which has been delivered to such Lender by such Borrower or such Guarantor in connection with such Lender's credit evaluation prior to entering into this Agreement.

               (e) No Transferee shall be entitled to receive any greater payment under SECTION 2.11 or 8.03 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of SECTION 2.12, 8.02 or 8.03 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

               (f) Anything in this SECTION 10.08 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrowers to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

               SECTION 10.09. Confidentiality. The Agent and each Lender acknowledges and agrees that each Borrower regards all information provided by it or on its behalf to the Agent or any Lender pursuant hereto or in connection herewith, other than information that is or becomes publicly available without breach of a confidentiality obligation (collectively, "Information"), as proprietary, highly confidential and sensitive. Accordingly, the Agent and each Lender agree to use Information only for purposes of this Agreement and the transactions contemplated hereby and keep confidential all Information from anyone other than persons employed by the Agent or such Lender on a strict "need to know" basis and so long as such parties are notified of the


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confidential nature of such Information; provided that nothing herein shall prevent any the Agent or any Lender from disclosing such information (a) to any other Lender, (b) upon the order of any court or administrative agency having jurisdiction over the Agent or such Lender, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over the Agent or such Lender, (d) which has been publicly disclosed other than as a result of breach of this Agreement, (e) to the extent reasonably required in connection with any litigation relating to this Agreement to which the Agent, any Lender or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender's legal counsel and independent auditors and
(h) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this SECTION 10.09; provided that should disclosure of any such confidential information be required by virtue of clause (b) or
(c) of the immediately preceding sentence, to the extent permitted by law, any relevant Lender shall promptly notify the relevant Borrower or the relevant Guarantor of same so as to allow the relevant Borrower or the relevant Guarantor to seek a protective order or to take any other appropriate action; provided, further, that, no Lender shall be required to delay compliance with any directive to disclose any such information so as to allow the relevant Borrower or the relevant Guarantor to effect any such action.

               SECTION 10.10. Representation by Lenders. Each Lender hereby represents that it is a commercial Lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to SECTION 10.08, the disposition of the Note or Notes held by that Lender shall at all times be within its exclusive control.

               SECTION 10.11. Obligations Several. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Credit Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

               SECTION 10.12. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations
Law).

               SECTION 10.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Credit Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

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

               SECTION 10.14. Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Credit Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless any Borrower shall notify such Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrowers not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Lenders do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Lenders hereunder or under any of the Notes or the other Credit Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, each Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) such Borrower shall not seek or pursue any other remedy, legal or equitable, against the Agent or any Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Lender, all interest at any time contracted for, charged or received from any Borrower in connection with this Agreement, the Notes or any of the other Credit Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrowers, the Agent and each Lender shall, to the maximum extent permitted under applicable law, (x) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (y) exclude voluntary prepayments and the effects thereof. The provisions of this SECTION shall be deemed to be incorporated into each Note and each of the other Credit Documents (whether or not any provision of this SECTION is referred to therein). All such Credit Documents and communications relating to any Interest owed by the Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Credit Documents be automatically recomputed by the Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this SECTION.

               SECTION 10.15. Interpretation. No provision of this Agreement or any of the other Credit Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

               SECTION 10.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THE BORROWERS AND THE PARENT (A) AND EACH OF THE LENDERS AND THE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMIT TO THE


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

NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF NEW YORK, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS,
(C) WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF NEW YORK FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER CREDIT DOCUMENTS, AND (D) AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON THEM IN THE MANNER PRESCRIBED IN SECTION 10.01 FOR THE GIVING OF NOTICE TO THE BORROWERS. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWERS OR THE PARENT PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWERS OR THE PARENT, WITHIN ANY OTHER STATE OR JURISDICTION.

               SECTION 10.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               SECTION 10.18. Source of Funds -- ERISA. Each of the Lenders hereby severally (and not jointly) represents to each Borrower that no part of the funds to be used by such Lender to fund the Loans hereunder from time to time constitutes (a) assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest nor (b) any other assets of any employee benefit plan. As used in this SECTION, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in SECTION 3 of ERISA.

               SECTION 10.19. Credit Inquiries. Each Borrower and each Guarantor hereby authorize and permit the Agent and each Lender, at its discretion and without any obligation to do so, to respond to credit inquiries from third parties concerning any Borrower, any Guarantor or any of the other Subsidiaries.

               SECTION 10.20. Consequential Damages. NONE OF THE LENDERS NOR THE AGENT SHALL BE RESPONSIBLE OR LIABLE TO ANY BORROWER OR ANY GUARANTOR OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

               SECTION 10.21. Entire Agreement. This Agreement, together with the other Credit Documents, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede and replace any agreement, written or oral, existing between or among the parties hereto in respect of such subject matter.

               SECTION 10.22. Continuing Agreement; Termination.

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

               (a) This Agreement, together with all other Credit Documents, shall continue in full force and effect, notwithstanding the termination of any one, or more or all of the Commitments or the payment in full of one, or more of all of the Obligations, unless and until all Commitments have been terminated, all Letters of Credit have expired or terminated and all Obligations due and owing on the date of termination, other than any Obligations of the type described in clauses (c), (d) and
(e) of the definition of such term have been fully paid and satisfied, each in accordance with the terms and conditions hereof and of the other Credit Documents (such terminations, expirations and payment of such Obligations, other than those described in such clauses (c), (d) and (e), are the "Direct Credit Agreement Obligation Termination Events"), and upon the occurrence of all of the Direct Credit Agreement Obligation Termination Events, the Agent shall release the Liens granted pursuant to this Agreement and the other Credit Documents, subject to the provisions of paragraph (b) of this SECTION 10.22.

               (b) Notwithstanding the occurrence of all of the Direct Credit Agreement Obligation Termination Events, so long as Obligations of the type described in clauses (c) and (d) of the definition of such term (the "Surviving Obligations") are outstanding, (1) such Surviving Obligations, as well as any remaining obligations of the type described in clause (e) of the definition of Obligations (the "Other Banking Services Obligations") shall continue to be secured by the Collateral and the Agent shall continue to serve as collateral agent with respect thereto, and (2) covenants in this Agreement and the other Credit Documents pertaining to insuring, maintaining and preserving the Collateral, and the Events of Default pertaining thereto (collectively, the "Collateral Related Provisions"), shall continue in force and effect, unless and only to the extent waived by Wachovia or any other Lender or any Affiliate of either to whom any such Surviving Obligations are owed or that is the other contracting party in any agreement giving rise to such Surviving Obligations, but upon payment in full of or such waiver as to the Surviving Obligations, provided that all of the Direct Credit Agreement Obligation Termination Events have occurred and no Event of Default is then in existence, and notwithstanding the existence at such time of any unpaid Other Banking Services Obligations or anything to the contrary contained in this Agreement or the other Credit Documents, the Agent shall release the Liens granted pursuant to this Agreement and the other Credit Documents and the Collateral Related Provisions shall cease to have any further force or effect.

               (c) Any release and termination pursuant to paragraph (a) or
(b) of this SECTION 10.22 shall not discharge any remaining contingent obligations hereunder (including, without limitation, under Sections 2.12 and 10.04), which shall survive.

             [Signatures are contained on the following pages.]


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


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                            BORROWERS:

                            COMMSCOPE, INC. OF NORTH CAROLINA



                            By: /s/ Frank B. Wyatt, II                  (SEAL)
                                ----------------------------------------
                                 Name:  Frank B. Wyatt, II
                                 Title: Senior VP

                            COMMSCOPE SOLUTIONS, INC.



                            By: /s/ Frank B. Wyatt, II                  (SEAL)
                                ----------------------------------------
                                 Name:  Frank B. Wyatt, II
                                 Title: Senior VP



                            CONNECTIVITY SOLUTIONS MANUFACTURING, INC.

                            By: /s/ Frank B. Wyatt, II                  (SEAL)
                                ----------------------------------------
                                 Name:  Frank B. Wyatt, II
                                 Title: Senior VP

                            1100 CommScope Place S.E.
                            Hickory, NC 28602
                            Attention: Jearld L. Leonhardt
                                      Executive Vice President and
                                      Chief Financial Officer
                            Telecopier No.  828-323-4849
                            Confirmation No. 828-323-4874

                            With a copy to:

                            Frank B. Wyatt, II
                            Senior Vice President, General
                            Counsel and Secretary
                            CommScope Inc. of North Carolina
                            1100 CommScope Place S.E.

                            Hickory, NC 28602
                            Telecopier: 828-431-2520
                            Confirmation: 828-323-4917


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






COMMITMENT                          WACHOVIA BANK, NATIONAL ASSOCIATION,
----------                          as Agent and as a Lender (SEAL)
Revolving Loan
Commitment:  $22,297,297

Term Loan Commitment: $15,202,703   By: /s/ John Trainor
                                       ---------------------------------------
                                         Title:  Director

                                    Lending Office
                                    Wachovia Bank, National Association
                                    Mail Code: NC0479
                                    301 South College Street
                                    Charlotte, North Carolina 28288
                                    Attention: John T. Trainor
                                    Telecopier number: 704-374-2703
                                    Confirmation number: 704-383-1660





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






                                    FLEET CAPITAL CORPORATION,
                                    as Syndication Agent and as a Lender (SEAL)
Revolving Loan
Commitment:  $13,378,378

Term Loan Commitment: $9,121,622    By: /s/ Ashley Cone
                                       ---------------------------------------
                                         Title:  Vice President

                                    Lending Office
                                    300 Galleria Parkway
                                    Suite 800
                                    Atlanta, Georgia 30339
                                    Attention: Ashley Cone
                                    Telecopier number: 770-857-2947
                                    Confirmation number: 770-857-2924








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






                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as a Documentation Agent and as a Lender
                                    (SEAL)
Revolving Loan
Commitment:  $11,297,297

Term Loan Commitment: $7,702,703    By: /s/ Brian P. Schwinn
                                       ---------------------------------------
                                         Title:  Duly Authorized Signatory

                                    Lending Office
                                    General Electric Capital Corporation
                                    Corporate Financial Services
                                    201 Merritt 7 P.O. Box 48006
                                    Norwalk, CT  06856-1056
                                    Attention: Brent Chase
                                    Telecopier number: 203-956-4007
                                    Confirmation number: 203-956-4063






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






                                    HARRIS TRUST AND SAVINGS BANK,
                                    as a Documentation Agent and as a Lender
                                    (SEAL)
Revolving Loan
Commitment:  $11,297,297.30

Term Loan Commitment: $7,702,702.70 By: /s/ Raymond Feldman
                                       ---------------------------------------
                                         Title:  VP

                                    Lending Office
                                    111 West Monroe Street 5-C
                                    Chicago, Illinois 60603
                                    Attention: Raymond Feldman
                                    Telecopier number: 312-461-7934
                                    Confirmation number: 312-765-1641






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






                                    PNC BANK,
                                    as a Documentation Agent and as a Lender
                                    (SEAL)

Revolving Loan
Commitment:  $11,297,297

Term Loan Commitment: $7,702,703    By: /s/ William P. Dyer
                                       ---------------------------------------
                                         Title:  Vice President

                                    Lending Office
                                    201 South Tryon Street
                                    Suite 900
                                    Charlotte, North Carolina 28202
                                    Attention: Bill Dyer
                                    Telecopier number: 704-342-8450
                                    Confirmation number: 704-342-8431






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







                                    BRANCH BANKING AND TRUST COMPANY,
                                    as a Lender (SEAL)
Revolving Loan
Commitment:  $9,810,811

Term Loan Commitment:  $6,689,189   By: /s/ Mike Dockery
                                       ---------------------------------------
                                         Title: Vice President

                                    Lending Office
                                    106 2nd Street, NW
                                    Hickory, North Carolina 28601
                                    Attention: Michael B. Dockery
                                    Telecopier number: 828-304-5116
                                    Confirmation number: 828-304-5104







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







                                    BNP PARIBAS,
                                    as a Lender (SEAL)
Revolving Loan
Commitment:  $9,810,811

Term Loan Commitment:  $6,689,189   By: /s/ James McCann
                                       ---------------------------------------
                                         Title:  James McCann, Director



                                    By: /s/ Pamela Ovalle
                                       ---------------------------------------
                                         Title:  Pamela Ovalle, Director




                                    Lending Office
                                    1 Front Street, San Francisco, California
                                    94111
                                    Attention: Rafael C. Lumanlan
                                    Telecopier number: 415-772-1323
                                    Confirmation number: 415-296-8954






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







                                    CIBC INC.,
                                    as a Lender (SEAL)
Revolving Loan
Commitment:  $5,945,946

Term Loan Commitment:  $4,054,054   By: /s/ George Knight
                                       ---------------------------------------
                                         Title:  Managing Director

                                    Lending Office
                                    CIBC Inc.
                                    425 Lexington Avenue, 8th Floor
                                    New York, New York 10017
                                    Attention: Vincent Spencer
                                    Telecopier number: 212-856-3761
                                    Confirmation number: 212-885-4579






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







                                    WASHINGTON MUTUAL BANK,
                                    as a Lender (SEAL)
Revolving Loan
Commitment:  $5,945,946

Term Loan Commitment:  $4,054,054   By: /s/ Terri K. Lins
                                       ---------------------------------------
                                         Title:  Terri K. Lins, Vice President

                                    Lending Office
                                    376 East 400 South
                                    Suite 312
                                    Salt Lake City, Utah 84111
                                    Attention: Terri K. Lins
                                    Telecopier number: 801-239-1830
                                    Confirmation number: 801-239-1724






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







                                    FIFTH THIRD BANK,
                                    as a Lender (SEAL)
Revolving Loan
Commitment:  $5,945,946

Term Loan Commitment:  $4,054,054   By: /s/ David R. Cochran
                                       ---------------------------------------
                                         Title:  Vice President

                                    Lending Office
                                    2475 North Winds Parkway
                                    Suite 200
                                    Alpharetta, Georgia 30004
                                    Attention: David R. Cochran
                                    Telecopier number: 770-753-6057
                                    Confirmation number: 770-753-6056






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







                                    RZB FINANCE LLC,
                                    as a Lender (SEAL)
Revolving Loan
Commitment:  $2,972,973

Term Loan Commitment: $2,027,027    By: /s/ Pearl Geffers
                                       ---------------------------------------
                                         Title:  First Vice President




                                    By: /s/ Eric Salat
                                       ---------------------------------------
                                         Title:  Group Vice President

                                    Lending Office
                                    1133 Avenue of the Americas
                                    16th Floor
                                    New York, New York 10036
                                    Attention: Eric Salat
                                    Telecopier number: 212-391-9670
                                    Confirmation number: 212-845-8356



Total Revolving Loan Commitment: $110,000,000

Total Term Loan Commitment: $75,000,000



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